UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HEELYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock, $0.001 par value per share, of Heelys, Inc. (“Common Stock”)

(2)
Aggregate number of securities to which transaction applies:  28,004,373 shares of Common Stock, 40,000 of which are exercisable pursuant to outstanding options to purchase shares of Common Stock with exercise prices at or below $2.25 per share of Common Stock, and 393,321 of which are issuable pursuant to outstanding restricted stock unit awards, in each case, pursuant to the merger transaction described in this statement.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  The filing fee was calculated by multiplying 0.00013640 by the sum of: (a) 27,571,052 shares of Common Stock multiplied by $2.25 per share; (b) 393,321 shares of Common Stock underlying unvested shares of restricted stock multiplied by $2.25 per share and (c) 40,000 shares of Common Stock subject to outstanding options to purchase Common Stock with exercise prices of less than $2.25 per share multiplied by $0.25 per share (which is the difference between $2.25 and the weighted average exercise price per share of such options of $2.00).

(4)	Proposed maximum aggregate value of transaction: $63,009,839

(5)	Total fee paid: $8,594.54

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party: Heelys, Inc.

(4)	Date Filed:

2

December ___, 2012

Dear Stockholder:

Heelys, Inc. (the “Company”) previously announced a special meeting (the “Original Meeting”) of the holders (the “Stockholders”) of shares of common stock (“Common Stock”) of the Company to be held at the offices of Gardere Wynne Sewell LLP, 1601 Elm Street, Suite 3000, Dallas, Texas 75201, on Thursday, December 13, 2012 at 10:00 a.m. Central Time.

As previously announced, the Original Meeting has been canceled, and a new special meeting of the Stockholders has been set for _______, January ___, 2013, to be held at the offices of Gardere Wynne Sewell LLP, 1601 Elm Street, Suite 3000, Dallas, Texas 75201, at 10:00 a.m. Central Time (the “Meeting”).

The purpose of the Original Meeting was to, among other things, hold a vote for considering and approving (a) the sale of substantially all of the assets of the Company and its subsidiaries pursuant to the Asset Purchase Agreement, dated October 22, 2012 (the “Evergreen Purchase Agreement”), among the Company, its subsidiaries, The Evergreen Group Ventures, LLC and one of its subsidiaries (the “Sale”), (b) an amendment to the Company’s Certificate of Incorporation to change its corporate name to “HLYS Liquidation Company, Inc.,” contingent on and effective upon the consummation of the Sale and (c) the Plan of Liquidation and Dissolution adopted by the Company’s Board of Directors (the “Board”), pursuant to which the Company would be liquidated, wound up and dissolved, contingent on Stockholder approval, and the consummation, of the Sale.

As described in more detail in the enclosed proxy statement (the “Proxy Statement”), on December 7, 2012, we terminated the Evergreen Purchase Agreement and, immediately thereafter, executed an Agreement and Plan of Merger, by and among Sequential Brands Group, Inc., Wheels Merger Sub Inc. (“Merger Sub”) and the Company (as may be amended from time to time, the “Merger Agreement”).  The termination of the Evergreen Purchase Agreement followed a 30-day “go-shop” period and the determination of the Board that the transactions contemplated by the Merger Agreement constitute a “Superior Proposal,” as defined in the Evergreen Purchase Agreement, in respect of the transactions contemplated by the Evergreen Purchase Agreement.  Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), and the Company will be the surviving corporation in the Merger.

At the Meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the Merger, pursuant to which Sequential will acquire the Company.  If the Merger is completed, you will be entitled to receive $2.25 in cash, without interest and less any applicable withholding tax, for each share of Common Stock you own immediately before the effective time of the Merger (unless you have properly demanded and validly perfected your statutory rights of appraisal with respect to the Merger).

If the Merger is completed, the Common Stock will be delisted from The Nasdaq Capital Market.  In addition, the Common Stock will be deregistered under Section 12(b), and the Company’s reporting obligations will be suspended under Section 15(d), of the Securities Exchange Act of 1934, as amended.  As such, the Company will cease to be an independent, publicly-traded company.

The Company’s financial advisor, Roth Capital Partners, LLC (“Roth”), has provided an opinion (the “Fairness Opinion”) regarding the fairness, from a financial point of view, to the Stockholders of the consideration to be received by Stockholders pursuant to the Merger Agreement.  Roth has provided the Board with its opinion that as of December 6, 2012 the per share consideration to be received by the Stockholders pursuant to the Merger Agreement is fair to the Stockholders from a financial point of view.

The Board has reviewed the Merger Agreement and the Fairness Opinion, as well as other relevant materials, carefully and has unanimously concluded that the Merger, pursuant to the Merger Agreement, in its opinion, is advisable and fair to and in the best interests of the Company and its Stockholders, and that the Merger Agreement should be presented to the Stockholders for adoption.  The Board unanimously recommends that Stockholders vote to adopt the Merger Agreement and approve the Merger.

3

The Proxy Statement sets forth information about the background and details of the Merger and the terms of the Merger Agreement.  The Proxy Statement additionally requests Stockholder approval of, and contains information with respect to: (a) a non-binding advisory vote on certain executive compensation described in the Proxy Statement that is payable as a result of the Merger, as required by applicable laws, and (b) the grant of authority of the Board to adjourn the Meeting, even if a quorum is present, if necessary or appropriate in the sole discretion of the Board, including to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of adopting the Merger Agreement and approving the Merger.  The Board unanimously recommends that the Stockholders vote in favor of these additional proposals.

Your vote is important, regardless of the number of shares of Common Stock you own.  You do not need to attend the Meeting in order to vote.  Whether or not you attend the Meeting, after reading the Proxy Statement, please follow the instructions on your proxy card to submit your proxy by mail, telephone or Internet.  If you decide to attend the Meeting and desire to vote in person, please notify the Company’s Judge of Voting at the Meeting that you wish to vote in person and your previously submitted proxy will not be voted.

Please carefully consider the information set forth in the Proxy Statement and related materials and consult your financial, income tax or other professional advisors as appropriate.

On behalf of the Board, I hope that you will attend the Meeting and vote in favor of the proposals.

Sincerely,

/s/ Gary L. Martin
Gary L. Martin
Chairman of the Board of Heelys, Inc.

4

 3200 Belmeade Drive, Ste. 100
Carrollton, Texas 75006

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
REGARDING PROPOSED MERGER

TO BE HELD JANUARY ___, 2013

To the Stockholders of Heelys, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the holders (the “Stockholders”) of the common stock (“Common Stock”) of Heelys, Inc. (the “Company”) will be held on __________, January ___, 2013 at 10:00 a.m. Central Time at the offices of Gardere Wynne Sewell LLP, 1601 Elm Street, Suite 3000, Dallas, Texas 75201 (the “Meeting”), for the following purposes:

1.           To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 7, 2012, by and among Sequential Brands Group, Inc. (“Sequential”), Wheels Merger Sub Inc., a wholly owned subsidiary of Sequential (“Merger Sub”), and the Company (as may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as a wholly owned subsidiary of Sequential (the “Merger”), and approve the Merger;

2.           To consider and vote, on a non-binding, advisory basis, on certain executive compensation payable as a result of the Merger, as described in the accompanying proxy statement;

3.           To grant authority to the Board of Directors of the Company (the “Board”) to adjourn the Meeting, even if a quorum is present, if necessary or appropriate in the sole discretion of the Board, including to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of adopting the Merger Agreement and approving the Merger; and

4.           To take action on any other business that may properly come before the Meeting and any adjournment or postponement thereof.

Each share of the Common Stock issued and outstanding immediately before the effective time of the Merger (other than shares of the Common Stock owned by Sequential, Merger Sub, any other subsidiary of Sequential, the Company or any subsidiary of the Company, and shares of Common Stock held by the Stockholders, if any, who have properly demanded and validly perfected their statutory rights of appraisal with respect to the Merger) will, as a result of the Merger, be converted into the right to receive $2.25 in cash, without interest and less any applicable withholding tax.

Stockholders who do not vote in favor of the approval and adoption of the Merger Agreement will have the right to seek appraisal and payment of the fair value of their shares of Common Stock, but only if such Stockholders perfect their appraisal rights by complying with the required procedures under the Delaware General Corporation Law, as set forth in the accompanying proxy statement.

Only Stockholders who owned shares of Common Stock at the close of business on December ___, 2012, the record date of the Meeting, can vote at the Meeting or any adjournment or postponement of the Meeting.

All Stockholders are cordially invited to attend the Meeting in person.  To assure your representation at the Meeting, however, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose, or in the other manners set forth in the accompanying proxy statement.  If you later desire to revoke your proxy for any reason, you may do so in the manner provided in the accompanying proxy statement.  Your shares of Common Stock will be voted in accordance with the instructions you have given in the proxy.  You will find more instructions on how to vote in the accompanying proxy statement.

5

Accompanying this Notice of Special Meeting of the Stockholders are (a) a proxy statement and attached annexes and (b) a form of proxy (or a voting instruction form if you hold shares of Common Stock through a broker or other intermediary).

Your vote is important, regardless of the number of shares of Common Stock you own.  You do not need to attend the Meeting in order to vote.  Whether or not you attend the Meeting, after reading the Proxy Statement, please follow the instructions on your proxy card to submit your proxy by mail, telephone or Internet.  If you decide to attend the Meeting and desire to vote in person, please notify the Company’s Judge of Voting at the Meeting that you wish to vote in person and your previously submitted proxy will not be voted.

The enclosed materials require the Stockholders to make important decisions with respect to the Company.  Please read carefully the accompanying proxy statement and its annexes, because these documents contain detailed information relating to, among other things, the acquisition of the Company pursuant to the Merger Agreement.  If you are in doubt as to how to make these decisions, please consult your financial, legal or other professional advisors.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED ANY OF THE MATTERS TO BE ACTED UPON AT THE MEETING, PASSED UPON THE MERITS OR FAIRNESS OF SUCH MATTERS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

By order of the Board of Directors,

/s/ Barbara A. Nagy
Barbara A. Nagy
Corporate Secretary

Carrollton, Texas
December ____, 2012

6

PRELIMINARY PROXY MATERIAL; SUBJECT TO COMPLETION
PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies from the holders (the “Stockholders”) of shares of the common stock (“Common Stock”) of Heelys, Inc. (the “Company”) to be voted at a Special Meeting of Stockholders to be held on ____________, January ___, 2013, at 10:00 a.m. Central Time, at the offices of Gardere Wynne Sewell LLP, 1601 Elm Street, Suite 3000, Dallas, Texas 75201 (the “Meeting”).

The enclosed proxy is solicited by the Board of Directors of the Company (the “Board”).  These proxy materials have been prepared for the Board by the Company’s management.  This Proxy Statement and the enclosed proxy card are first being mailed to the Stockholders entitled to vote at the Meeting on or about _____________, 2012.

The mailing address of the Company’s principal executive office is 3200 Belmeade Drive, Ste. 100, Carrollton, Texas 75006.  The telephone number of the Company’s principal executive office is (866) 433-5464.

Capitalized terms used but not otherwise defined in this Proxy Statement have the meanings set forth in the “Glossary of Terms” section beginning on page ___ below.

Unless the context indicates otherwise, the terms “we,” ”our,” “us” or “Heelys” refer to the Company and its subsidiaries.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED ANY OF THE MATTERS TO BE ACTED UPON AT THE MEETING, PASSED UPON THE MERITS OR FAIRNESS OF SUCH MATTERS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUMMARY TERM SHEET

The following is a summary of certain information contained elsewhere in this Proxy Statement or in its annexes.  This information is not, and is not intended to be, complete.  This is a summary only and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement and the annexes hereto.  Stockholders are urged to review carefully the entirety of this Proxy Statement and all annexes hereto.  Certain capitalized terms used in this Proxy Statement have the meanings set forth in the “Glossary of Terms” section beginning on page ___ below.

Meeting
The Meeting will be held on _________, January ___, 2013 at 10:00 a.m. Central Time at the offices of Gardere Wynne Sewell LLP, 1601 Elm Street, Suite 3000, Dallas, Texas 75201, for the purposes of:

●
Considering and voting on a proposal to adopt the Agreement and Plan of Merger, dated as of December 7, 2012, by and among Sequential Brands Group, Inc. (“Sequential”), Wheels Merger Sub Inc., a wholly owned subsidiary of Sequential (“Merger Sub”), and the Company (as may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as a wholly owned subsidiary of Sequential, and each share of Common Stock will be converted into the right to receive $2.25 in cash ( (the “Merger”), and approve the Merger (the “Merger Proposal”);

7

●
Considering and voting on a non-binding, advisory proposal regarding certain executive compensation described below that is payable as a result of the Merger (the “Advisory Vote on Change of Control Compensation”);

●
Voting to grant authority to the Board to adjourn the Meeting, even if a quorum is present, in the sole discretion of the Board, including to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Merger Agreement (the “Adjournment Proposal”); and

●	Any other business that may properly come before the Meeting and any adjournment or postponement thereof.

The Record Date and Quorum

The record date for determining the Stockholders entitled to receive notice of and to vote at the Meeting is the close of business on December ____, 2012 (the “Record Date”).

A Stockholder is entitled to receive notice of, and to vote at, the Meeting if such Stockholder owned shares of Common Stock at the close of business as of the Record Date.  A Stockholder of record will have one vote for each share of Common Stock held at the close of business as of the Record Date.  At the close of business as of the Record Date, there were [27,571,052] shares of Common Stock outstanding and entitled to vote at the Meeting.

A quorum is necessary to hold the Meeting and conduct business.  The presence, either in person or represented by proxy, of Stockholders who can direct the vote of at least a majority of the outstanding shares of Common Stock as of the Record Date is considered a quorum.  A Stockholder is counted present at the Meeting if (a) the Stockholder is present and votes in person at the Meeting or (b) the Stockholder has properly submitted a proxy.

Shares of Common Stock that are not voted by the broker who is the record holder of such shares because the broker is not instructed to vote and does not have discretionary authority to vote (i.e., broker non-votes), and shares of Common Stock that are not voted in other circumstances in which proxy authority is defective or has been withheld, will be counted for purposes of establishing a quorum.

If a quorum is not present, the Meeting will be adjourned until a quorum is obtained.

In addition, even if a quorum is present, the Board may hold a vote on the Adjournment Proposal, if in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Meeting to a later date.  See “Proposal No. 3 – Adjournment.”

The Merger Agreement

Following is a summary of the principal terms of the Merger Agreement:

●
Pursuant to the Merger Agreement, Merger Sub, a wholly owned subsidiary of Sequential, will merge with and into the Company, with the Company surviving and continuing as a wholly owned subsidiary of Sequential.  Each share of Common Stock issued and outstanding immediately before the effective time of the Merger (other than shares of Common Stock owned by Sequential, Merger Sub, any other subsidiary of Sequential, the Company or any subsidiary of the Company, and shares of Common Stock held by the Stockholders, if any, who have properly demanded and validly perfected their statutory rights of appraisal with respect to the Merger) will, as a result of the Merger, be converted into the right to receive $2.25 in cash, without interest and less any applicable withholding tax.

●
All shares of Common Stock so converted will, by virtue of the Merger, be canceled and cease to exist, and each holder of a certificate representing any shares of Common Stock will cease to have any rights with respect to such certificate, other than the right to receive the $2.25 per share merger consideration upon surrender of such certificate.

●	Each outstanding share of common stock of Merger Sub will be converted into one share of Common Stock of the Company as the surviving corporation.

●	The Stockholders will no longer have any interest in, and no longer be stockholders of, the Company and will not participate in any of our future earnings or growth.

8

●
The Merger Agreement contains a number of representations and warranties of the Company to Sequential and Merger Sub, and of Sequential and Merger Sub to the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to Stockholders.  See “Proposal No. 1 – Summary of the Merger Agreement – Representations and Warranties” below.

●
The Merger Agreement contains customary conditions to closing, including, among other things, the Stockholders adopting the Merger Agreement and approving the Merger and there being no order, judgment or injunction in effect if it would make the Merger illegal or otherwise prohibit or prevent the completion of the Merger.  See “Proposal No. 1 – Summary of the Merger Agreement – Closing Conditions” below.

●
The Merger Agreement contains numerous covenants of the Company, Sequential and Merger Sub, respectively, during the period up to and including the date of closing of the Merger. The covenants that are specific to the Company generally relate to, among other things: the conduct of the Company’s business operations, and related matters, before the closing; providing Sequential and Merger Sub with access to, and deliveries of, certain information; ceasing all activity regarding alternative acquisition proposals, except with respect to unsolicited alternative acquisition proposals; holding a meeting of the Stockholders and soliciting proxies of the Stockholders to obtain the adoption of the Merger Agreement and the approval of the Merger by the Stockholders; cooperation and efforts to close the Merger, including obtaining necessary waivers, consents and approvals from, and making all necessary notices to, any government entities or third-parties; notifications to Sequential and Merger Sub of certain events; delisting and deregistration of the Common Stock; public announcements; and periodic filings with the Commission.  In addition, the Merger Agreement:

●	Provides for obtaining and maintaining “tail” insurance policies for directors’ and officers’ liability and fiduciary liability coverage after the closing of the Merger;

●	Requires Sequential to pay the Company the amount of the termination fee that the Company must pay to Evergreen, as required pursuant to the Evergreen Purchase Agreement;

●
Provides that each of Sequential and Merger Sub, on the one hand, and the Company, on the other hand, shall pay its respective expenses incurred in connection with the Merger and the transactions contemplated thereby; provided, that the Company’s expenses in respect of the Merger and the other transactions contemplated thereby must not exceed $2,250,000;

●
Restricts the Company and its subsidiaries from adopting a shareholder rights agreement, rights plan, “poison pill” or similar agreement, unless such agreement exempts from its application the Merger and the other transactions contemplated by the Merger Agreement; and

●	Obligates the surviving corporation of the Merger to satisfy the Company’s obligations under its existing severance policies for a period of one year following the closing of the Merger.

See “Proposal No. 1 – Summary of the Merger Agreement – Covenants” and “Proposal No. 1 – Summary of the Merger Agreement – No-Shop” below.

●
Sequential, Merger Sub and the Company may terminate the Merger Agreement under specified circumstances, including if the Merger has not occurred on or before March 15, 2013, and the Company may terminate the Merger Agreement if the Company receives an acquisition proposal that the Board determines in good faith is a Superior Proposal to the Merger Agreement.  If we terminate the Merger Agreement because we receive such an acquisition proposal, we must pay Sequential a $900,000 termination fee, or, in certain circumstances, we must reimburse Sequential’s and Merger Sub’s out-of-pocket expenses incurred in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, not to exceed $450,000.  See “Proposal No. 1 – Summary of the Merger Agreement – Termination of the Merger Agreement; Termination Fee” below.

●
Sequential has agreed to contribute cash to Merger Sub in an amount which, together with the cash held by the Company, will be sufficient to pay, among other things, the aggregate merger consideration to our Stockholders in accordance with the Merger Agreement upon closing of the Merger.  See “Proposal No. 1 – Summary of the Merger Agreement – Covenants” and “Proposal No. 1 – Equity Commitment” below.

9

●
Pursuant to the Merger Agreement, two of our Stockholders, Capital Southwest Venture Corporation, which currently owns 9,317,310 shares of Common Stock, or approximately 33.79% of the issued and outstanding Common Stock, and Patrick F. Hamner, one of the Company’s directors who currently owns 363,150 shares of Common Stock, or approximately 1.3% of the issued and outstanding Common Stock (and who currently holds options to purchase an additional 790,000 shares of Common Stock, or approximately 2.9% of the issued and outstanding Common Stock), have executed voting agreements with respect to the Merger Agreement.  See “Proposal No. 1 – The Merger – Voting Agreements” below.

Treatment of Stock Options and Restricted Stock Units

The Merger Agreement provides that, at the effective time of the Merger, each then-outstanding option to purchase Common Stock not previously exercised, whether or not then vested, will be canceled and converted into the right to receive a cash payment, less any applicable withholding tax and without interest, equal to (a) the excess, if any, of $2.25 over the per share exercise price of such stock option multiplied by (b) the number of shares of Common Stock subject to such stock option.

Under the Merger Agreement, holders of the Company’s vested restricted stock units will receive an amount equal to $2.25, multiplied by the number of shares of Common Stock subject to the restricted stock unit.

Vote Required to Adopt the Merger Agreement

Adoption of the Merger Agreement and approval of the Merger requires the affirmative vote of the holders of a majority of all of the shares of our Common Stock issued and outstanding as of the Record Date.  Pursuant to the voting agreements described above, holders of approximately 35.1% of our outstanding Common Stock have agreed to vote in favor of adoption of the Merger Agreement and approval of the Merger.

Board Approval; Fairness Opinion

The Board engaged Roth, an independent investment banking firm, to evaluate the Merger and to provide its opinion as to the fairness, from a financial point of view, to the Stockholders of the consideration to be paid to the Stockholders pursuant to the Merger Agreement.  Roth delivered to the Board its opinion that, subject to the limitations set forth in its opinion, as of December 6, 2012, the per share consideration to be received by the Stockholders pursuant to the Merger Agreement is fair to the Stockholders from a financial point of view.  See “Proposal No. 1 – The Merger – Opinion of Our Financial Advisor” below.

The Board, taking into account the fairness opinion received from Roth, unanimously approved and authorized the Merger Agreement and the Merger.  The Board unanimously recommends that Stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger.  See “Proposal No. 1 – The Merger – Recommendation of our Board” below.

Payment for Shares of Common Stock

Promptly following the effective time of the Merger, a paying agent will mail to you a letter of transmittal and instructions.  The letter of transmittal will tell you how to surrender your stock certificates representing Common Stock in exchange for the merger consideration.  You should not return your stock certificates with the proxy card.  Please follow the instructions in the letter of transmittal for the return of your stock certificates or the book entry transfer of any uncertificated shares.

Material Accounting Treatment

The Merger will be accounted for as a purchase under generally accepted accounting principles.  The purchase price will be assigned to the fair value of the net tangible and intangible assets acquired, with any amounts in excess thereof being assigned to goodwill.  Goodwill will be capitalized unless and until it is deemed to be impaired, in which case the impairment will be measured and any such amount will be charged against current earnings.

10

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders

The exchange of shares of Common Stock for cash pursuant to the Merger Agreement generally will be a taxable transaction for U.S. federal income tax purposes.  U.S. persons who exchange their shares of Common Stock for cash in the Merger will recognize gain or loss in an amount equal to the difference, if any, between the cash received in the Merger and their adjusted tax basis in their shares of Common Stock surrendered.  Currently, the maximum federal income tax rate for long-term capital gain for individuals is 15%, but it is scheduled to increase to 20% in 2013.  Also, starting in 2013 the Medicare tax of 3.8% will apply to capital gain income for high income individuals, estates and most trusts.  Because individual circumstances may differ, we urge you to consult your tax advisor for a complete analysis of the effect of the Merger on your U.S. federal, state and local and non-U.S. taxes.  See “Proposal No. 1 – The Merger – Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders.”

WE URGE EACH STOCKHOLDER TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER.

Termination of the Evergreen Purchase Agreement

On October 22, 2012, the Company and its subsidiaries entered into the Evergreen Purchase Agreement, pursuant to which we agreed, among other things, to sell substantially all of the operating assets of the Company and its subsidiaries (excluding the Company’s cash and marketable securities), subject to the approval of our Stockholders.  The completion of the asset sale transaction under the Evergreen Purchase Agreement would effect a Plan of Liquidation and Dissolution (the “Plan of Dissolution”) adopted by our Board to liquidate, wind up and dissolve the Company, subject to the approval of our Stockholders.

The Evergreen Purchase Agreement provided total consideration for the operating assets of the Company and its subsidiaries (excluding the Company’s cash and marketable securities) of $13.9 million in cash, plus the assumption of certain specified liabilities, all subject to an adjustment based upon the working capital of the Company as of the closing of the asset sale transaction.  Under the terms of the Evergreen Purchase Agreement, the amount ultimately received by Stockholders would be subject to a working capital adjustment (that was likely to have resulted in a reduction of the purchase price) and the liquidation of the Company’s remaining assets over a period that could last up to ten years under the terms of the Plan of Dissolution.  See “Proposal No. 1 – The Merger – Reasons for the Merger” below.

Under the terms of the Evergreen Purchase Agreement, for the 30-day period commencing on the date of the Evergreen Purchase Agreement, we were permitted to initiate, solicit and encourage inquiries, proposals or offers that could constitute an alternative transaction proposal (or engage in other efforts or attempts that could lead to an alternative transaction proposal).  During this go-shop period, Sequential submitted a proposal to purchase substantially all of our assets and liabilities, which our Board determined, for various reasons, did not constitute a “Superior Proposal,” as defined in the Evergreen Purchase Agreement.  Subsequently, Sequential submitted a revised proposal for Sequential to commence a tender offer for a cash purchase price of $0.30 per share in cash, in addition to a $2.00 per share cash dividend to be declared and paid by the Company before the consummation of the tender offer.  The purchase of shares of Common Stock pursuant to the tender offer would be followed by a merger of a subsidiary of Sequential into the Company, and any remaining shares of Common Stock would be converted into the right to receive the same per share consideration that other Stockholders received in Sequential’s tender offer.  The Board carefully considered Sequential’s revised offer and explored with Sequential a one-step merger that could lead to more certainty of the consideration to be received by the Stockholders.  Sequential then submitted a further revised proposal to acquire all of the outstanding shares of our Common Stock at a price of $2.25 per share pursuant to a one-step merger transaction under the Merger Agreement.  See “Proposal No. 1 – The Merger – Background of the Merger Proposal” below.

Following subsequent negotiations with Sequential regarding the terms of the Merger Agreement, on December 7, 2012, we terminated the Evergreen Purchase Agreement after complying with the terms of the Evergreen Purchase Agreement, entered into a termination agreement with Evergreen, pursuant to which the parties agreed to terminate the Evergreen Purchase Agreement, and paid Evergreen a $475,000 termination fee.  Immediately following execution of the termination agreement with Evergreen, the Company entered into the Merger Agreement.

Pursuant to the Evergreen Purchase Agreement, we are obligated to pay, and have paid, a termination fee to Evergreen.  Pursuant to the Merger Agreement, on December 12, 2012, Sequential reimbursed us the termination fee.

Recommendation of our Board

Following its determination that the transactions contemplated by the Merger Agreement constitute a “Superior Proposal,” as defined in the Evergreen Purchase Agreement, in respect of the transactions contemplated by the Evergreen Purchase Agreement, our Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable and in the best interests of the Company and the Stockholders, (ii) authorized and approved in all respects the Merger Agreement, and authorized and directed the execution of the Merger Agreement and any other ancillary agreements contemplated thereby to which the Company is a party, and (iii) resolved to recommend that Stockholders adopt the Merger Agreement and approve the Merger and any other matters related to the foregoing that require the approval of Stockholders.  Our Board unanimously recommends that Stockholders vote “FOR” the proposal to adopt the Merger Agreement.

11

In reaching its determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and the Stockholders and its decision to adopt the Merger Agreement and recommend its adoption (and the Merger’s approval) to Stockholders, our Board evaluated a variety of business, financial and market factors, including that the transactions contemplated by the Merger Agreement constitute a “Superior Proposal,” as defined in the Evergreen Purchase Agreement, in respect of the transactions contemplated by the Evergreen Purchase Agreement, as described more fully below.  See “Proposal No. 1 – The Merger – Background of Merger” and “Proposal No. 1 – The Merger – Reasons for the Merger.”

Litigation Relating to the Evergreen Purchase Agreement

Following the announcement that we entered into the Evergreen Purchase Agreement with Evergreen, a stockholder class action suit was filed against each of the Company’s directors, the Company and Evergreen alleging, among other things, that our directors violated their fiduciary duties and did not disclose all material information with respect to the proposed asset sale pursuant to the Evergreen Purchase Agreement.  In addition, the plaintiff alleged that the Company and Evergreen aided and abetted our directors in the alleged wrongdoing.  The plaintiff seeks injunctive relief and unspecified damages.  The Company and its directors deny the allegations and intend to defend the lawsuit vigorously.

Appraisal Rights

Under Section 262 of the DGCL, Stockholders who do not vote in favor of the proposal to adopt the Merger Agreement and approve the Merger have appraisal rights with respect to their shares of Common Stock if the Merger is completed, but only if they comply with all requirements of the DGCL.  See “Rights of Appraisal” below.

Delisting and Deregistration of Common Stock

As a result of the Merger, you will not own any shares of capital stock of Sequential and you will not have any rights as a stockholder of the Company as the surviving corporation following the consummation of the Merger.

If the Merger is completed, the Common Stock will be delisted from The Nasdaq Capital Market.  In addition, the Common Stock will be deregistered under Section 12(b), and the Company’s reporting obligations will be suspended under Section 15(d), of the Exchange Act.  As such, the Company will cease to be an independent, publicly-traded company.

Interests of Certain Persons in Matters to be Acted Upon

Other than as set forth herein, the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director, executive officer or any associate or affiliate of any of the foregoing in any matter, to be acted upon at the Meeting.

The Merger would result in certain compensation being payable to the Company’s executive officers, one of whom is a member of our Board. See “Proposal No. 2 – Advisory Vote on Change of Control Compensation.”  For purposes of the compensation payable to the Company’s executive officers, the Board has determined, upon the recommendation of the compensation committee of the Board, to deem the Merger effective in 2012 for purposes of the vesting and payment calculations in respect of certain of the Company’s compensation plans and awards.  An effect of deeming the Merger to be effective in 2012, as opposed to effective in 2013, with respect to such plans and awards is that the Merger would result in increased compensation being payable to our employees under such plans and awards.  For Thomas C. Hansen, our Chief Executive Officer and a member of the Board, that increased compensation totals $531,311, and for Craig D. Storey, our Chief Financial Officer, that increased compensation totals $126,060.  In determining to deem the Merger to be effective in 2012 under such plans and awards, the Board desired to maximize the compensation payable to its employees under such plans and awards as appreciation for their continued support of the Company and assistance with a transaction process for Stockholders that was longer and more complex than anticipated.  The Board considered that such increased compensation would have been payable to the executives in 2012 had the Company not terminated the Evergreen Purchase Agreement to enter into the Merger Agreement, and that employees should not be disadvantaged by the pursuit of a more favorable transaction for Stockholders.

Two of the Company’s directors, Gary L. Martin and Glenn M. Neblett, are employed by Capital Southwest Corporation, and one of our other directors, Richard F. Strup, is a director of Capital Southwest Corporation.  Capital Southwest Corporation is an affiliate of Capital Southwest Venture Corporation, a Stockholder.  Patrick F. Hamner, also one of our directors, previously was employed by Capital Southwest Corporation and the Company.  Capital Southwest Venture Corporation currently owns approximately 33.79% of our current issued and outstanding Common Stock.  Mr. Hamner currently owns approximately 1.3% of our current issued and outstanding Common Stock (and currently exercisable options to purchase, at a price of $4.05 per share, approximately 2.9% more of our current issued and outstanding Common Stock).

12

Capital Southwest Venture Corporation and Mr. Hamner each has entered into a voting agreement with Sequential irrevocably agreeing, among other things, to vote its and his shares in favor of the adoption of the Merger Agreement and the approval of the Merger.  See “Proposal No. 1 – The Merger – Summary of the Merger Agreement – Voting Agreements” below.

The Company’s directors and officers are entitled to indemnification for a period of time after the closing of the Merger, including with respect to actions taken in connection with the approval of the Merger Agreement and the transactions to be completed in connection with the Merger.  In addition, under the Merger Agreement, “tail” insurance policies for directors’ and officers’ liability and fiduciary liability coverage must be maintained after the closing of the Merger.  See “Proposal No. 1 – The Merger – Summary of the Merger Agreement – Covenants” below.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement and the proxy card.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to such beneficial owners.  We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners.

We currently do not intend to employ any proxy solicitation firms to assist with soliciting the return of proxies from Stockholders.  Original solicitation of proxies by mail may be supplemented by telephone, email, facsimile or personal solicitation by our directors, officers or other regular employees. We will not pay any additional compensation to any of our officers, directors or regular employees for such services.

Risk Factors

For a description of certain risk factors in respect of the business of the Company and its subsidiaries, see the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on March 21, 2012.  For a description of certain risk factors in respect of the Merger Agreement, the Merger and related matters, see “Risk Factors” below.

Annex A
Agreement and Plan of Merger, dated December 7, 2012, by and among the Company, Sequential Brands Group, Inc. and Wheels Merger Sub Inc.  The foregoing exhibit excludes a confidential disclosure letter that is part of the Merger Agreement.

Annex B	Opinion of Roth Capital Partners, LLC.

Annex C	Section 262 of the Delaware General Corporation Law.

13

GLOSSARY OF TERMS

All capitalized terms used in this Proxy Statement but not otherwise defined in this Proxy Statement have the following meanings:

“2006 Plan” means the Heelys, Inc. 2006 Stock Incentive Plan, as amended and restated as of May 20, 2010.
“Affiliates” has the meaning set forth in the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“DGCL” means the Delaware General Corporation Law.

“EPS” means earnings per share of Common Stock.

“Evergreen” means The Evergreen Group Ventures, LLC.

“Evergreen Purchase Agreement” means the Asset Purchase Agreement, dated as of October 22, 2012, by and among Evergreen, a wholly owned subsidiary of Evergreen, the Company and its subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Order” has the meaning set forth in the Merger Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Roth” means Roth Capital Partners, LLC, the Company’s financial advisor in connection with the Merger.

“Securities Act” means the Securities Act of 1933, as amended.

“Superior Proposal” has the meaning set forth in the Merger Agreement.

“Taxes” has the meaning set forth in the Merger Agreement.

“Transaction Documents” has the meaning set forth in the Merger Agreement.

FORWARD-LOOKING STATEMENTS

This Proxy Statement, including the “Summary Term Sheet” above, contains forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act regarding, among other things, the Merger and related matters, all of which are based on information currently available to the Company’s management as well as management’s assumptions and beliefs.  For this purpose, any statements contained in this Proxy Statement that are not statements of historical fact may be deemed to be forward-looking statements.  When used in this Proxy Statement and in documents incorporated by reference herein, forward-looking statements include, without limitation, statements regarding our expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions.  Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties.  Risks, uncertainties and other factors with respect to the Merger Agreement, the Merger and related matters include, but are not limited to, the following:

●
The occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement under circumstances that could require us to pay a $900,000 termination fee and reimburse up to $450,000 of certain of Sequential’s expenses under certain circumstances;

●	The outcome of any legal proceedings that have been or may be instituted against the Company, our directors and others relating to the Evergreen Purchase Agreement and/or Merger Agreement;

14

●	The timing of, and conditions associated with, the completion of the Merger;

●
The inability to complete the Merger due to the failure to obtain Stockholder adoption of the Merger Agreement and approval of the Merger or the failure to satisfy other conditions to consummation of the Merger;

●	The failure of the Merger to close for any other reason;

●	The failure of Sequential or Merger Sub to obtain sufficient funds to close the Merger;

●	The pending Merger may disrupt current plans and operations, including customer relationships, and we may face difficulties in retaining key employees;

●	The Merger Agreement’s contractual restrictions on the conduct of our business before the completion of the Merger;

●	The possibility that alternative acquisition proposals will or will not be made;

●	The possible adverse effect on our business and the price of our Common Stock if the Merger is not completed in a timely matter or at all;

●	The amount of the costs, fees, expenses and charges related to the Merger;

●	The Merger may not be completed even if the Stockholders adopt the Merger Agreement and approve the Merger;

●	If the Merger is not completed, our business could be materially and adversely affected and our stock price could decline;

●	The fact that there is a Merger pending could have an adverse effect on our business, revenue and results of operations;

●	If the Merger occurs, our Stockholders will not be able to participate in any upside to our business;

●	The Company may not receive any competing transaction proposals or Superior Proposals, including as a result of the termination fee payable to Sequential;

●
A lawsuit has been filed against the Company, its directors and Evergreen challenging the Evergreen Purchase Agreement, and any amendment of that lawsuit, and/or a new lawsuit, to challenge the Merger Agreement and an adverse judgment in any such lawsuit may prevent the Merger from becoming effective or from becoming effective within the expected timeframe;

●	Our directors and executive officers may have interests that are different from, or in addition to, those of Stockholders generally in connection with the Merger; and

●	The other risks set forth in the discussion of risk factors herein (see “Risk Factors” below).

Stockholders are urged to consider these risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements.  The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise.  The Company undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the Company, the Merger Agreement or the Merger.

15

CAUTIONARY STATEMENT

Unless otherwise stated, the information contained in this Proxy Statement, including the “Summary Term Sheet” above, is given as of December ___, 2012.  No person has been authorized to give information or to make any representations in connection with matters to be considered at the Meeting other than those contained in this Proxy Statement and, if given or made, any such information or representations should not be relied upon in making a decision as to how to vote on the matters to be considered at the Meeting or be considered to have been authorized by the Company, or its directors or officers.

Stockholders should not construe the contents of this Proxy Statement as legal, tax or financial advice and should consult with their own professional advisors as to the relevant legal, tax, financial or other matters in connection with the Meeting, the Merger Agreement, the Merger and the other matters set forth in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE MEETING

The following are some questions that you, as a Stockholder, may have regarding the proposals contained in this Proxy Statement and brief answers to those questions.  It constitutes a summary of certain information in this Proxy Statement, and we urge you to read carefully this entire Proxy Statement (including supplemental materials, if any), and the annexes hereto, and the documents referred to or incorporated by reference in this Proxy Statement, because the information in this section does not provide all of the information that may be important to a Stockholder with respect to the matters set forth in this Proxy Statement.

MEETING

What am I being asked to vote on?

At the Meeting, Stockholders will be asked to vote on the matters set forth in the Notice of Special Meeting of Stockholders that preceded this Proxy Statement.  The matters scheduled to be voted on are as follows:

1.	the Merger Proposal;

2.	the Advisory Vote on Change of Control Compensation Proposal;

3.	the Adjournment Proposal; and

4.
any other business that may properly come before the meeting and any adjournment or postponement thereof (though, as of the date hereof, the Board knows of no other business to be presented for consideration at the Meeting).

If any matters other than those referred to in the accompanying Notice of Meeting and this Proxy Statement should properly come before and be considered at the Meeting, it is intended that proxies in the form the Company provides to Stockholders will be voted thereon in accordance with the judgment of the person voting such proxies.

The Board is asking you to vote on these proposed items of business.  This Proxy Statement, including its annexes, and the enclosed form of proxy are first being sent to Stockholders on or about _____________, 2012.

How does the Board recommend that I vote?

The Board recommends a vote “FOR” each of proposals 1, 2 and 3 set forth above.

Who is entitled to vote at the Meeting?

The Board has set December ___, 2012 as the Record Date for the Meeting.  If you were a Stockholder of record at the close of business on December ___, 2012, you are entitled to vote at the Meeting.  You have one vote for each share of Common Stock you held as of the Record Date.

As of the Record Date, [27,571,052] shares of Common Stock were issued and outstanding.  The Company does not have any other class of capital stock outstanding.

How many shares of Common Stock must be present to hold the Meeting?

A quorum is necessary to hold the Meeting and conduct business.  The presence, either in person or represented by proxy, of Stockholders who can direct the vote of at least a majority of the outstanding shares of Common Stock as of the Record Date is considered a quorum.  A Stockholder will be counted present at the Meeting if:

16

●	the Stockholder is present and votes in person at the Meeting; or

●	the Stockholder has submitted a proxy properly.

Shares of Common Stock that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote and does not have discretionary authority to vote (i.e., broker non-votes), and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld, will be counted for purposes of establishing a quorum.

If a quorum is not present, the Meeting will be adjourned until a quorum is obtained.

In addition, even if a quorum is present, the Board may hold a vote on the Adjournment Proposal, if in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Meeting to a later date.  See “Proposal No. 3 – Adjournment.”

What is the difference between a Stockholder of record and a “street name” holder?

If your shares of Common Stock are registered directly in your name, you are considered the Stockholder of record with respect to those shares.

If any of your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are still considered the beneficial owner of those shares, but those shares are held in “street name.”

How do I vote my shares of Common Stock?

If you are a Stockholder of record, you can vote your shares of Common Stock without having to attend the Meeting by providing a proxy.  This can be done by telephone, by Internet or by mailing in your signed proxy card before the Meeting.  You may also vote in person at the Meeting. The enclosed proxy card contains instructions for voting by telephone or Internet.

If you hold your shares of Common Stock in street name, you can vote your shares of Common Stock only by following the procedures indicated to you by your broker or nominee on the voting instruction card.

What if multiple Stockholders have the same address?

If you and other residents at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one Proxy Statement.  This practice is known as “householding,” and is designed to reduce our printing and postage costs.  However, if any Stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or future proxy statements or annual reports, such Stockholder may submit a request to our Corporate Secretary by writing to: Corporate Secretary, Heelys, Inc., 3200 Belmeade Drive, Ste. 100, Carrollton, Texas 75006.  Additional copies of this Proxy Statement will be provided as promptly as possible upon receipt of such request.

Stockholders residing at the same address who received multiple copies of this Proxy Statement and wish to receive only one copy of future proxy statements may submit a request to our Corporate Secretary by writing to the address above.  If you received one copy of the Proxy Statement and multiple copies of the proxy card, please do not contact our Corporate Secretary; information regarding the receipt of multiple proxy cards is included below.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, this means that you hold shares of Common Stock registered in more than one account.  To ensure that all of your shares of Common Stock are voted, sign and return each proxy card you receive. If you wish to consolidate your accounts, please contact our stock transfer agent, American Stock Transfer & Trust Company, LLC, 6201 – 15th Avenue, Brooklyn, New York 11219 or by telephone at either (718) 921-8124 or toll-free at (800) 937-5449.

In addition to a proxy card, you may also receive a “voting instructions” card which looks very similar to a proxy card.  Voting instructions are prepared by brokers, banks or other nominees for Stockholders who hold shares of Common Stock in street name.

17

Can I vote my shares of Common Stock in person at the Meeting?

Yes.  If you are a Stockholder of record, you may vote your shares of Common Stock at the Meeting by completing a ballot at the Meeting.  However, even if you currently plan to attend the Meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide not to attend, or cannot attend, the Meeting.

If you hold any shares of Common Stock in street name, you may vote those shares in person at the Meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote such shares at the Meeting.

What vote is required to approve the Merger Proposal, the Advisory Vote on Change of Control Proposal, the Adjournment Proposal and any other proposals that will be made at the Meeting?

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business.  Shares of Common Stock represented by proxies that contain one or more abstentions or broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum for the Meeting. Only Stockholders of record at the close of business on December ___, 2012, the Record Date, are entitled to notice of, and to vote at, the Meeting and at any adjournments or postponements of the Meeting.  As of December ___, 2012, there were [27,571,052] shares of our Common Stock outstanding.  Each share of Common Stock is entitled to one vote per share on all matters presented to our Stockholders for approval.  The Company has no other class of voting securities outstanding.

The Merger Proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock issued and outstanding as of the Record Date.  The Adjournment Proposal will be approved if it receives an affirmative vote of a majority of shares of Common Stock present or represented and entitled to vote at the Meeting. The Advisory Vote on Change of Control Proposal, which is non-binding, will become effective if it receives the affirmative vote of the holders of a majority of the shares of Common Stock present in person at the Meeting or represented by proxy and entitled to vote on that proposal.

Broker non-votes occur when nominees, such as brokers and banks, holding shares on behalf of “street name” owners do not receive voting instructions from those owners regarding a matter and do not have discretionary authority to vote on the matter under Nasdaq Stock Market rules, but who submit a proxy.  With respect to the Advisory Vote on Change of Control Proposal and the Adjournment Proposal, broker non-votes and abstentions will be counted to determine a quorum, but will not be counted as votes for or against any proposal and therefore have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

With respect to the Merger Proposal, only shares affirmatively voted “FOR” the proposals will be counted as favorable votes. Shares of our Common Stock held by persons attending the Meeting but not voting, broker non-votes and shares of our Common Stock for which we received proxies but with respect to which holders of those shares have abstained from voting, will have the same effect as votes “AGAINST” the Merger Proposal for purposes of determining whether or not the requisite vote was received.

If you hold your shares of our Common Stock through a broker and wish to vote on the proposals described in this Proxy Statement that are “non-routine,” including the Merger Proposal, you must instruct your broker how to vote your shares.  IF YOU FAIL TO INSTRUCT YOUR BROKER HOW TO VOTE WITH RESPECT TO THE MERGER PROPOSAL, THE RESULTING BROKER NON-VOTE ON SUCH PROPOSAL WILL HAVE THE EFFECT OF A VOTE “AGAINST” SUCH PROPOSAL.

What are broker non-votes?

If any of your shares of Common Stock are held by a broker, the broker may require your instructions in order to vote those shares.  If you give the broker instructions, your shares of Common Stock that are held by the broker will be voted on a proposal as you direct.  If you do not give instructions, your shares of Common Stock that are held by the broker will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote.

How are votes counted?

Stockholders may also vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals at the Meeting.

18

If you vote “ABSTAIN,” your shares of Common Stock will be counted as present at the Meeting for the purposes of determining a quorum.  Also, if you “ABSTAIN” from voting on the proposals, your abstention has the same effect as a vote against those proposals.

If you hold any shares of Common Stock in street name and do not provide voting instructions to your broker with respect to those shares, but the broker submits a proxy for the Meeting, those shares will be counted as present at the Meeting for the purpose of determining a quorum but will not be voted on any proposal on which your broker does not have discretionary authority to vote.  Such a broker non-vote will have the effects described above.

What if I do not specify on my proxy card how I want my shares of Common Stock voted?

If you do not specify on your returned proxy card how you want to vote your shares of Common Stock, the persons named as proxies on the card will vote the shares as recommended by our Board:

●	“FOR” the Merger Proposal;

●	“FOR” the Advisory Vote on Change of Control Compensation Proposal; and

●	“FOR” the Adjournment Proposal.

Can I change my vote?

Yes.  You may change your vote and revoke your proxy at any time before it is voted at the Meeting in any of the following ways:

●	by delivering a written notice of revocation to the Company’s Corporate Secretary;

●	by submitting another properly signed proxy card at a later date to our Corporate Secretary;

●	by voting again by telephone or Internet by 11:59 p.m., Eastern Time, on _________ ___, 2013; or

●	by attending and voting in person at the Meeting.

Attendance at the Meeting will not, by itself, revoke a proxy.

Who pays the cost of proxy preparation and solicitation?

The Company pays for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners.

The proxies are being solicited by mail.  In addition, proxies may be solicited personally by some of our directors, officers and regular employees.  These individuals will receive no additional compensation beyond their regular salaries for these services.

THE MERGER PROPOSAL

What is the proposed Merger transaction?

The proposed transaction is the acquisition of the Company and its subsidiaries by Sequential pursuant to the Merger Agreement. If the Merger Agreement is adopted by our Stockholders and the Merger is approved, and the other closing conditions under the Merger Agreement have been satisfied or waived, at the effective time of the Merger, Merger Sub, a wholly-owned subsidiary of Sequential, will merge with and into the Company. The Company will be the surviving corporation of the Merger and will continue as a wholly owned subsidiary of Sequential following the effective time of the Merger.

19

Why did the Company enter into the Merger Agreement?

Entering into the Merger Agreement is the result of a broad review by the Board of various strategic alternatives available to the Company, including the solicitation of alternative transaction proposals during the “go-shop” period following the Company’s entry into the Evergreen Purchase Agreement.  The Board determined that a sale transaction would provide the greatest benefits to the Stockholders and eliminate future business risk.  The Board further determined that the sale of the Company pursuant to the Merger Agreement constitutes a “Superior Proposal,” as defined in the Evergreen Purchase Agreement, to the transaction contemplated by the Evergreen Purchase Agreement.  As such, the Board believes, among other things, that the Merger would maximize stockholder value.  See “Proposal No. 1 – The Merger – Background of the Merger” and “Proposal No. 1 – The Merger – Reasons for the Merger” below.

What will I receive in the Merger?

Upon completion of the Merger, you will be entitled to receive $2.25 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that you owned immediately before the effective time of the Merger, unless you have properly demanded and validly perfected your statutory rights of appraisal with respect to the Merger.  For example, if you owned 1,000 shares of Common Stock immediately before the effective time of the Merger, you will receive $2,250 in cash in exchange for your shares of Common Stock, without interest and less any applicable withholding taxes, in connection with the Merger.  After the Merger, you will not own any shares of capital stock in the Company, as the surviving corporation of the Merger, or in Sequential, whether or not you vote in favor of the Merger Proposal.

When will I receive the cash consideration for my shares of Common Stock?

After the Merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares of Common Stock for the cash consideration payable in connection with the Merger.  When you properly return and complete the required documentation described in the written instructions, you will receive from the paying agent a payment of the cash consideration for your shares of Common Stock.  Please do not send your certificates to the Company or any third-party now.

Will I own any shares of Common Stock after the Merger?

No.  You will not own any shares of Common Stock after the Merger.  You will be paid cash for any shares of Common Stock you own, upon your compliance with the written instructions and letter of transmittal that will be sent to you following the Merger.  After the Merger, the certificates representing the formerly outstanding shares of Common Stock will represent only the right to receive the cash merger consideration.

Will I own any shares of Sequential’s capital stock after the Merger?

No.  You will own shares of Sequential’s capital stock only if you own shares of Sequential’s capital stock before the Merger.  The shares of Sequential’s common stock that you own, if any, before the Merger will be unaffected as a result of the Merger. You will not be issued any shares of Sequential’s capital stock as a result of the Merger.

What happens to my stock options in the Merger?

Upon the completion of the Merger, all outstanding options to purchase shares of Common Stock will fully vest and be canceled. For stock options that have exercise prices at or above $2.25 per share, no cash or other consideration will be paid to the holders of such options.  For stock options that have exercise prices below $2.25 per share, the holder of the stock option will receive an amount equal to the difference between the exercise price and $2.25, multiplied by the number of shares of Common Stock subject to the stock option, reduced by the required amount of withholding tax, if any.

What happens to my restricted stock units in the Merger?

Upon the completion of the Merger, certain of the outstanding restricted stock units of the Company will fully vest and be canceled.  The holders of such restricted stock units will receive an amount equal to $2.25, multiplied by the number of shares of Common Stock subject to the restricted stock unit, reduced by the required amount of withholding tax, if any.

What does the Board recommend regarding the Merger Proposal?

The Board has determined that the terms and provisions of the Merger Agreement and related transaction documents, in its opinion, are fair to, advisable and in the best interests of, the Company and its Stockholders.  This determination was made by a unanimous vote of all of the members of the Board.  The Board recommends that each Stockholder vote “FOR” the Merger Proposal.

20

What are the effects of the Merger on the Company?

If the Merger is completed, the Company will become a wholly owned subsidiary of Sequential, and the Common Stock will be delisted from The Nasdaq Capital Market.  In addition, the Common Stock will be deregistered under Section 12(b), and the Company’s reporting obligations will be suspended under Section 15(d), of the Exchange Act.  As such, the Company will cease to be an independent, publicly-traded company.

Am I entitled to appraisal rights?

Yes. Under Delaware law, you have the right to seek appraisal of the fair value of your shares of Common Stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if you submit a written demand for an appraisal before the vote on the Merger Agreement, do not vote in favor of adopting the Merger Agreement and approving the Merger and comply with the Delaware law procedures explained elsewhere in this Proxy Statement.  See “Appraisal Rights” below.

What will happen if the Stockholders do not adopt the Merger Agreement and approve the Merger?

If the Merger is not completed, the Company will remain an independent publicly-traded company, our Common Stock will continue to be registered under the Exchange Act and, provided we continue to comply with applicable continued listing requirements, we will remain listed and traded on The Nasdaq Capital Market.

In addition, pursuant to the terms of the Merger Agreement, if the Company fails to obtain Stockholder adoption of the Merger Agreement and approval of the Merger, the Merger will not occur.  In such event, the Board would have to evaluate the alternatives available to the Company, including, among other alternatives, the possibility of investing in another operating business.  In addition, pursuant to the Merger Agreement, if the Stockholders do not approve the Merger and either Sequential or the Company terminates the Merger Agreement under certain circumstances described in the Merger Agreement, including the Company pursuing a transaction that is superior to the transaction contemplated by the Merger Agreement, the Company will owe Sequential a termination fee equal to $900,000.  Under certain circumstances, if the Merger Agreement is terminated, the Company may be required to reimburse Sequential’s and Merger Sub’s out-of-pocket expenses incurred in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, not to exceed $450,000.

What are the material terms of the Merger Agreement?

See the section of this Proxy Statement entitled “Proposal No. 1 – The Merger – Summary of the Merger Agreement” below.

Are there any risks to the Merger?

Yes.  Please read carefully the section of this Proxy Statement below entitled “Risk Factors” and similar discussions in this Proxy Statement.

What are the tax consequences of the Merger to the Stockholders?

For U.S. federal income tax purposes, generally, subject to the more complete summary referenced in the next sentence, you will recognize a taxable gain or loss as a result of the Merger measured by the difference, if any, between the total amount of cash you receive in the Merger for your shares of Common Stock and your aggregate adjusted tax basis in those shares.  See “Proposal No. 1 – The Merger – Certain U.S. Federal Income Tax Consequences of a Merger to Our Stockholders” below.

When do you expect the Merger to be completed?

We are working with Sequential to complete the Merger as soon as practicable following the Meeting.  In addition to obtaining Stockholder approval, all closing conditions under the Merger Agreement must be satisfied or waived.  We cannot assure you that all conditions to the Merger will be satisfied or, if satisfied, as to the date by which they will be satisfied.

Should I send in my stock certificates now?

No.  After the Merger is completed, you will receive written instructions, including a letter of transmittal, for exchanging your shares of Common Stock for the merger consideration of $2.25 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock.  Please do not send your certificates to the Company or any third-party now.  If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effectuate the surrender of your “street name” shares in exchange for the merger consideration.

21

What do I need to do now?

We urge you to read this Proxy Statement, including the annexes to this Proxy Statement and the documents referred to or incorporated herein, carefully and to consider how the Merger affects you.  If you are a Stockholder of record, you can ensure your shares of Common Stock are voted at the Meeting by completing, signing, dating and mailing the enclosed proxy card or authorizing a proxy by telephone or the Internet, as set forth above.  Even if you plan to attend the Meeting, we encourage you to return the enclosed proxy card or to submit your proxy by telephone or the Internet.  If you hold your shares in “street name,” you can ensure that your shares of Common Stock are voted at the Meeting by instructing your broker, bank or other nominee how to vote.  Do NOT return your stock certificate(s) with your proxy.

THE ADVISORY VOTE ON CHANGE OF CONTROL COMPENSATION PROPOSAL

Why am I being asked to vote on the Advisory Vote on Change of Control Proposal?

This proposal is required by Section 14A of the Exchange Act.

What is the vote required to approve the Advisory Vote on Change of Control Proposal?

This proposal becomes effective if it receives the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on that proposal at the Meeting.

What happens if the Advisory Vote on Change of Control Proposal is not so approved?

While our Board intends to carefully consider the Stockholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

THE ADJOURNMENT PROPOSAL

Why am I being asked to vote on the Adjournment Proposal?

The Commission requires that companies give their stockholders the ability to specifically vote on any adjournment proposal.

What is the vote required to approve the Adjournment Proposal?

The Adjournment Proposal becomes effective if it receives the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on that proposal at the Meeting.

RISK FACTORS

For a discussion of certain risks relating to the Company, our business and our Common Stock, please refer to the risk factors under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission.  Stockholders also should carefully consider the risk factors described below with respect to the Merger and related matters and the other information contained in this Proxy Statement and the annexes hereto.

The consummation of the Merger is subject to a number of risks.

The consummation of the Merger generally is subject to a number of risks, uncertainties and other factors, including, without limitation, the following:

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement under circumstances that could require us to pay a $900,000 termination fee or reimburse up to $450,000 of certain of Sequential’s expenses under certain circumstances;

•	the outcome of any legal proceedings that have been or may be instituted against the Company, our directors and others relating to the Evergreen Purchase Agreement and/or Merger Agreement;

•	the timing of, and conditions associated with, the completion of the Merger;

22

•
the inability to complete the Merger due to the failure to obtain Stockholder adoption of the Merger Agreement and approval of the Merger or the failure to satisfy other conditions to consummation of the Merger;

•	the failure of the Merger to close for any other reason;

•	the failure of Sequential or Merger Sub to have or obtain sufficient funds to close the Merger;

•	the pending Merger may disrupt current plans and operations, including customer relationships, and we may face difficulties in retaining key employees;

•	the Merger Agreement’s contractual restrictions on the conduct of our business before the completion of the Merger;

•	the possibility that alternative acquisition proposals will or will not be made;

•	the possible adverse effect on our business and the price of our Common Stock if the Merger is not completed in a timely matter or at all; and

•	the amount of the costs, fees, expenses and charges related to the Merger.

The Merger may not be completed even if the Stockholders adopt the Merger Agreement and approve the Merger.

The completion of the Merger is subject to a number of conditions to closing, some of which are outside the control of the Company and its subsidiaries, Stockholder adoption of the Merger Agreement and approval of the Merger, the absence of any order or injunction preventing completion of the Merger, obtaining a termination agreement satisfactory to Sequential, terminating the Evergreen Purchase Agreement, and Sequential and Merger Sub having performed their obligations under the Merger Agreement.  There can be no certainty, nor can the Company provide any assurance to Stockholders, that, if even if the Stockholders adopt the Merger Agreement and approve the Merger, these conditions will be satisfied or, if satisfied, when they will be satisfied.  If the Merger is not completed by March 15, 2013, Sequential may terminate the Merger Agreement.

If the Merger is not completed, our business could be materially and adversely affected and our stock price could decline.

If the Merger Agreement is terminated, the market price of our Common Stock likely will decline, as we believe that the market price of our Common Stock reflects an assumption that the Merger will be completed.  In addition, our stock price may be adversely affected as a result of the fact that we have incurred and will continue to incur significant expenses related to the Merger that will not be recovered if the Merger is not completed.  If the Merger Agreement is terminated under certain circumstances, we may be obligated under the Merger Agreement to pay a termination fee of $900,000 to Sequential.  Moreover, if an alternative acquisition proposal becomes known to the Company or publicly announced, and the Merger Agreement is terminated by the Company or Sequential because of a failure to consummate the Merger on or before March 15, 2013, we are required under the Merger Agreement to pay up to $450,000 to Sequential to reimburse its and the Merger Sub’s out-of-pocket expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.  In addition, if the Company consummates certain acquisition transactions within one year following termination of the Merger Agreement because of a failure to consummate the Merger on or before March 15, 2013, the Company is obligated under the Merger Agreement to pay Sequential a termination fee of $900,000, minus the amount of any reimbursable out-of-pocket expenses of Sequential and Merger Sub that have been paid by the Company to Sequential upon termination of the Merger Agreement, not to exceed $450,000.  As a consequence of the failure of the Merger to be completed, as well as of some or all of these potential effects of the termination of the Merger Agreement, our business could be materially and adversely affected.

The fact that there is a Merger pending could have an adverse effect on our business, revenue and results of operations.

While the Merger is pending, it creates uncertainty about our future.  As a result of this uncertainty, customers may decide to delay, defer or cancel purchases of our products pending completion of the Merger or termination of the Merger Agreement.  If these decisions affect a significant portion of our anticipated revenue, our results of operations and quarterly revenues could be substantially below the expectations of the market and market analysts.

In addition, while the Merger is pending, we are subject to a number of risks that may adversely affect our business, revenue and results of operations, including:

•	the diversion of management and employee attention and the unavoidable disruption to our relationships with customers and vendors may detract from our ability to grow revenues and minimize costs;

23

•	we have incurred and will continue to incur significant expenses related to the Merger;

•
the Merger Agreement restricts us from engaging in business activities outside of our ordinary course of business without Sequential’s permission and, if we determine that doing so would be advantageous and Sequential does not consent, we would not be able to pursue those advantageous activities; and

•	we may be unable to respond effectively to competitive pressures, industry developments and future opportunities.

If the Merger occurs, our Stockholders will not be able to participate in any upside to our business.

Upon consummation of the Merger, our Stockholders will receive $2.25 in cash, without interest and less any withholding tax, per share of Common Stock owned by them, except our Stockholders who have properly demanded and validly perfected their statutory rights of appraisal with respect to the Merger.  However, Stockholders will not receive any shares of Sequential’s capital stock in connection with the Merger.  As a result, if our business following the Merger performs well, you will not receive any additional consideration, and will therefore not receive any benefit from the performance of our business.

The Company may not receive any competing transaction proposals or Superior Proposals, including as a result of the termination fee payable to Sequential.

The Merger Agreement requires the Company to pay to Sequential a termination fee if certain events specified in the Merger Agreement occur, including the Company pursuing a Superior Proposal.  The amount of this termination fee may have the effect of causing other potential third-party buyers to not submit a proposal to buy either the Company and its subsidiaries, their capital stock or their assets at a higher price or to enter into a more favorable alternative transaction.

A lawsuit has been filed against the Company, its directors and Evergreen challenging the Evergreen Purchase Agreement, and any amendment of that lawsuit, or new lawsuit brought, to challenge the Merger Agreement and an adverse judgment in any such lawsuit may prevent the Merger from becoming effective or from becoming effective within the expected timeframe.

The Company, its directors and Evergreen have been named as defendants in a purported class action lawsuit brought by an individual Stockholder that, among other things, challenges the Evergreen Purchase Agreement and the disclosures made with respect to the Evergreen Purchase Agreement and related transactions and seeks, among other things, to enjoin the defendants from completing the transactions contemplated by the Evergreen Purchase Agreement pursuant to its terms.  If the plaintiff’s petition is amended (or if a plaintiff brings a new lawsuit) to challenge the Merger pursuant to the Merger Agreement, and if a plaintiff is successful in obtaining an injunction prohibiting the completion of the Merger pursuant to the Merger Agreement, such an injunction may prevent the completion of the Merger in the expected timeframe, or altogether.  This is because one of the conditions to the completion of the Merger is that, among other things, there be no order, judgment or injunction in effect if it would make the Merger illegal or otherwise prohibit or prevent the completion of the Merger.

Our directors and executive officers may have interests that are different from, or in addition to, those of Stockholders generally in connection with the Merger.

You should be aware of interests of, and the benefits available to, our directors and executive officers when considering the recommendation of our Board of the adoption of the Merger Agreement and approval of the Merger. Our directors and executive officers may have interests in the Merger that may be in addition to, or different from, their interests as Stockholders. Two of the Company’s directors, Gary L. Martin and Glenn M. Neblett, are employed by Capital Southwest Corporation, and one of our other directors, Richard F. Strup, is a director of Capital Southwest Corporation. Capital Southwest Corporation is an affiliate of Capital Southwest Venture Corporation, a Stockholder. Patrick F. Hamner, also one of our directors, previously was employed by Capital Southwest Corporation and the Company. Capital Southwest Venture Corporation currently owns approximately 33.79% of our issued and outstanding Common Stock. Mr. Hamner currently owns approximately 1.3% of our current issued and outstanding Common Stock (and currently exercisable options to purchase, at a price of $4.05 per share, approximately 2.9% more of our current issued and outstanding Common Stock). Capital Southwest Venture Corporation and Mr. Hamner each has entered into a voting agreement with Sequential irrevocably agreeing, among other things, to vote their shares in favor of the adoption of the Merger Agreement and the approval of the Merger.  In connection with Merger, some of our executive officers will be entitled to receive severance benefits and other payments.  The Company’s directors and officers are entitled to indemnification for a period of time after the closing of the Merger, including with respect to the Merger Agreement and the other transactions to be completed in connection with the Merger.  In addition, under the Merger Agreement, “tail” insurance policies for directors’ and officers’ liability and fiduciary liability coverage must be maintained after the closing of the Merger.  See “Interests of Certain Persons in Matters to be Acted Upon” below.

24

PROPOSAL NO. 1 – THE MERGER

At the Meeting, Stockholders will be asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the Merger.  Under Delaware law and the Company’s organizational documents, and pursuant to the terms of the Merger Agreement, the Merger cannot be completed without the approval of the holders of a majority of all of the issued and outstanding shares of Common Stock as of the Record Date.

Attached as Annex A to this Proxy Statement is a copy of the Merger Agreement.  The material terms of the Merger Agreement, and other information regarding the Merger, are summarized below.  The summary of the Merger Agreement below is not a complete summary of the Merger Agreement and is subject in all respects to the provisions of, and is qualified by reference to, the Merger Agreement.  Stockholders are urged to read the Merger Agreement in its entirety.

Background of the Merger Proposal

Periodically, the Board and management have evaluated the Company’s business, operations, long-term goals and alternatives and prospects as an independent company, with a goal of maximizing Stockholder value.  As part of these reviews, the Company also has regularly considered the strategic alternatives available to it, including possible strategic combinations, acquisitions and divestitures.

Over the last several years, due substantially to lack of growth in the Company’s share price and earnings, the Company began to explore new strategies for growth in order to enhance its financial performance and increase Stockholder value.  Specifically, in May 2011, the Board engaged an independent financial advisor to assist the Company in reviewing, and advise the Board relating to, potential strategic acquisitions. From this time until March 2012, when that financial advisor’s services were terminated, the Board received periodic updates from that financial advisor relating to proposed targets, activities relating to contacts with those targets and strategies relating to such matters.

At a meeting of the Board on August 25, 2011, the Board discussed the activities of the above-described financial advisor and requested that management prepare its recommendations for a three-year plan regarding strategic options to maximize Stockholder value.

At its October 3, 2011 meeting, the Board reviewed with management possible strategic options for maximizing Stockholder value, potential acquisitions and operating alternatives, and related financial issues.  Management described the Company’s current business operations, suggested strategies and the challenges posed by the various strategies.   The Board discussed the management presentation and such alternatives.

The Board met on December 15, 2011, to further discuss possible strategic alternatives for the Company.   The Board discussed and reviewed all of the reports, analyses and recommendations of management and unanimously concluded that it was in the best interests of the Stockholders to further explore other strategic alternatives, including a sale of the Company or its assets.  The Board formed a special committee comprised of Messrs. Glenn M. Neblett, Patrick F. Hamner and Richard F. Strup (the “Committee”), all of whom are directors of the Company, to determine various alternatives and to determine if it was advisable to hire a financial advisor to assist the Board with respect to exploring various strategic alternatives.  The Committee was directed to consider, evaluate, and if it deemed advisable, pursue strategic options available to the Company.  The Committee was given the further authority to secure a financial advisor to assist in the consideration, evaluation and pursuit of various alternatives and to negotiate the terms of a transaction or transactions, subject to the final approval of the full Board with respect to any such transaction.

In late December 2011 and early January 2012, the Committee met to discuss the engagement of a qualified financial advisor to assist the Board with respect to considering, evaluating and exploring various strategic alternatives and discussed the relative merits of retaining various financial advisors.  Interviews were set in mid-February 2012.  Mr. Ralph T. Parks was added to the Committee then, and the Committee interviewed five different financial advisors to assist the Committee and the Board.

During the February 16, 2012 Board meeting, the Committee updated the Board regarding the proposals provided from the five prospective financial advisors and provided an overview of each such financial advisor, including their respective qualifications and a comparison of their respective fee proposals.

At the February 16, 2012 Board meeting, the Board discussed the retention of key employees through the proposed strategic alternative process.  The Board noted that although it was unable to determine which, if any, executives were likely to cease working for the Company in the coming months, it was anticipated that at least some executives may desire to discontinue performing services to the Company during the strategic review process.  The Board determined that it was advisable to enter into Executive Restrictive Covenant and Retention Agreements with the Company’s Chief Financial Officer and other Company employees.

25

At the February 22, 2012 meeting of the Committee, the Committee determined that there were two financial advisors that could best assist the Committee and the Board in exploring strategic alternatives because of their experience in the retail and apparel industries and with representing other publicly traded companies, giving them knowledge of the issues faced by similarly situated companies, and their ability to provide full-service investment banking capabilities.

On February 29, 2012, the Committee unanimously determined that it was advisable to engage Roth to assist the Committee and the Board.  The determining factors for the Committee were those stated in the immediately preceding paragraph, and particularly Roth’s advisory experience involving other similarly situated retail companies and its sell-side experience.

On March 2, 2012, Roth had an extended telephone conference with the Company’s management relating to management’s three-year plan, the Company’s ongoing strategy relating to customers, products, operations and strategic alternatives.

At a Committee meeting on March 29, 2012, Roth provided the Committee a proposed timeline for the process and also presented preliminary observations as to potential bidders for the entire Company and the Company’s assets.  The Committee reviewed with Roth and management the recommended strategy and process, as well as communication strategies with potential bidders.

On June 7, 2012, at a meeting of the Board, Roth provided an update regarding the preparation of a data room, drafts of an executive summary and a Confidential Information Memorandum, as well as a list of potential buyers, both strategic and financial.  Roth outlined the steps it had taken to contact and develop strategies for dealing with potential buyers of both the entire Company and all or substantially all of its and its subsidiaries’ assets.

On July 23, 2012, at a meeting of the Committee, Roth updated the Committee with respect to potential transactions involving the Company and reported that to that date, 53 potential buyers had been contacted, resulting in 13 executed confidentiality agreements (Tengram Capital Partners, LLC, an affiliate and financial sponsor of Sequential had executed a confidentiality agreement on April 13, 2012), four indications of interest (including one letter of intent, with each providing for a sale of substantially all of the Companies’ operating, non-cash assets), no other pending non-binding offers and 41 responses from potential buyers that they had no further interest.  Roth also updated the Committee on Roth’s solicitation of proposals for a merger of the Company or other enterprise-level transaction and related discussions with numerous private equity firms and other companies.  Roth reported that as of that time, no viable bids for the entire Company had been received.  The Committee discussed various aspects of the strategic options evaluation process with Roth.  Roth reviewed with the Committee a letter of intent it had received from Evergreen and preliminary indications of interest from two parties.  The Committee asked Roth to continue to negotiate the indications of interest with the two other parties and the letter of intent with Evergreen and to work with Company management to assess the pros and cons of a wind up process for the Company and to be prepared to present a discussion of their findings with the entire Board.

During the period from March 2, 2012 through the July 23, 2012 meeting between Roth and the Committee, there were periodic status updates by Roth to the Committee members relating to the status of Roth’s communications with potential bidders and details regarding an interested parties’ indication of interest for the Company as a whole valuing the Company at its cash holdings.  The Committee was also informed of a letter of intent provided by Evergreen with an indicative purchase price of $11.9 million.  Subsequently, Evergreen increased its indicative purchase price to $13.9 million with a working capital target of $12.3 million.

On August 17, 2012, the Board met with Roth, management and the Company’s legal counsel.  Roth updated the Board with respect to potential transactions involving the Company and the processes described at the July 23, 2012 Committee meeting.  The Board was informed by Roth of the solicitation of proposals for a merger of the Company or other enterprise-level transaction and related discussions with numerous private equity firms and other companies and that as of that time no viable bids for the entire Company had been received.  Roth further noted that based upon feedback from potential bidders, including the lack of merger or other enterprise-level transaction proposals, a sale of the Company’s and its subsidiaries’ assets appeared to be the only available alternative for maximizing value for the Stockholders.  The Board discussed various aspects of the strategic options evaluation process with Roth and management.  Roth reviewed with the Board the letter of intent it had received from Evergreen and the preliminary indications of interest from two other parties.  Roth also presented to the Committee its preliminary estimates, which were subject to certain identified qualifications and limitations which materially affected the reliability and accuracy of such preliminary estimates, of post-closing net distributable proceeds to the Company and its Stockholders which might result from the sales of the Company’s and its subsidiaries’ assets pursuant to the three alternative transactions.  The estimates included initial entity valuation assessments, assumed liquidation expenses and an analysis of estimated net proceeds to the Company from each disposition.  The estimates did not reflect estimates of potential contingent liabilities, whether accrued as retained liabilities at the corporate level or those retained by the Company’s subsidiaries which may result from or in connection with the sale of their respective assets, the wind up and dissolution of the individual entities or otherwise.  The Board discussed the estimates, and related analysis and findings, related to the various transactions and the wind up of the Company.  The Board further instructed Roth to continue discussion with all three of the proposed bidders.  The Company’s legal counsel outlined steps to be taken by the Company if the Company sought a vote of the Stockholders to approve a sale of all or substantially all of the Company’s assets and the Company’s dissolution.

26

From August 28, 2012 through September 13, 2012, the Committee and Roth, with the assistance of the Company’s legal counsel, had ongoing discussions with Evergreen and with the other two parties that had submitted indications of interest.  The letter of intent from Evergreen included (a) a 90-day exclusivity period, during which the Company would not be permitted to seek or accept an alternative offer for the sale of the Company or its assets, (b) a working capital target to be determined (versus the $12.3 million originally communicated in early August 2012), (c) a $500,000 break-up fee if the Company breached its exclusivity obligation under the letter of intent and (d) a $500,000 termination fee if the Company terminated any definitive purchase agreement or failed to otherwise close a transaction, and an additional $500,000 termination fee if within six months following the termination of a definitive purchase agreement, the Company consummated a sale of its business or assets for consideration in excess of a specified amount.  The Committee, with input from Roth and the Company’s legal counsel, (w) negotiated the exclusivity period down to 30 days, (x) negotiated the working capital target to $11.45 million from $12.3 million, (y) decreased the break-up fee payable upon a breach of the letter of intent to $250,000 and (z) changed the termination fee so that it was payable only if (i) the Company terminated the definitive purchase agreement or failed to otherwise close a transaction, and such failure constituted a breach of such definitive agreement, and (ii) during the 6 month period following such termination or failure to close, the Company accepted an offer to sell its business or assets (in which case, the Company would then be required to pay a termination fee equal to 4.25% of the aggregate consideration in such other transaction, excluding any consideration attributable to cash, cash equivalents or marketable securities).  The Committee was also able to secure a 30-day go-shop period and an acknowledgment that the Company’s Board retained a fiduciary out after the expiration of the go-shop period.

During this time, the Committee had ongoing discussions with Roth, the Company’s legal counsel and Evergreen, particularly regarding the exclusivity provision, the working capital target, the amount of the break-up and termination fees, and the go-shop/no-shop provisions.

On September 13, 2012, at a telephonic Board meeting attended by the Board, Roth and the Company’s legal counsel, the Committee and Roth presented to the Board a non-binding letter of intent with Evergreen (with only certain provisions, e.g., those relating to confidentiality, fees and expenses, exclusivity, governing law and waiver, being binding on the parties) with the terms outlined above and during the 30-day exclusivity period Evergreen would be entitled to continue to perform its due diligence on the Company.  The Board unanimously authorized the execution of the letter of intent in light of the limited due diligence to be completed, Roth’s recent discussions with the parties that had provided indications of interest (one of the such parties had decreased their indicative valuation of the Company’s and its subsidiaries’ assets and the other party had withdrawn its indication of interest) and the update provided by Roth regarding the continued efforts to market the Company and/or its assets.  At that time, the Company’s counsel discussed with the Board the process of seeking Stockholder approval of the Evergreen Purchase Agreement, the transactions contemplated thereby and the liquidation and dissolution of the Company pursuant to the DGCL.

On September 27, 2012, counsel to Evergreen submitted a draft asset purchase agreement on the terms outlined in the letter of intent.  Several of the Committee members and Roth had an extended conference call with the Company’s counsel on October 1, 2012 to discuss the draft agreement and outstanding issues relating to that draft, and later that day the Company’s counsel sent its comments to Evergreen’s counsel.

During the period October 9, 2012 through October 19, 2012, the Company and Evergreen negotiated the Evergreen Purchase Agreement and voting agreements for Capital Southwest Venture Corporation and Patrick F. Hamner, with several all-hands calls on the part of the Evergreen and the Company.  On October 12, 2012, the Company and Evergreen agreed to extend the exclusivity period contained in their September 13, 2012 letter of intent through the close of business on October 19, 2012.

On October 17, 2012, the Committee had a conference call with Roth, the other members of the Board, management and Company counsel to discuss the outstanding issues on the draft Evergreen Purchase Agreement.  At that meeting, the Company’s counsel reviewed in depth with the Board each of the material provisions of the draft Evergreen Purchase Agreement.  Roth updated the Board regarding the status of the negotiations, the remaining open issues and suggested alternatives.  At that meeting it was determined that the Committee and Roth should continue working exclusively with Evergreen.

27

On October 20, 2012, representatives of Roth had a telephonic meeting with the Committee, management, the other members of the Board and the Company’s counsel.  During this call, representatives of Roth presented its fairness opinion and gave an oral presentation to the Committee and the Board regarding its analysis of the proposed sale of substantially all of the Company and its subsidiaries operating assets (excluding the Company’s cash and marketable securities) and its fairness, from a financial point of view, to the Company.  The Roth representatives also responded to a number of questions raised by the Committee and the Board regarding its analysis and methodology.  The Company’s counsel again reviewed each of the material terms of the draft Evergreen Purchase Agreement and the open issues under the draft relating thereto, which included the methodology of calculating the value of the Company’s inventory for determining the adjustment due to Working Capital, Evergreen’s request for a condition to closing that certain contract counterparties consent to the Company’s or its subsidiary’s assignment of such contracts to Evergreen and the timing and methodology of when a termination fee is payable pursuant to Section 9.03 of the Evergreen Purchase Agreement upon termination of the Evergreen Purchase Agreement.  The Board further discussed the process of seeking Stockholder approval of the sale of substantially all of the Company and its subsidiaries operating assets (excluding the Company’s cash and marketable securities) and the Evergreen Purchase Agreement and the liquidation and dissolution of the Company pursuant to the DGCL.  The Board discussed the terms of the proposed transaction and the fairness opinion, including the open issues and determined that the Committee, Roth and the Company’s counsel should attempt to negotiate for the terms of the Evergreen Purchase Agreement it desired, but that if it was unsuccessful in obtaining any changes to any of those terms, the draft Evergreen Purchase Agreement as presented at the October 19, 2012 meeting was acceptable as presented to the Committee and the Board.  The Committee unanimously recommended that the Board consider the Evergreen Purchase Agreement.  After further discussion, the Board unanimously adopted resolutions declaring the sale of substantially all of the Company and its subsidiaries operating assets (excluding the Company’s cash and marketable securities) pursuant to the Evergreen Purchase Agreement, with such changes in the Evergreen Purchase Agreement as the officers of the Company executing the same determined acceptable relating to the open points, and the liquidation and dissolution of the Company pursuant to the Plan of Dissolution, to be advisable and in the best interests of the Stockholders, and recommending that the Stockholders vote in favor of each proposal.

On October 21, 2012, representatives of the Committee, Roth, the Company’s counsel, Evergreen and its counsel, had several telephone calls pursuant to which the remaining open issues under the Evergreen Purchase Agreement, including the methodology for valuing inventory for the purpose of determining Working Capital, the removal of the requirement to obtain consent from certain contracts as a condition to close and the timing and methodology of when a termination fee is payable pursuant to Section 9.03 of the Evergreen Purchase Agreement, were resolved.

On October 22, 2012, the Company, Evergreen and one of its subsidiaries executed the Evergreen Purchase Agreement and on October 23, 2012, we filed a Current Report on Form 8-K announcing the Evergreen Purchase Agreement and the Plan of Dissolution. Representatives of Roth subsequently contacted the three parties that had submitted indications of interest for the Company or its assets and the other strategic and financial buyers that had expressed interest or otherwise taken part in the Company’s strategic alternative process, including Sequential.  Several of those parties executed confidentiality agreements with the Company and sought additional information regarding a proposed transaction.

On November 17, 2012, Sequential submitted a letter of intent proposing to acquire substantially all of the assets and liabilities of the Company for a purchase price of $15.5 million, with a working capital adjustment identical to the working capital adjustment in the Evergreen Purchase Agreement. The letter of intent was subject to additional due diligence.

On November 18, 2012, members of the Board, representatives of Roth and outside counsel met via teleconference to discuss Sequential’s letter of intent.  The Board discussed the proposal and determined that because, among other things, there would be additional wind-down expenses (including the termination fee payable to Evergreen) that the Company would incur if Sequential’s proposal were accepted and that Sequential’s proposal was not a Superior Proposal (as defined in the Evergreen Purchase Agreement), and the Board instructed members of the Committee and Roth to communicate the same to Sequential.

On November 21, 2012, Sequential submitted a revised proposal to enter into a definitive merger agreement with the Company pursuant to which (i) Sequential would commence a tender offer to purchase all shares of Common Stock for a cash purchase price of $0.30 per share, and (ii) the Company would declare and pay a $2.00 per share cash dividend before the consummation of the tender offer.  Under this revised proposal, after the closing of the purchase of shares of Common Stock pursuant to the tender offer, Sequential’s subsidiary would be merged into the Company and any shares of Common Stock that were still outstanding would be converted into the right to receive the same per share consideration as paid in the tender offer.  The tender offer was to be conditioned upon the holders of at least a majority of the outstanding Common Stock tendering their shares.  In such proposal, Sequential stated that it would pay the Company the amount of any termination fee it was required to pay to Evergreen pursuant to the Evergreen Purchase Agreement.

On November 23, 2012, members of the Board, representatives of Roth and outside counsel met via teleconference to discuss Sequential’s revised proposal.  The Board discussed the proposal and specifically noted that such proposed transaction structure could leave the Company without any cash if the dividend was declared and paid but the tender offer failed to close and that the Stockholders may suffer a potentially significant increased tax burden if the dividend were to occur in 2013.  The Board also considered the Company’s declining cash and working capital in relation to the proposed $2.00 per share cash dividend, and the possibility of a decreased per share cash dividend based on the Company’s anticipated cash position and Sequential’s per share valuation. The Board was, however, interested in exploring a one-step merger that could lead to more certainty of the timing and consideration to be received by the Stockholders than what would be available upon the closing of the transactions contemplated by the Evergreen Purchase Agreement.  Roth was therefore instructed to communicate to Sequential that a two-step tender offer/merger structure was not favored by the Board.

28

On November 26, 2012, Sequential’s counsel submitted a draft of a merger agreement pursuant to which a subsidiary of Sequential would be merged with and into the Company in a one-step transaction pursuant to which the Company would become a wholly owned subsidiary of Sequential and each Stockholder would receive $2.30 per share in merger consideration.  The $2.30 per share merger consideration was based on the Company having available cash at the time of closing equal to $2.00 per share.  The draft merger agreement contained, among other things, a working capital adjustment to be defined, a condition to closing that capped the percentage of the outstanding shares of Common Stock demanding appraisal rights under Section 262 of the DGCL and a termination fee of 4.5% of any transaction that caused the Company to terminate the merger agreement, plus a reimbursement of all of Sequential’s expenses incurred in connection with the proposed transaction (including the payment of the termination fee payable to Evergreen).

On November 28, 2012 the Board, Company management, representatives of Roth and outside counsel met via teleconference and discussed the draft merger agreement and the proposed transaction.  The Board determined that Stockholders would want certainty of the amount and timing of the consideration received in the transaction and that, therefore, the working capital adjustment concept needed to be removed from the transaction.  Additionally, the Board determined that it was not willing to agree to any condition to closing relating to Stockholders exercising their appraisal rights under Section 262 of the DGCL and that the proposed termination fee was too high.  The Board instructed representatives of Roth and outside counsel to continue to negotiate with Sequential and its counsel and to finalize a draft merger agreement with terms outlined above with certainty as to the amount of the per share merger consideration to be received by the Stockholders.

On the evening of November 28, 2012, representatives of Roth and outside counsel continued discussions with Sequential and its counsel on the draft merger agreement and reached agreement to delete the working capital adjustment provision and, instead, agree to a fixed amount per share for the merger consideration that takes into account the anticipated cash position of the Company as of the proposed closing date, and to provide for certain Company expenses related to the sale transactions to be capped at a certain amount.  The parties also agreed upon a reduction of the termination fee and the removal of the condition to closing relating to stockholder appraisal rights.  Later that evening, the parties exchanged drafts of the merger agreement, and the Company received drafts of a form of voting agreement and an equity commitment letter from Sequential’s equity sponsor, Tengram Capital Partners Gen2 Fund, L.P.

On November 29, 2012, representatives of Roth and outside counsel negotiated the remaining open points of the draft merger agreement and the draft equity commitment letter with Sequential and its equity sponsor and their representatives.

Also on November 29, 2012, the Board, together with Company management, representatives of Roth and outside counsel, met and considered the pertinent aspects and relative benefits and detriments to the Company and the Stockholders of the Evergreen Purchase Agreement, the draft merger agreement with Sequential and the transactions contemplated by each.  In particular, the Board discussed the lack of certainty in the amount of consideration to be received by Evergreen as a result of the working capital adjustment contemplated by the Evergreen Purchase Agreement and the declining operational performance of the Company, as well as the timing of payments to Stockholders following the liquidation and winding up of the Company.  As a result, the Board determined, in its good faith judgment, that the proposed merger agreement with Sequential and the transactions contemplated thereby constituted a Superior Proposal (as defined in the Evergreen Purchase Agreement) and that the failure to terminate the Evergreen Purchase Agreement and to authorize and approve the Company’s execution and delivery of the merger agreement with Sequential would be inconsistent with the fiduciary duties of the Board to the Stockholders under applicable law.  Later that afternoon, in accordance with the Evergreen Purchase Agreement, Evergreen was provided notice of the Board’s determination.  As required by the Evergreen Purchase Agreement, the Company was not permitted to terminate the Evergreen Purchase Agreement without providing four business days’ notice and engaging in discussions with Evergreen to improve its transaction, if Evergreen wanted to do so.

From November 29, 2012 through December 5, 2012, the Company and its representatives continued to provide information to Sequential and its representatives regarding the Company and its operations.  In addition, the Company advised Sequential that the Company expected decreased cash and working capital through year-end and increased expenses related to the sale transactions, in each case, as had been previously disclosed to Sequential.  As a result, the Company estimated that available cash at year-end would be below Sequential's requirement of $2.00 per share in cash.  During this period, Evergreen did not express any interest in improving its transaction.  As the notice period to Evergreen expired at the close of business on December 5, 2012, Sequential delivered executed copies of a revised merger agreement, the equity commitment letter from Sequential’s equity sponsor, Tengram Capital Partners Gen2 Fund, L.P., and an offer letter indicating that the offer contemplated by the revised merger agreement would remain outstanding only until 5:00 p.m. Eastern time on December 7, 2012.

29

On the morning of December 6, 2012, the Board, Company management, representatives of Roth and outside counsel discussed during a telephonic meeting the revised draft of the Sequential merger agreement and its material provisions.  At the request of the Company, the revised draft reflected a per share merger consideration of $2.25, which took into account the Company’s decreased cash and working capital forecasts through year-end and increased expenses related to the sale transactions (the result of such working capital reductions would have decreased the purchase price payable under the Evergreen Purchase Agreement because of the working capital adjustment set forth in that agreement).  The parties also increased the exspense cap to $2,250,000 and agreed to a closing condition that the Company have entered into a termination agreement with Evergreen in form and substance satisfactory to Sequential with respect to the Evergreen Purchase Agreement.  The parties compared the transaction with Sequential pursuant to the revised merger agreement against the transaction with Evergreen pursuant to the Evergreen Purchase Agreement. The parties considered the Company's revised calculations of cash and working capital, which resulted in estimated net proceeds distributable to Stockholders under the Evergreen Purchase Agreement of $2.18 to $2.28 per share.  The Board determined that the merger transaction with Sequential pursuant to the Merger Agreement continued to be a Superior Proposal (as defined in the Evergreen Purchase Agreement), in significant part because the Merger Agreement provided fixed consideration to Stockholders in the near term and did not subject Stockholders to the working capital adjustment (and any resulting decrease to the purchase price) and potential lengthy delay in payment contemplated by the Evergreen Purchase Agreement.

On the afternoon of December 6, 2012, the Board held another telephonic meeting, also attended by Company management, representatives of Roth and outside counsel.  During this call, representatives of Roth presented Roth’s fairness opinion with respect to the transaction with Sequential pursuant to the Merger Agreement.  Roth’s representatives stated its conclusion that the $2.25 per share merger consideration to be received by the Stockholders under the Merger Agreement is fair from a financial point of view to the Stockholders.  Roth’s representatives and outside counsel responded to a number of questions raised by the Board regarding the financial analysis with respect to, and the terms of, the merger transaction with Sequential.  The Board again discussed the benefit to Stockholders of the fixed amount and relatively near term payment of consideration to Stockholders pursuant to the Merger Agreement as compared to the transactions contemplated by the Evergreen Purchase Agreement.  The Board then concluded that the transaction pursuant to the Merger Agreement was a Superior Proposal (as defined in the Evergreen Purchase Agreement) and unanimously determined to terminate the Evergreen Purchase Agreement.  After further discussion, the Board unanimously adopted resolutions whereby the Board, among other things, (a) determined that (i) the failure to withdraw its recommendation of the Evergreen Purchase Agreement and declare advisable and recommend the Merger Agreement would be inconsistent with the fiduciary duties of the Board to the Stockholders under applicable Law (as defined in the Evergreen Purchase Agreement) and (ii) that the transaction with Sequential pursuant to the Merger Agreement constitutes a Superior Proposal (as defined in the Evergreen Purchase Agreement), (b) approved the termination of the Evergreen Purchase Agreement pursuant to documentation in form and substance satisfactory to the officer executing the same and approved the payment of a termination fee to Evergreen in a reasonable amount in order to secure a termination agreement reasonably acceptable to Sequential and (c) declared the merger transaction with Sequential pursuant to the Merger Agreement to be advisable and fair to and in the best interests of the Stockholders, and recommended that the Stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Merger.

On the evening of December 6, 2012, the Company and its representatives negotiated the terms of a Termination Agreement with Evergreen in respect of the Evergreen Purchase Agreement.  On December 7, 2012, the Company, its subsidiaries, Evergreen and a subsidiary of Evergreen entered into a Termination Agreement that terminated the Evergreen Purchase Agreement and obligated the Company to pay to Evergreen a termination fee of $475,000.  The Company paid Evergreen the termination fee later that day.  Immediately after entering into the Termination Agreement, the Company, Sequential and Merger Sub entered into the Merger Agreement.

On December 10, 2012, the Company issued a joint press release with Sequential and filed a Current Report on Form 8-K announcing the entry into the Merger Agreement, the termination of the Evergreen Purchase Agreement, the payment of the termination fee to Evergreen and the cancelation of the Stockholder meeting scheduled for the Stockholders to approve, among other things, the Evergreen Purchase Agreement, the Company’s name change and the Plan of Dissolution.

Reasons for the Merger

At its meeting on December 6, 2012, our Board determined that the Merger was advisable and fair to, and in the best interests of the Company and its Stockholders, and approved the Merger and the Merger Agreement.  Our Board recommends that Stockholders vote “FOR” adoption of the Merger Agreement and the approval of the Merger at the Meeting.

In reaching its decision to approve the Merger Agreement and to recommend that Stockholders vote to adopt the Merger Agreement and approve the Merger, the Board, in consultation with the Company’s advisors and management, considered a number of factors, including, but not limited to, the other factors described elsewhere in this Proxy Statement as well as the following factors:

●
the Board’s understanding of and familiarity with, and discussions with our management regarding, the business, operations, management, financial condition, projections, operating losses and future business prospects for the Company (as well as the risks and costs involved in pursuing those prospects);

●	the Board’s knowledge of the nature of our business, and of the current and prospective competitive, economic, regulatory and operational environment in the retail industry;

30

●	our history of operating losses and the Board’s understanding of, and discussions with management regarding, our historical and projected performance;

●
our inability to pursue acquisitions, and our recent unsuccessful efforts during 2011 and early 2012 to advance discussions with prospective acquisition or merger candidates to develop substantive terms and conditions of a transaction;

●	our assessment of what prospective buyers are willing to pay for our assets and our capital stock, the likelihood of closing a transaction with them, and the conditions they have imposed;

●
the financial presentation and written opinion of Roth to the Board as to the fairness, from a financial point of view as of December 6, 2012, of the per share merger consideration to be received by the Stockholders;

●
the fact that the merger consideration is all cash, which eliminates the uncertainty that would have existed regarding the amount and timing of payments to our Stockholders had we sold substantially all of our assets under the Evergreen Purchase Agreement and subsequently dissolved, wound up our business, discharged our liabilities and distributed remaining cash to Stockholders (and that our working capital position had decreased, which would have led to a lower purchase price under the Evergreen Purchase Agreement);

●	the support by Capital Southwest Venture Corporation and Patrick F. Hamner, in their respective capacities as Stockholders, of the Merger Agreement;

●	the review by our Board with our legal counsel of the structure of the Merger;

●	the fact that the representations and warranties involved with the Merger Agreement do not survive Closing and the lack of any indemnification obligation or escrow holdback under the Merger Agreement;

●
the ability of our Board, pursuant to the provisions of the Merger Agreement, to evaluate alternative acquisition proposals that we may receive at any time prior to the date of the Meeting, and our ability to terminate the Merger Agreement (and pay a termination fee upon certain circumstances) if the Board determines in good faith that an alternative acquisition proposal is or is reasonably likely to lead to a Superior Proposal, consistent with the Board’s fiduciary obligations;

●
the likelihood that the transactions contemplated by the Merger Agreement will be completed, including the reasonableness of the conditions to closing the Merger Agreement and the likelihood that the Stockholder approval necessary to approve the Merger Agreement will be obtained;

●
that the approval of the Merger Agreement was subject to approval of holders of at least a majority of all of the outstanding shares of our Common Stock, and that if such Stockholders did not approve of the transaction terms, the transactions contemplated by the Merger Agreement would not close; and

●	the availability of dissenters’ rights of appraisal under Delaware law for our Stockholders.

In evaluating the relative benefits of the Merger Agreement, our Board also considered the terms of the Evergreen Purchase Agreement.  That agreement provided total consideration for the operating assets of the Company and its subsidiaries (excluding the Company’s cash and marketable securities) of $13.9 million in cash, plus the assumption of certain specified liabilities, all subject to an adjustment based upon the working capital of the Company as of the closing.  Under the terms of the Evergreen Purchase Agreement, the amount ultimately received by Stockholders would be subject to a working capital adjustment (that may have resulted in a decrease to the purchase price) and the liquidation of the Company’s remaining assets over a period that could last up to ten years under the Plan of Dissolution.

As of November 16, 2012, subject to the calculation of the working capital and any decrease to the purchase price, the satisfaction of the liabilities of the Company and its subsidiaries pursuant to the Plan of Dissolution and certain assumptions, the Company had estimated that the net proceeds available for distribution to the Stockholders after the satisfaction of the Company and its subsidiaries’ liabilities and the completion of the winding up would be between $62.5 million and $66.5 million in the aggregate, or approximately $2.23 to $2.37 per share of Common Stock (based on the number of outstanding shares of Common Stock as of November 16, 2012) plus the additional shares of Common Stock to be issued upon vesting of certain restricted stock units awards.

31

Our Board considered that the process of voluntarily winding up a public company such as the Company involves significant uncertainties that affect both the amount that can be distributed to Stockholders and the time to complete the winding up.  The November 16, 2012, estimates of the amount available for distribution to Stockholders in connection with the Evergreen Purchase Agreement was based on a number of assumptions, including with respect to administrative and professional expenses incurred during the winding up of the Company, some or all of which may have been inaccurate.  In the event such assumptions were inaccurate, the purchase price was subject to a working capital adjustment such that if the value of the Company’s working capital at the closing of Evergreen Purchase Agreement would have been less than $11.45 million, the purchase price would have been decreased $1.00 for each $1.00 of the Company’s working capital less than $11.45 million.  As of November 16, 2012, the Company estimated that if the closing of the Evergreen Purchase Agreement were to occur as of December 13, 2012, the Company’s working capital would be between $9.64 million and $10.05 million, which would have resulted in the purchase price being decreased by between $1.40 million and $1.81 million, a reduction of between $0.05 and $0.07 per share (assuming 27,571,052 shares outstanding as of November 9, 2012, as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 filed with the Commission on November 14, 2012).  If the closing were delayed substantially, certain administrative costs would have continued to be incurred, potentially resulting in additional reductions to working capital and, accordingly, purchase price.

Second, pursuant to the DGCL, the Company would have continued to exist for a minimum of three years after its dissolution became effective for the purpose of prosecuting and defending suits against the Company and enabling the Company and its subsidiaries to close their business, to dispose of their property, to discharge their liabilities and to distribute to Stockholders any remaining assets.  During such time, the Company’s creditors would have had the ability to present a statement of any claims against the Company.  To the extent that any of these creditors sought payment of certain claims against the Company or its subsidiaries, and there were not sufficient reserves withheld by the Company from distributions to pay such claims, then, under the DGCL, Stockholders could have been held liable for payment to the Company’s creditors up to the amount distributed to such Stockholder in the winding up of the Company.  The Plan of Dissolution provided for the establishment of a contingency reserve designed to satisfy any such claims and obligations, with any unexpended amounts remaining in the contingency reserve to be distributed to the Stockholders no later than ten years after the Plan of Dissolution became effective.

Our Board also considered potential drawbacks or risks relating to the Merger Agreement, including the following risks and potentially negative factors, but determined that these potential risks and factors were outweighed by the expected benefits of the Merger:

●	the fact that the Merger and the other transactions contemplated by the Merger Agreement will not be completed until 2013;

●	the fact that the Company will no longer exist and the Stockholders will forgo any future increases in its value that may result from its growth;

●
the risks and costs to the Company if the transactions contemplated by the Merger Agreement do not close, including the diversion of management and employee attention and disruption in our customer and distributor relationships;

●	the fact that under the terms of the Evergreen Purchase Agreement a termination fee is owed to Evergreen;

●
the fact that under the Merger Agreement, we have to pay Sequential a termination fee of $900,000 and reimburse Sequential’s expenses under certain circumstances – although the Board was of the view that the amount of such termination fee was reasonable in light of the strategic review and go-shop process that we had undertaken (see “Proposal No. 1 – The Merger – Summary of the Merger Agreement – Termination of the Merger Agreement; Termination Fee” below); and

●
that certain of our officers and directors may have interests with respect to the Merger in addition to their interests as Stockholders generally (see “Interests of Certain Persons in Matters to be Acted Upon” below).

The foregoing discussion is a summary of the information and factors considered by the Board in its consideration of the Merger Agreement.  In view of the variety of factors, the amount of information considered and the complexity of these matters, the Board did not find it practicable to, and did not attempt to, rank, quantify, make specific assessments of or otherwise assign relative weights to the specific factors considered in reaching its determination.  Individual members of the Board may have given different weights to different factors.  The Board considered these factors as a whole, and overall considered them to be favorable to, and to support, its determination to unanimously approve the Merger Agreement.

Regulatory Approvals Required for the Merger

The parties do not expect that any regulatory approvals will be required in connection with the transactions contemplated by the Merger Agreement.

32

Opinion of Our Financial Advisor

Roth was engaged to opine whether the consideration to be received by the Stockholders in connection with the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to the Stockholders.  On December 6, 2012, during a meeting of the Board, Roth rendered an oral opinion, which was confirmed by delivery of a written opinion dated December 6, 2012, that as of that date and based upon and subject to various considerations set forth in its opinion, the per share merger consideration was fair, from a financial point of view, to the holders of Common Stock.

The full text of Roth’s opinion, dated December 6, 2012, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this Proxy Statement and is incorporated by reference in its entirety into this Proxy Statement.  We encourage all Stockholders to read Roth’s fairness opinion fully.  The summary of Roth’s opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this Proxy Statement.

In connection with rendering the opinion described above, Roth made such reviews, analyses and inquiries as Roth deemed appropriate, including, among other things, the following actions:

●	reviewed certain publicly available business and financial information of the Company that it believed to be relevant to its inquiry;

●	reviewed certain internal financial statements and other financial and operating data concerning the Company;

●	reviewed certain financial forecasts relating to the Company prepared by the management of the Company;

●	discussed the past and current operations, financial condition and prospects of the Company with management of the Company;

●	reviewed the reported prices and trading activity for the Common Stock;

●	compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain publicly traded companies it deemed relevant;

●	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions it deemed relevant;

●	participated in discussions and negotiations among representatives of the Company and Sequential and their respective advisors;

●	considered the results of efforts to solicit indications of interest and definitive proposals from third parties with respect to a possible acquisition of the assets to be purchased; and

●	performed such other analyses and considered such other factors as they deemed appropriate.

In arriving at its opinion, Roth, with our consent, relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information.  Further, Roth relied upon the assurances of our management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading.  With respect to the financial information and projections utilized, Roth assumed that such information had been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provided a reasonable basis upon which it could make an analysis and form an opinion.  Roth did not make a physical inspection of our properties and facilities and did not make or obtain any valuations or appraisals of our assets and liabilities (contingent or otherwise).

Roth also assumed, with the Committee’s consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and in compliance with all applicable federal, state and local statutes, rules, regulations and ordinances.  Roth also assumed that the representations and warranties of each party in the Merger Agreement were true and correct, that each party will perform on a timely basis all covenants and agreements required to be performed by it under such agreements and that all conditions to the consummation of the Merger will be satisfied without waiver thereof.

33

Events occurring after the date of Roth’s opinion may affect Roth’s opinion and the assumptions used in preparing it, and Roth did not assume any obligation to update, revise or reaffirm its opinion.  Further, Roth’s opinion does not constitute a recommendation to any Stockholder as to how such stockholder should vote with respect to such Merger or any other matter, and should not be relied upon by any such Stockholder.

The following is a summary of the material financial analyses delivered by Roth to our Committee and Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Roth, nor does the order of analyses described represent relative importance or weight given to those analyses by Roth. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Roth’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 5, 2012 and is not necessarily indicative of market conditions on the date of this Proxy Statement or thereafter.

Historical Stock Trading Analysis.

Roth analyzed the per share merger consideration implied relative to the following:

●	the closing market price per share of Common Stock on December 5, 2012;

●	the closing market price per share of Common Stock on October 22, 2012, the last trading day immediately preceding the announcement of the entry into the Evergreen Purchase Agreement;

●	the fifty-two week high and fifty-two week low closing market price per share of Company common stock period ended on December 5, 2012; and

●	the volume weighted average price, or VWAP, per share of Company common stock for each of the 30-day, 90-day, 180-day and 360-day periods ended on December 5, 2012.

The results of these calculations are summarized in the following table:

	Price	Implied Premium (Discount)
Closing price on December 5, 2012	$2.21	1.8%
Closing price on October 22, 2012	$1.85	21.6%
52 Week High Closing Price	$2.60	(13.5)%
52 Week Low Closing Price	$1.67	34.7%

	VWAP	Implied Premium
30-day period ended on December 5, 2012	$2.21	1.6%
90-day period ended on December 5, 2012	$2.18	3.1%
180-day period ended on December 5, 2012	$2.07	8.9%
360-day period ended on December 5, 2012	$2.09	7.8%

Premiums Paid Analysis

Roth analyzed the premiums paid in 513 acquisitions of publicly traded U.S. and Canadian companies since December 6, 2009, with market capitalizations at the time of acquisition of greater than $50.0 million.  For each of the transactions, based on publicly available information obtained from Capital IQ, Roth calculated the premiums of the offer price in the transaction to the target company’s closing stock price one day, one week and one month prior to the announcement of the transaction.  The results of these analyses are summarized in the table below:

34

	Public Transaction Premiums Paid (3 Years Prior)
	25th Percentile	75th Percentile
1 Day Premium	16.6%	46.0%
1 Week Premium	18.5%	49.3%
1 Month Premium	22.1%	53.2%

Roth applied the 25th percentile and the 75th percentile premiums paid in the transactions described above to the closing share price of the Company’s Common Stock on October 22, 2012, the last trading day immediately preceding the announcement of the entry into the Evergreen Purchase Agreement, one week prior (October 15, 2012) and one month prior (September 21, 2012) and then analyzed the resulting share price.  The results of these analyses are summarized in the table below:

	Implied Share Price Range
	25th Percentile	75th Percentile
October 22, 2012	$2.16	$2.70
1 Week Premium	$2.14	$2.70
1 Month Premium	$2.05	$2.57

Comparable Company Analysis

Roth reviewed and compared certain publicly available financial information for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded companies in the footwear, apparel and sporting goods industries, which in the exercise of its professional judgment and based on its knowledge of the industries, Roth determined to be relevant to its analysis.  Although none of the following companies is identical to the Company, Roth selected these companies because they had publicly traded equity securities and were deemed to be similar to the Company in one or more respects including the nature of their business, level of profitability, historical and projected revenue growth, size and geographic location.

●	Brown Shoe Co. Inc.
●	Callaway Golf Co.
●	Delta Apparel Inc.
●	JAKKS Pacific, Inc.
●	K-Swiss Inc.
●	Perry Ellis International Inc.
●	Rocky Brands, Inc.
●	Skechers USA Inc.

For purposes of this analysis, Roth analyzed, as of December 5, 2012, the ratio of enterprise value (defined as fully diluted market capitalization plus total debt less cash and cash equivalents) to last twelve month (“LTM”) revenue and estimated calendar year 2012 revenue, for the comparable companies.  For the comparable companies’ LTM financial information, Roth used financial metrics from publicly available information from Commission filings and for the comparable companies’ estimated 2012 revenue, Roth used median research analysts’ estimates as reported by Bloomberg on December 5, 2012.  The overall observed LTM revenue and 2012 estimated revenue multiples for the comparable companies were as follows:

	EV/EBITDA Multiples
	LTM		2012
Brown Shoe Co. Inc.	0.4	x	0.4	x
Callaway Golf Co.	0.6		0.6
Delta Apparel Inc.	0.5		0.5
JAKKS Pacific, Inc.	0.4		0.4
K-Swiss Inc.	0.3		0.3
Perry Ellis International Inc.	0.5		0.5
Rocky Brands, Inc.	0.6		0.6
Skechers USA Inc.	0.6		0.6

High	0.6	x	0.6	x
Low	0.3		0.3

Roth applied the range of multiples to the LTM and projected 2012 revenues of the Company.  The results of these analyses are summarized in the table below:

35

	Implied Share Price Range
EV / LTM Revenue	$2.36	$2.66
EV / 2012E Revenue	$2.34	$2.60

Although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company’s business.  In particular, the selected companies are all significantly larger than the Company and none of the selected companies have a similar history of operating losses as the Company.  Accordingly, Roth’s comparison of selected companies to the Company and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Company.

Precedent Transactions Analysis

Roth analyzed certain information relating to selected transactions in the footwear, apparel and sporting goods industries from June 2002 to December 2012.  Roth selected the transactions because, in the exercise of its professional judgment, Roth determined the targets in such transactions to be relevant companies having operations and financial performance similar to the Company.  The selected transactions analyzed were the following:

Announcement Date		Acquirer		Target	EV / LTM EBITDA

6/2012	•	Sequential Brands	•	DVS	0.2	x
6/2012	•	Kenneth D. Cole	•	Kenneth Cole Productions	0.5
6/2012	•	Taylor Made Golf	•	Adams Golf	0.7
5/2012	•	Wolverine Worldwide, Blum Capital and Golden Gate Capital	•	Collective Brands	0.5
5/2011	•	Steve Madden	•	Topline Corporation	0.3
2/2011	•	Brown Shoe Co.	•	American Sporting Goods	0.6
10/2008	•	Adidas AG	•	Ashworth	0.4
6/2008	•	Dorel	•	PTI Sports	0.4
2/2008	•	Sun Capital Partners	•	Kellwood	0.4
10/2004	•	Bravo Sports	•	Variflex	0.7
7/2004	•	Russell Corporation	•	Huffy Sports	0.4
3/2003	•	Tecnica	•	Rollerblade	0.3
6/2002	•	Globe International	•	Kubik	0.2

For each of the selected transactions, Roth calculated and compared the resulting enterprise value in the transaction as a multiple of LTM EBITDA.  The multiples for the selected transactions were based on publicly available information at the time of the relevant transaction.  The overall range of LTM revenue multiples for the selected transactions were as follows:

Precedent Transaction Multiples Range
LTM Revenue	0.2	x	0.7	x

Roth applied the range of multiples to the LTM revenues of the Company.  The results of this analysis are summarized in the table below:

Implied Share Price Range
EV / LTM Revenue	$2.19	$2.81

No company or transaction utilized in the precedent transactions analysis is identical to the Company or to the proposed Merger. In evaluating the precedent transactions and selecting implied multiples, Roth made judgments and assumptions concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected transactions and the Company.

36

Miscellaneous

The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description.  The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.  No single result or method of analysis, including whether or not a specific result or analysis compared favorably to the implied transaction value of the Merger, was dispositive of Roth’s opinion.  Rather, in arriving at its opinion, Roth considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered.  Roth believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion.  In addition, Roth may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Roth’s view of the actual value of the Company. In performing its analyses, Roth made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of the Company.  Roth was advised by the management of the Company that the operations of the Company had declined since the preparation by management of its five-year financial forecast, and, accordingly, that the five-year financial forecast was no longer reflective of management’s best currently available estimates and judgments as to the future financial results and condition of the Company and should not be relied upon for purposes of Roth’s analyses and opinion.  In addition, Roth was advised by the management of the Company that it had not prepared updated financial forecasts beyond fiscal year 2012.  Given the absence of a long-term forecast that the management of the Company believes was reliable for the purposes of Roth’s analyses and opinion, Roth did not perform an analysis of the estimated present value of the future cash flows of the Company.

Roth was engaged by the Company to act as its financial advisor in connection with the Merger.  In connection with this engagement, the Company has agreed to pay Roth an aggregate fee of $950,000, of which $100,000 was paid upon delivery of Roth’s prior opinion in connection with the Evergreen Purchase Agreement on October 20, 2012, $200,000 was payable upon delivery of Roth’s opinion in connection with the Merger and $650,000 is contingent upon the consummation of the Merger.  The Company also has agreed to indemnify Roth against certain liabilities, and to reimburse Roth for certain expenses, which are related to or result from Roth’s engagement.  Other than this engagement, during the two years preceding December 6, 2012, the date of Roth’s opinion, Roth has not had any material relationship with the Company for which compensation has been received or is intended to be received.

Roth, as part of its investment banking business, is regularly engaged in the valuation of entities’ businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.  Roth is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services.  In the ordinary course of business, Roth and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and for the accounts of customers, equity securities of the Company, and, accordingly, may at any time hold a long or a short position in such securities.

Unaudited Financial Projections

We do not as a matter of course publicly disclose detailed forecasts or internal projections as to future performance, revenues, earnings or financial condition.  For internal planning purposes, and in the course of the Company’s sale process, the Company’s management and Roth prepared non-public prospective financial information for calendar year 2012, which is set forth below (the “2012 Projections”).

Projected Financial Information—Remainder of 2012 Fiscal Year

	2011		Initial 2012 Forecast(1)		Final 2012 Forecast(2)
	4th Quarter Actual	Fiscal Year Actual	4th Quarter Forecast	Fiscal Year Forecast	4th Quarter Forecast	Fiscal Year Forecast
Net sales	$10,948	$32,017	$14,258	$38,623	$8,353	$28,027
Gross profit	3,963	13,320	5,916	16,018	3,115	10,693
Percent of net sales	36.2%	41.6%	41.5%	41.5%	37.3%	38.2%
Total operating expenses	6,013	19,486	5,504	17,096	4,444	16,900
Income (loss) from operations	(2,050)	(6,166)	412	(1,078)	(1,329)	(6,208)
Percent of net sales	(18.7)%	(19.3)%	2.9%	(2.8)%	(15.9)%	(22.1)%
Other (income) expense	(64)	(805)	(79)	(331)	15	1,349
Income (loss) before income taxes	(1,986)	(5,361)	490	(748)	(1,344)	(7,556)
Income tax expense (benefit)	(6)	239	0	0	2	(515)
Net income (loss)	(1,980)	(5,600)	490	(748)	(1,346)	(7,041)
Net income (loss) per share	$(0.07)	$(0.20)	$0.02	$(0.03)	$(0.05)	$(0.26)

(1) Prepared on March 9, 2012.
(2) Prepared on December 5, 2012.

Stockholders are cautioned not to place undue, if any, reliance on the 2012 Projections.

37

The inclusion of the 2012 Projections should not be regarded as an indication that our management, our Board, the Committee, Roth or Sequential considered, or now considers, any of the projected financial information to be predictive of actual future results.  The 2012 Projections were based upon expectations of the Company’s management at the time the projected financial information was prepared. Based upon current information, it is highly unlikely that the 2012 Projections will prove to be reflective of actual results, as our current expectation of actual results is that they will be lower than such projections.  In addition, the financial information set forth above did not reflect the effects of the announcement of the transaction with Evergreen or the Merger.

The assumptions upon which the projections were based necessarily involved judgments that were difficult or impossible to predict accurately and many of which were beyond the Company’s control.  The inclusion of the 2012 Projections should not be regarded as an indication that any of the Company, Roth, Sequential or any of their respective affiliates or representatives considered or consider that information to be necessarily predictive of actual future events, and such information should not be relied upon as such.  Specifically, as described above in “Opinion of Our Financial Advisor – Miscellaneous,” we advised Roth (a) that our operations had declined since the preparation of our five-year financial forecast, and, accordingly, that the five-year financial forecast was no longer reflective of management’s best currently available estimates and judgments as to the future financial results and condition of the Company and should not be relied upon for purposes of Roth’s analyses and opinion and (b) that we had not prepared updated financial forecasts beyond fiscal year 2012.  Roth did not perform an analysis of the estimated present value of the future cash flows of the Company, given the absence of any long-term forecast that our management deemed reliable.

In light of the factors described herein and the uncertainties inherent in the projected financial information, Stockholders are cautioned not to rely on such information.

The 2012 Projections were not prepared with a view toward public disclosure or toward complying with GAAP, the published guidelines of the Commission regarding projections or pro forma financial information or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective or pro forma financial information.  Neither our independent registered public accounting firm, nor any independent accountants, have compiled, examined or performed any procedures with respect to the financial information above, nor have they expressed any opinion or any other form of assurance on such financial information or its achievability, and they assume no responsibility for, and disclaim any association with, such financial information.

The 2012 Projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement and pendency of the Merger.  There can be no assurance that the announcement of the Merger will not cause its customers and distributors to delay or cancel their orders pending the consummation of the Merger or the clarification of Sequential’s intentions with respect to the conduct of the Company’s business thereafter.  Any such delay or cancelation of orders is likely to adversely affect the Company’s ability to achieve the results reflected in such financial projections.  The projected financial information does not take into account any changes in the Company’s operations, business, financial condition or results of operations which may result from the Merger, including, without limitation, any cost savings or other benefits.  Further, the 2012 Projections do not take into account the effect of any failure to complete the Merger.  The inclusion of the 2012 Projections herein should not be deemed an admission or representation by the Company or any other person that they were viewed as material information with respect the Company, and in fact the Company and its management do not view the 2012 Projections as material because of the inherent risks and uncertainties associated with such projections.

None of the Company or its affiliates, advisors, officers, directors or representatives has made or makes any representation to any Stockholder or other person regarding the ultimate performance of the Company compared to the information contained in the 2012 Projections or that the projected results will be achieved.

BY INCLUDING THE 2012 PROJECTIONS, NEITHER THE COMPANY NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR OTHER AFFILIATES AND REPRESENTATIVES UNDERTAKE ANY OBLIGATION TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THIS INFORMATION TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THIS INFORMATION, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL INFORMATION ARE SHOWN TO BE IN ERROR OR TO HAVE CHANGED.

Summary of the Merger Agreement

38

Merger Consideration and Effects of Merger

Pursuant to the Merger Agreement, Merger Sub, a wholly owned subsidiary of Sequential, will merge with and into the Company, with the Company continuing as a wholly owned subsidiary of Sequential.  Each share of Common Stock issued and outstanding immediately before the effective time of the Merger (other than shares of Common Stock owned by Sequential, Merger Sub, any other subsidiary of Sequential, the Company or any subsidiary of the Company, and shares of Common Stock held by the Stockholders, if any, who have properly demanded and validly perfected their statutory rights of appraisal with respect to the Merger) will, as a result of the Merger, be converted into the right to receive $2.25 in cash, without interest and less any applicable withholding tax.

All shares of Common Stock so converted will, by virtue of the Merger, be canceled and cease to exist, and each holder of a certificate representing any shares of Common Stock will cease to have any rights with respect to such certificate, other than the right to receive the $2.25 per share merger consideration upon surrender of such certificate.

Each outstanding share of common stock of Merger Sub will be converted into one share of Common Stock of the Company as the surviving corporation of the Merger.

As a result of the Merger, Stockholders will no longer have any interest in, and no longer be stockholders of, the Company and will not participate in any of our future earnings or growth.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties of the Company to Sequential and Merger Sub relating to, among other things:  organization, good standing and qualification of the Company; capitalization; corporate authority of the Company, Merger approval and fairness of the merger consideration; governmental filings and the absence of violations; periodic reporting with the Commission and financial statements; the absence of undisclosed liabilities; Stockholder solicitation materials; the absence of certain changes; material contracts; title to assets and condition and sufficiency of assets; real property; intellectual property; inventory; accounts receivable; customers and suppliers; insurance; legal proceedings and Governmental Orders; compliance with laws and permits; environmental matters; employee benefit matters; employment matters; taxes; product liability claims; transactions with affiliates; and brokers.

The Merger Agreement contains a number of representations and warranties of Sequential and Merger Sub to the Company relating to, among other things: organization, good standing and qualification of Sequential and Merger Sub; corporate authority of Sequential and Merger Sub; conflicts and consents; brokers; legal proceedings; disclaimers of representations and warranties; independent investigation; Stockholder solicitation materials; capitalization of Merger Sub; and interested Stockholders.

The representations and warranties described above and included in the Merger Agreement were made by each of Sequential and the Company to the other party.  These representations and warranties may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  In addition, such representations and warranties (a) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a knowing breach as of the date of the Merger Agreement, and (b) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.  Accordingly, the Merger Agreement is included in this Proxy Statement only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.  The representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this Proxy Statement and in the documents incorporated by reference into this Proxy Statement.  See “Where You Can Find Additional Information” below.

Closing Conditions

The conditions precedent to the obligations of the Company, on the one hand, and Sequential and Merger Sub, on the other hand, to effect the Merger (each of which may be waived by the other party at or before the effective time of the Merger) include the following:

●	Obtaining Stockholder adoption of the Merger Agreement and approval of the Merger; and

●	The absence of, among other things, an order, judgment or injunction if that would make the Merger illegal or otherwise prohibit or prevent the completion of the Merger.

39

The conditions precedent to the obligations of Sequential and Merger Sub to effect the Merger (each of which may be waived by Sequential and Merger Sub at or before the effective time of the Merger) include the following:

●	The accuracy of the Company’s representations and warranties, with certain materiality standards depending on the specific representation;

●	The Company shall have performed in all material respects its obligations under the Merger Agreement required to be performed before the closing of the Merger;

●	The Company shall have entered into a termination agreement with Evergreen respect to the Evergreen Purchase Agreement in form and substance satisfactory to Sequential; and

●	The Company shall have delivered an officer’s certificate with respect to its satisfaction of the foregoing closing conditions.

The conditions precedent to the obligations of the Company to effect the Merger (each of which may be waived by the Company at or before the effective time of the Merger) include the following:

●	The accuracy of Sequential’s and Merger Sub’s representations and warranties, with certain materiality standards depending on the specific representation;

●	Sequential and Merger Sub shall have performed in all material respects their obligations under the Merger Agreement required to be performed before the closing of the Merger;

●	Sequential shall have delivered an officer’s certificate with respect to its and Merger Sub’s satisfaction of the foregoing closing conditions.

Covenants

The Merger Agreement contains numerous covenants of the Company, Sequential and Merger Sub, respectively, during the period up to and including the date of closing of the Merger. The covenants that are specific to the Company generally relate to, among other things: the conduct of the Company’s business operations, and related matters, before the closing; providing Sequential and Merger Sub with access to, and deliveries of, certain information; ceasing all activity regarding alternative acquisition proposals, except with respect to unsolicited alternative acquisition proposals (as described further below); holding a meeting of the Stockholders and soliciting proxies from the Stockholders to obtain the adoption of the Merger Agreement and the approval of the Merger by the Stockholders; cooperation and efforts to close the Merger, including obtaining necessary waivers, consents and approvals from, and making all necessary notices to, any government entities or third-parties; notifications to Sequential and Merger Sub of certain events; delisting and deregistering the Common Stock; public announcements; periodic filings with the Commission.

In addition, the Merger Agreement:

●
Provides that the surviving corporation in the Merger will obtain and fully pay for “tail” insurance policies with a claims period of six years from and after the effective time of the Merger from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance, with benefits and levels of coverage at least as favorable as the Company’s existing policies existing or occurring at or prior to the effective time of the Merger (including in connection with the Merger Agreement or the transactions or actions contemplated hereby), subject to a cap on the premiums due under such policy;

●	Requires Sequential to pay the Company the amount of the termination fee that is payable to the Company by Evergreen, as required pursuant to the Evergreen Purchase Agreement;

●
Provides that each of Sequential and Merger Sub, on the one hand, and the Company, on the other hand, shall pay its respective expenses incurred in connection with the Merger and the transactions contemplated thereby; provided, that the Company’s expenses in respect of the Merger and the other transactions contemplated thereby must not exceed $2,250,000;

●
Restricts the Company and its subsidiaries from adopting a shareholder rights agreement, rights plan, “poison pill” or similar agreement, unless such agreement exempts from its application the Merger and the other transactions contemplated thereby; and

40

●	Obligates the surviving corporation of the Merger to satisfy the Company’s obligations under its existing severance policies for a period of one year following the closing of the Merger.

The covenants that are specific to Sequential and Merger Sub generally relate to, among other things:  cooperation and efforts to close the Merger, including obtaining necessary waivers, consents and approvals from, and making all necessary notices to, any government entities or third-parties; payment of certain expenses; and an equity contribution to Merger Sub before the effective time of the Merger that, together with the cash held by the Company, will be sufficient to pay the aggregate merger consideration to the Stockholders.

The Merger Agreement obligates the Company and its subsidiaries to, among other things, cease any solicitation, encouragement, discussions or negotiations or other efforts with respect to, including the facilitation or encouragement of, an alternative transaction proposal, subject to limited exceptions.  Notwithstanding these no-shop provisions of the Merger Agreement, during the period commencing on the date of the Merger Agreement and ending on the date of the adoption of the Merger Agreement by the Stockholders, the Company and its subsidiaries may, under certain circumstances, provide information to and participate in discussions or negotiations with third parties with respect to certain alternative transaction proposals that the Board has determined are or would lead to a bona fide written alternative transaction proposal that the Board or a committee thereof has determined, in its good faith judgment, after consulting with and receiving the advice of its financial advisors and outside legal counsel, is or could reasonably be expected to lead to a Superior Proposal, subject to certain other criteria set forth in the Merger Agreement.  If, during this period, the Board determines to pursue a Superior Proposal in accordance with the Merger Agreement, the Merger Agreement requires, among other things, that the Company give Sequential prior notice of such determination, along with supporting documentation with respect to such Superior Proposal, and the opportunity to propose revisions to the Merger Agreement such that the Superior Proposal would no longer constitute a Superior Proposal.

Termination of the Merger Agreement; Termination Fee

The Merger Agreement may be terminated before the effective time of the Merger in the following circumstances:

●	By mutual written consent of Sequential, Merger Sub and the Company;

●
By either Sequential or the Company, if the Merger has not occurred on or before March 15, 2013 (the “Outside Date”), unless the party seeking termination of the Merger Agreement on such basis has breached its obligations under the Merger Agreement in any manner that constitutes the primary cause of the failure of the Merger to have occurred before the Outside Date;

●
By either Sequential or the Company, if any Governmental Order permanently enjoining, restraining or otherwise prohibiting the making or the consummation of the Merger exists and such Governmental Order shall have become final and non-appealable, unless the party seeking termination of the Merger Agreement on such basis has breached its obligations under the Merger Agreement in any manner that is the primary cause of the existence of such Governmental Order;

●
By Sequential, (i) if the Board changes its recommendation to Stockholders of the adoption of the Merger Agreement or if, following the public announcement of an alternative acquisition proposal or the commencement of a tender offer or exchange offer for the Shares, the Board fails to publicly confirm the Board’s recommendation to adopt the Merger Agreement (and, in the case of a tender offer or exchange offer, failed to publicly recommend that the Stockholders reject such tender offer or exchange offer) upon Sequential’s written request within ten days after the Company’s receipt of any such request (or, in the case of a tender offer or exchange offer, such commencement) (or, if the Outside Date is fewer than ten days after the Company’s receipt of such request from Sequential or, in the case of a tender offer or exchange offer, such commencement, by the close of business on the business day immediately preceding the Outside Date), or (ii) if there has been a breach of any representation, warranty, covenant or agreement made by the Company in the Merger Agreement or any such representation or warranty becomes untrue or incorrect, in any such case in a manner that will cause the applicable conditions to closing not to be satisfied, and such breach or failure to be true or correct either is not curable or, if curable, has not been cured before the earlier of (x) the Outside Date and (y) the tenth day after written notice thereof has been given by Sequential or Merger Sub to the Company;

●
By the Company, if there has been a breach of any representation, warranty, covenant or agreement made by Sequential or Merger Sub in the Merger Agreement or any such representation or warranty becomes untrue or incorrect, which breach or failure to perform has had, or would reasonably be expected to have, a material adverse effect on Sequential and is not curable or, if curable, has not been cured before the earlier of (i) the Outside Date and (ii) the tenth day after written notice thereof has been given by the Company to Sequential or Merger Sub; or

41

●
By the Company, in connection with the Board changing its recommendation to Stockholders of the adoption of the Merger Agreement in response to a Superior Proposal and causing the Company to concurrently enter into a definitive agreement regarding an alternative acquisition proposal providing for a Superior Proposal; provided that the Company and the Board have complied in all material respects with certain notice, negotiation and other requirements set forth in the Merger Agreement with respect to such Superior Proposal.

If Sequential terminates the Merger Agreement because the Board changes its recommendation to Stockholders of the adoption of the Merger Agreement, or because the Board fails to publicly confirm the Board’s recommendation to adopt the Merger Agreement, as set forth above, or if the Company terminates the Merger Agreement in connection with the Board changing its recommendation to Stockholders of the adoption of the Merger Agreement in response to a Superior Proposal and causes the Company to concurrently enter into a definitive agreement regarding an alternative acquisition proposal providing for a Superior Proposal, then the Company must pay to Sequential a termination fee equal to $900,000 within two business days following the date of such termination of the Merger Agreement.

If an alternative acquisition proposal is made known to the Board or is publicly announced, and the Merger Agreement is terminated by Sequential or the Company because the Merger has not occurred on or before March 15, 2013, as set forth above, then the Company must pay to Sequential, within two business days following the date of such termination, all reasonable and documented out-of-pocket expenses of Sequential and Merger Sub incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated thereby, not to exceed $450,000, and if, within one year following such termination, the Company closes an alternative acquisition transaction, the Company must pay to Sequential, no later than two business days following the date of such consummation, a termination fee equal to $900,000, minus the expense reimbursement amount previously paid to Sequential.

Survival

Subject to certain exceptions, the representations, warranties, covenants and provisions in the Merger Agreement do not survive the Merger.  The provisions in the Merger Agreement that survive the Merger relate to, among others, the following matters: the effect of the Merger on the Company’s capital stock, payment of the merger consideration, exchange of certificates through the paying agent, lost, stolen or destroyed certificates, appraisal rights, treatment of equity plans, indemnification and directors’ and officers’ insurance and confidentiality.

Voting Agreements

Capital Southwest Venture Corporation, which currently owns 9,317,310 shares of Common Stock, or approximately 33.79% of the issued and outstanding Common Stock, and Patrick F. Hamner, one of the Company’s directors who currently owns 363,150 shares of Common Stock, or approximately 1.3% of the issued and outstanding Common Stock (and who currently holds options to purchase an additional 790,000 shares of Common Stock, or approximately 2.9% of the issued and outstanding Common Stock), entered into voting agreements with Sequential on December 7, 2012, pursuant to which they irrevocably agreed, among other things, to vote their shares in favor of the adoption of the Merger Agreement and the approval of the Merger and against competing acquisition proposal.  The Company is a party to these voting agreements for the limited purposes set forth in the voting agreements.  Pursuant to such voting agreements, if such stockholders acquire beneficial or record ownership of any additional shares of our Common Stock, such shares will also be subject to the voting agreements.

The foregoing description of such voting agreements and the Company’s obligations therein does not purport to be complete and is qualified in its entirety by reference to the full text of the respective voting agreements entered into by the referenced parties, copies of which are attached as Exhibit 10.2 and Exhibit 10.3 to our Current Report on Form 8-K filed with the Commission on December 10, 2012 and incorporated herein by reference.

Board Approval; Fairness Opinion

The Board engaged Roth, an independent investment banking firm, to evaluate the Merger and to provide its opinion as to the fairness, from a financial point of view, to the Stockholders of the consideration to be paid to the Stockholders pursuant to the Merger Agreement.  Roth delivered to the Board its opinion that, subject to the limitations set forth in its opinion, as of December 6, 2012, the per share consideration to be received by the Stockholders pursuant to the Merger Agreement is fair to the Stockholders from a financial point of view.

The Board, taking into account the fairness opinion received from Roth, unanimously approved and authorized the Merger Agreement and the Merger.

42

Payment for Shares of Common Stock

Promptly following the effective time of the Merger, a paying agent will mail to you a letter of transmittal and instructions.  The letter of transmittal will tell you how to surrender your stock certificates representing Common Stock in exchange for the merger consideration.  You should not return your stock certificates with the proxy card, and you should follow the instructions in the letter of transmittal for the return of your stock certificates or the book entry transfer of any uncertificated shares.

Equity Commitment

In connection with the Merger, Sequential has entered into an equity commitment letter with its affiliate and financial sponsor, Tengram Capital Partners Gen2 Fund, L.P., pursuant to which such entity has agreed to provide up to $8,100,000 of equity financing to Sequential, subject to the terms and conditions set forth therein, if needed, for Sequential to contribute cash to Merger Sub in an amount which, together with the cash held by the Company at the time of the closing of the Merger, will be sufficient to pay, among other things, the aggregate merger consideration to the Stockholders in accordance with the Merger Agreement upon closing of the Merger.  The commitment letter will automatically terminate upon the closing of the Merger or ninety (90) days after the termination of the Merger Agreement for any reason.  In addition, the commitment of Tengram Capital Partners Gen2 Fund, L.P. under the commitment letter is subject to certain conditions, including that all conditions to the obligations of Sequential and Merger Sub under the Merger Agreement have been satisfied or waived in accordance with the Merger Agreement and the Merger Agreement will not have been terminated.

Recommendation of our Board

Our Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable and in the best interests of the Company and the Stockholders, (ii) authorized and approved in all respects the Merger Agreement, and authorized and directed the execution of the Merger Agreement and any other ancillary agreements contemplated thereby to which the Company is a party and (iii) resolved to recommend that Stockholders adopt the Merger Agreement and approve the Merger and any other matters related to the foregoing that require the approval of Stockholders. Our Board unanimously recommends that Stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger.

In reaching its determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and the Stockholders and its decision to approve the Merger Agreement and recommend its adoption and the Merger’s approval to Stockholders, our Board evaluated a variety of business, financial and market factors, as described more fully below.

Material Accounting Treatment

The Merger will be accounted for as a purchase under generally accepted accounting principles.  The purchase price will be assigned to the fair value of the net tangible and intangible assets acquired, with any amounts in excess thereof being assigned to goodwill.  Goodwill will be capitalized unless and until it is deemed to be impaired, in which case the impairment will be measured and any such amount will be charged against current earnings.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders

The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. persons (as defined below) and non-U.S. persons (as defined below) whose shares of Common Stock are converted into the right to receive cash in the Merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our Stockholders. For purposes of this discussion, we use the term “U.S. person” to mean a beneficial owner of shares of our Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or any of its political subdivisions;

•
a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

43

For purposes of this discussion, we use the term “non-U.S. person” to mean a beneficial owner, other than a partnership, of shares of Common Stock that is not a U.S. person (as defined above).

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding Common Stock should consult its tax advisor.

This discussion is based on current law, which is subject to change, possibly with retroactive effect. It applies only to beneficial owners that hold shares of our Common Stock as capital assets, and may not apply to shares of Common Stock received in connection with the exercise of employee stock options or otherwise as compensation, to Stockholders that validly exercise their rights under Delaware law to object to the Merger or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, Stockholders subject to the alternative minimum tax, U.S. persons that have a functional currency other than the U.S. dollar, certain former citizens or residents of the United States or Stockholders that hold Common Stock as part of a hedge, straddle, integration, constructive sale or conversion transaction). This discussion does not address the assumption of or receipt of consideration in connection with restricted stock, stock appreciation rights, restricted stock units or options to purchase shares of Common Stock, or any other matters relating to equity compensation or benefit plans. This discussion also does not address any aspect of state, local or non-U.S. tax laws.

U.S. Persons
Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement.  The exchange of shares of our Common Stock for cash in the Merger by a U.S. person will be a taxable transaction for U.S. federal income tax purposes. In general, a Stockholder whose shares of Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares and the Stockholder’s adjusted tax basis in such shares. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a Stockholder’s holding period for such shares is more than 12 months at the time of the consummation of the Merger.  Long-term capital gain recognized by a Stockholder that is an individual, estate or trust generally is taxed at a maximum current U.S. federal income tax rate of 15%, which rate is generally scheduled to be increased to 20% for capital gains recognized after December 31, 2012.  Additionally, legislation enacted in 2010 requires certain U.S. Stockholders who are individuals, trusts or estates to pay a Medicare tax of 3.8% (in addition to taxes they would otherwise be subject to) on investment income for taxable years beginning after December 31, 2012.  In the case of a Stockholder that is a corporation, capital gains are currently taxed at the same rate as ordinary income.  There are limitations on the deductibility of capital losses.  U.S. corporations generally may carry back capital losses up to three taxable years and generally may carry forward capital losses up to five taxable years.  Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income; however, U.S. individuals are allowed to offset a limited amount of net capital loss against ordinary income.

Backup Withholding and Information Reporting.  Backup withholding of tax may apply to cash payments to which a non-corporate Stockholder is entitled under the Merger Agreement, unless the Stockholder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules.  The back-up withholding tax is currently imposed at a rate of 28%, but is scheduled to increase to 31% in 2013.  Each of our Stockholders should complete and sign the Form W-9 that will be included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. Cash received in the Merger also generally will be subject to information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowable as a refund or a credit against a Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Non-U.S. Persons

Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement. The receipt of cash in exchange for shares of Common Stock in the Merger by a non-U.S. person generally will be exempt from U.S. federal income tax, unless:

•
the gain on shares of Common Stock, if any, is effectively connected with the conduct by the non-U.S. person of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to the non-U.S. person’s permanent establishment in the United States), in which event (i) the non-U.S. person will be subject to U.S. federal income tax as described under “—U.S. Persons” above, but such non-U.S. person should provide a Form W-8ECI instead of a Form W-9, and (ii) if the non-U.S. person is a corporation, it also may be subject to branch profits tax on such gain at a 30% rate (or such lower rate as may be specified under an applicable income tax treaty); or

44

•
the non-U.S. person is an individual who was present in the United States for 183 days or more in the taxable year and certain other conditions are met, in which event the non-U.S. person will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of the shares of Common Stock net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year.

Non-U.S. persons should consult their United States tax advisors with respect to the U.S. and non-U.S. tax consequences to them of the Merger.

Backup Withholding and Information Reporting.  In general, if you are a non-U.S. person, you will not be subject to backup withholding and information reporting on a payment made with respect to shares of our Common Stock exchanged for cash in the Merger if you have provided an IRS Form W-8BEN (or a Form W-8ECI if your gain is effectively connected with the conduct of a U.S. trade or business) as part of the letter of transmittal. If shares are held through a foreign partnership or other flow-through entity, certain documentation requirements may also apply to the partnership or other flow-through entity.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. person’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service.

Under specified circumstances, Stockholders are entitled to exercise appraisal rights in connection with the Merger.  If appraisal rights are available and a Stockholder who is a U.S. person receives cash pursuant to the exercise of such rights, such Stockholder generally will recognize gain or loss, measured by the difference between the cash received and such Stockholder’s tax basis in the Common Stock sold.  Such Stockholder will generally be taxed as described above under sub-item “U.S. Persons” above, including such Stockholder’s receipt of consideration pursuant to the Stockholder’s exercise of appraisal rights may be subject, under certain circumstances, to U.S. federal backup withholding as described above.

The U.S. federal income tax consequences described above are not intended to constitute either legal advice to any Stockholder or a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each Stockholder should consult with the Stockholder’s own tax advisor regarding the applicability of the rules discussed above to the Stockholder and the particular tax effects to the Stockholder of the Merger in light of such Stockholder’s particular circumstances, the application of state, local and non-U.S. tax laws, and, if applicable, the tax consequences of the assumption of or receipt of consideration in connection with options to purchase Common Stock, restricted stock, stock appreciation rights or restricted stock units.

Litigation Relating to the Evergreen Purchase Agreement

Following the announcement that we entered into the Evergreen Purchase Agreement with Evergreen, a stockholder class action suit was filed against each of the Company’s directors, the Company and Evergreen alleging, among other things, that our directors violated their fiduciary duties and did not disclose all material information with respect to the proposed asset sale pursuant to the Evergreen Purchase Agreement.  In addition, the plaintiff alleged that the Company and Evergreen aided and abetted our directors in the alleged wrongdoing.  The plaintiff seeks injunctive relief and unspecified damages.  The Company and its directors deny the allegations and intend to defend the lawsuit vigorously.

Appraisal Rights

Under Section 262 of the DGCL, holders of our Common Stock who do not vote in favor of the proposal to adopt the Merger Agreement and approve the Merger will have the right to seek appraisal of the “fair value” of their shares of Common Stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if they comply with all requirements of the DGCL, which are summarized in this Proxy Statement.  The judicially determined appraisal amount could be more than, the same as or less than the merger consideration.

Any holder of Common Stock intending to exercise appraisal rights, among other things, must submit a written demand for an appraisal to us before the vote on the proposal to adopt the Merger Agreement and approve the Merger, must not vote in favor of adoption of the Merger Agreement and approval of the Merger and must otherwise strictly comply with all of the procedures required by the DGCL. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. A copy of Section 262 of the DGCL is attached hereto as Annex C.  See “Rights of Appraisal” below.

45

Delisting and Deregistration of Common Stock

As a result of the Merger, you will not own any shares of capital stock of the Company, as the surviving corporation of the Merger, or Sequential and you will not have any rights as a stockholder of the Company, as the surviving corporation of the Merger, following consummation of the Merger.

If the Merger is completed, the Common Stock will be delisted from The Nasdaq Capital Market.  In addition, the Common Stock will be deregistered under Section 12(b), and the Company’s reporting obligations will be suspended under Section 15(d), of the Exchange Act.  As such, the Company will cease to be an independent, publicly-traded company.  If the Merger is not completed, the Company will remain an independent publicly-traded company, our Common Stock will continue to be registered under the Exchange Act and, provided we continue to comply with applicable continued listing requirements, we will remain listed and traded on the The Nasdaq Capital Market.

The Board recommends a vote “FOR” the Merger Proposal.

PROPOSAL NO. 2 – ADVISORY VOTE ON CHANGE OF CONTROL COMPENSATION

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that the Company provide its Stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation payable under existing arrangements with the Company that certain of the Company’s executive officers will or may be entitled to receive as a result of the Merger (the “Change of Control Compensation”).  All of these existing arrangements between the Company and its executive officers listed below were entered into before the negotiation of the Merger Agreement with Sequential.

The Change of Control Compensation is set forth in the table below:

Golden Parachute Compensation
Name	Cash(1)	Equity(2)	Pension/ Non-Qualified Deferred Compensation	Perquisites/ Benefits(3)	Tax Reimbursement	Other	Total
Thomas C. Hansen	$794,026	$427,554	$-	$32,778	$-	$-	$1,254,358
Craig D. Storey	$316,226	$113,596	$-	$-	$-	$-	$429,822
John W. O’Neil(4)	$-	$-	$-	$-	$-	$-	$-

(1)           Cash:  The components of the cash payment calculation in the table above consist of (a) severance payments payable to Mr. Hansen and Mr. Storey under their respective employment agreements, (b) cash bonus payments payable to Mr. Hansen and Mr. Storey under the Company’s 2012 Management Incentive Plan, (c) cash bonus payments payable to Mr. Hansen and Mr. Storey under the Company’s 2012 Long-Term Management Incentive Plan and (d) accrued vacation that is payable to Mr. Hansen and Mr. Storey, in each case, as a result of the Merger.

Employment Agreement – Thomas C. Hansen

We entered into an Executive Employment Agreement with Mr. Hansen in July 2009 (with his employment to commence on or before August 1, 2009).  We anticipate that Mr. Hansen’s employment would be deemed terminated by him for Good Reason (as defined in the agreement) pursuant to the conditions of the agreement or by the Company without Cause (as defined in the agreement) as a result of the Merger.  In such case, Mr. Hansen would be entitled under his agreement to receive an amount equal to his annualized base salary for a period of one year, plus an additional period equivalent to four weeks for every year of employment with the Company in excess of five years, prorated for partial years of such employment, capped at a total combined maximum of 78 weeks of base salary severance, based upon his base salary as of his date of termination.  Such amount would be paid by the Company to Mr. Hansen in accordance with the Company’s normal payroll policies over the 12-month period beginning on the first payroll date that is 60 days following the date of Mr. Hansen’s termination, provided he has executed the release described below by that date and subject to the other terms of the agreement.  The total severance amount payable to Mr. Hansen under his agreement as a result of the Merger would be $440,000.

Before receiving such payment, Mr. Hansen must sign a general release satisfactory to the Company that releases any and all claims he may have against the Company.  Mr. Hansen’s employment agreement prohibits him from disclosing our confidential or proprietary information; such covenant is not subject to a time limitation.  His agreement also contains certain non-competition and non-solicitation provisions which restrict Mr. Hansen during the term of his employment and for a period of one-year (and a period of 18 months for the non-solicitation and no-hire of employees and persons having a business relationship with the Company) after the date of termination of his employment.  A breach of the restrictive covenants in the agreement by Mr. Hansen would give the Company the right to suspend or terminate payment or provision of the severance benefits due to Mr. Hansen under his agreement and recover as damages the value of such benefits previously paid or provided to him by the Company.

46

Employment Agreement – Craig D. Storey

We entered into an Executive Restrictive Covenant and Retention Agreement with Mr. Storey on March 16, 2012.  We anticipate that Mr. Storey’s employment would be deemed terminated without Cause (as defined in the agreement) under that agreement as a result of the Merger.  In such case, Mr. Storey would be entitled under his agreement to receive an amount equal to his annualized base salary.  Such amount would be paid by the Company to Mr. Storey in accordance with the Company’s normal payroll policies over the 12-month period following the date of Mr. Storey’s termination (or the later date of his signing the release described below), subject to the terms of the agreement. The total severance amount payable to Mr. Storey under his agreement as a result of the Merger would be $206,000.

In addition, Mr. Storey will not be entitled to the severance payment until such time that he has executed a waiver and global release of claims he may have against the Company and its Stockholders, subsidiaries, and affiliates, and their current and former employees, in the form requested by the Company.

Mr. Storey’s agreement contains noncompetition and non-solicitation covenants, which will be in effect during the six-month and one year period following his termination with the Company, depending on the particular covenant.  Mr. Storey’s agreement also contains confidentiality and non-disclosure covenants, which are not subject to time limitations.  If Mr. Storey violates these covenants, the Company would be relieved of making the severance payment to Mr. Storey under his agreement, and he would be obligated to reimburse the Company for any such payment previously made to him.

2012 Long-Term Management Incentive Plan

Each of Mr. Hansen and Mr. Storey is a participant in the Company’s 2012 long-term management incentive bonus plan (the “LTMIP”).  The LTMIP generally provides for bonus payments to participants based on the Company’s achievement of certain EPS performance objectives (threshold, target and maximum) during each of years 2012, 2013 and 2014.  The Merger will result in a “Change in Control” under the LTMIP, and, for purposes of calculating bonus payout amounts under the LTMIP, the Board (upon recommendation of its compensation committee) has determined to deem the Merger effective as of December 2012.  A “Change in Control” under the LTMIP results in the bonus payout amounts for the performance year in which the “Change in Control” occurs and any subsequent performance year in the LTMIP performance period to be calculated as if the target EPS performance level had been reached in such year notwithstanding the “Change in Control.”  The bonus payout amount for any completed LTMIP performance year is calculated based on the actual level of performance achieved for that completed LTMIP performance year.

Under the LTMIP, assuming the Merger is deemed to be closed as of December 2012, the Company anticipates that $109,249 would be payable to Mr. Hansen, and that $44,293 would be payable to Mr. Storey, as a result of the Merger.  Such payments would be made by the Company in cash in a lump sum payment within 90 days of the closing of the Merger, with the exact date of payment to be determined by the Company.

2012 Management Incentive Bonus Plan

Each of Mr. Hansen and Mr. Storey is a participant in the Company’s 2012 management incentive bonus plan (the “MIP”).  The MIP generally provides for bonus payments to participants based on the Company’s achievement of certain EPS performance objectives (threshold, target and maximum) during 2012.  The Merger will result in a “Change in Control” under the MIP, and, for purposes of calculating bonus payout amounts under the MIP, the Board has determined to deem the Merger effective as of December 2012.  A “Change in Control” under the MIP results in the bonus payout amounts under the MIP being calculated as if 100% of the target level of performance had been reached notwithstanding the “Change in Control.”

Under the MIP, assuming the Merger is deemed to be closed as of December 2012, the Company anticipates that $219,375 would be payable to Mr. Hansen, and that $61,575 would be payable to Mr. Storey, as a result of the Merger.  Such payments would be made by the Company in cash in a lump sum payment within 90 days of the closing of the Merger, with the exact date of payment to be determined by the Company.

47

Accrued Vacation

The cash amount reported in the table above reflects accrued vacation in the amount of $25,402 for Mr. Hansen and $4,358 for Mr. Storey that would be payable as a result of the Merger.  These amounts have been calculated, pursuant to the Board’s determination, as if the Merger had been closed in December 2012.  The amount payable to Mr. Hansen is due under the Company’s accrued vacation policy and the terms and conditions of his employment agreement (including the ceasing of payments to Mr. Hansen as a result of any breach of a restrictive covenant in his agreement), with such payment to be made to Mr. Hansen in lump sum in cash within 60 days after his termination date.  The amount payable to Mr. Storey is due under the Company’s accrued vacation policy, and is payable by the Company in lump sum in cash as soon as practicable after his termination date.

(2)           Equity:

Restricted Stock Units

Mr. Hansen received awards in 2010, 2011 and 2012, and Mr. Storey received awards in 2011 and 2012, of restricted stock units under the 2006 Plan and the respective award agreements, as described below.  The Merger will result in a “Change in Control” under the 2006 Plan and the respective award agreements for Mr. Hansen and Mr. Storey.  For purposes of calculating the awards to Mr. Hansen and Mr. Storey under the 2006 Plan and the respective award agreements for the stated awards, the Board has determined to deem the Merger effective as of December 2012.  The awards reflected in the above table were calculated based upon the number of restricted stock units that would vest upon the “Change in Control,” using the per share merger consideration of $2.25.

Under the 2006 Plan, Mr. Hansen and Mr. Storey must be employed on the date of the “Change in Control” and otherwise not have experienced a termination of Continuous Service (as defined in the 2006 Plan) to be eligible for any accelerated vesting of their restricted stock units upon a “Change in Control.”  Under the 2006 Plan and the respective award agreements for Mr. Hansen and Mr. Storey, within 90 days of the “Change in Control,” the Company will issue and deliver in the name of Mr. Hansen and Mr. Storey, respectively, one or more stock certificates representing the number of shares of Common Stock that is equal to the number of vested restricted stock units to which Mr. Hansen and Mr. Storey are entitled, respectively.

With respect to the Company’s 2010, 2011 and 2012 awards of restricted stock units, if a “Change in Control” under the 2006 Plan occurs on, or prior to, the last day of the performance period for such award, and the participant is employed by the Company on the date of the closing of the “Change in Control,” the forfeiture restrictions with respect to the awards will lapse on such closing date, and the participant will vest in and have a nonforfeitable right under each award to a “Change in Control Restricted Stock Unit Award,” which will be the sum of the “Completed Performance Year Award” and the “Remaining Performance Year Award” (as each such award is described below).

The participant’s “Completed Performance Year Award” under each restricted stock unit award will be determined by multiplying (a) the target number of restricted stock units awarded to the participant multiplied by a fraction the numerator of which is the number of completed performance years before the year in which the “Change in Control” occurs and the denominator of which is three (3) and (b) the average of the achievement percentages that correspond to the EPS performance level achieved for each completed performance year prior to the “Change in Control.” The participant’s “Remaining Performance Year Award,” if any, under each award will be determined by multiplying (a) the target number of restricted stock units awarded to the participant multiplied by a fraction, the numerator of which is the number of remaining performance years in the performance period (including the performance year in which the “Change in Control” occurs) and the denominator of which is three (3) and (b) the average of the achievement percentages for the remaining performance years in the performance level achieved for each such year was the “target” level set forth above (i.e., 100%), provided, that such “Change in Control” vesting under Mr. Hansen’s 2010 award regarding the “Remaining Performance Year Award” was calculated as if the performance level achieved for the remaining performance year was the “maximum” performance level (i.e., 200%), as set forth below.

The following is a summary of the particular restricted stock unit awards granted to Mr. Hansen and Mr. Storey:

•
Mr. Hansen was granted a restricted stock unit award on August 25, 2010 (with a grant date of August 25, 2010) that is subject to the forfeiture restrictions under the 2006 Plan and the respective award agreement.  The target award granted to Mr. Hansen was 95,339 restricted stock units.  The award is subject to vesting based on EPS of the Company during the period May 1, 2010 and ending December 31, 2012.  The Company’s threshold EPS performance level for 2010 and 2011 was not achieved (making the achievement percentage 0% for each of 2010 and 2011).  Upon the occurrence of a “Change in Control,” the “maximum” achievement percentage (i.e., 200%) for the remaining performance year (i.e., 2012) will be deemed to be achieved.  Accordingly, based on an average achievement percentage of 66.67% for the award period, the total number of restricted stock units under Mr. Hansen’s 2010 award that will vest upon the occurrence of the Merger and the resulting “Change in Control” will be 63,560.

48

•
Mr. Hansen was granted a restricted stock unit award on February 17, 2011 (with a grant date of March 15, 2011) that is subject to the forfeiture restrictions under the 2006 Plan and the respective award agreement.  The target award granted to Mr. Hansen was 98,174 restricted stock units.  The award is subject to vesting based on EPS of the Company during the period January 1, 2011 and ending December 31, 2013.  The Company’s threshold EPS performance level (i.e., 50%) was deemed achieved for the 12-month period beginning January 1, 2011 and ending December 31, 2011.  Upon the occurrence of a “Change in Control,” the “target” achievement percentage (i.e., 100%) for the remaining performance years will be deemed to be achieved.  Accordingly, based on an average achievement percentage of 83.33% for the award period, the total number of restricted stock units under Mr. Hansen’s 2011 award that will vest upon the occurrence of the Merger and the resulting “Change in Control” will be 81,812.

•
Mr. Hansen was granted a restricted stock unit award on February 16, 2012 (with a grant date of March 26, 2012) that is subject to the forfeiture restrictions under the 2006 Plan and the respective award agreement.  The target award granted to Mr. Hansen was 44,652 restricted stock units.  The award is subject to vesting based on EPS of the Company during the period January 1, 2012 and ending December 31, 2014.  Upon the occurrence of a “Change in Control,” the “target” achievement percentage (i.e., 100%) for the remaining performance years will be deemed to be achieved.  Accordingly, based on an average achievement percentage of 100% for the award period, the total number of restricted stock units under Mr. Hansen’s 2012 award that will vest upon the occurrence of the Merger and the resulting “Change in Control” will be 44,652.

•
Mr. Storey was granted a restricted stock unit award on February 17, 2011 (with a grant date of March 15, 2011) that is subject to the forfeiture restrictions under the 2006 Plan and the respective award agreement.  The target award granted to Mr. Storey was 38,813 restricted stock units.  The award is subject to vesting based on EPS of the Company during the period January 1, 2011 and ending December 31, 2013.  The Company’s threshold EPS performance level (i.e., 50%) was achieved for the 12-month period beginning January 1, 2011 and ending December 31, 2011.  Upon the occurrence of a “Change in Control,” the “target” achievement percentage (i.e., 100%) for the remaining performance years will be deemed to be achieved.  Accordingly, based on an average achievement percentage of 83.33% for the award period, the total number of restricted stock units under Mr. Storey’s 2011 award that will vest upon the occurrence of the Merger and the resulting “Change in Control” will be 32,345.

•
Mr. Storey was granted a restricted stock unit award on February 16, 2012 (with a grant date of March 26, 2012) that is subject to the forfeiture restrictions under the 2006 Plan and the respective award agreement.  The target award granted to Mr. Storey was 18,142 restricted stock units.  The award is subject to vesting based on EPS of the Company during the period January 1, 2012 and ending December 31, 2014.  Upon the occurrence of a “Change in Control,” the “target” achievement percentage (i.e., 100%) for remaining performance years will be deemed to be achieved.  Accordingly, based on an average achievement percentage of 100% for the award period, the total number of restricted stock units under Mr. Storey’s 2012 award that will vest upon the occurrence of the Merger and the resulting “Change in Control” will be 18,142.

Stock Options

The table above excludes the stock option awards under the 2006 Plan to Mr. Hansen and Mr. Storey, because the fair value of the Common Stock (calculated using the $2.25 per share merger consideration) did not exceed the exercise price for such options of $2.39 for Mr. Hansen and $2.36 for Mr. Storey under the respective option award agreements.  Mr. Hansen currently has options to acquire 350,000 shares of Common Stock (262,500 of which are vested, the remainder of which will become vested as a result of the Merger), and Mr. Storey currently has options to acquire 75,000 shares of Common Stock (37,500 of which are vested, the remainder of which will become vested as a result of the Merger), upon exercise of such options.

(3)           Perquisites/ Benefits:  Under Mr. Hansen’s employment agreement, he is entitled to be reimbursed for the cost of the monthly health insurance premiums payable by him to maintain coverage for him and his dependents for up to 18 months after his termination without for Good Reason (as defined in his employment agreement) or by the Company without Cause (as defined in his employment agreement) as a result of the Merger.

The amount shown in the table above is the estimated current cost of health insurance premiums to maintain coverage for Mr. Hansen and his dependents for 18 months, net of all premium costs (if any) that he would have paid had his employment continued through the severance period.  Mr. Storey does not participate in the Company’s health insurance plan.

(4)           John O’Neil:  Mr. O’Neil served as the Company’s Vice President, International from July 2007 through June 30, 2012, at which time Mr. O’Neil’s position was eliminated and Mr. O’Neil’s employment was terminated.  Mr. O’Neil is not entitled to receive any amounts in connection with the Merger.

49

This proposal regarding the Change of Control Compensation is merely an advisory vote that will not be binding on the Company, the Board or Sequential or its affiliates. Accordingly, regardless of the outcome of the Advisory Vote on Change of Control Compensation, if the Merger is consummated, the specified officers will be eligible, under existing binding agreements and plans, and the Board’s discretionary authority, to receive the Change of Control Compensation in accordance with the terms and conditions applicable to those payments. While the Company would evaluate any non-approval of the Stockholders of the Advisory Vote on Change of Control Compensation, the Company currently anticipates making payments of the Change of Control Compensation as a result of the Merger.

The Board recommends a vote “FOR” the Advisory Vote on Change of Control Compensation approving the Change of Control Compensation.

PROPOSAL NO. 3 – ADJOURNMENT

At the Meeting, we may ask the Stockholders to vote on a proposal to adjourn the Meeting if necessary or appropriate in the sole discretion of the Board, including to solicit additional proxies for one or more proposals in the event that there are not sufficient votes at the time of the Meeting or any adjournment thereof to approve one or more of the proposals for voting at the Meeting (the “Adjournment Proposal”).

If at the Meeting the number of shares of Common Stock present or represented by proxy and voting in favor of the Merger Proposal is insufficient to approve that proposal, then the Board currently intends to move to adjourn the Meeting in order to solicit additional proxies in favor of that proposal.

Alternatively, even if there are sufficient shares of Common Stock present or represented by proxy voting in favor of the Merger Proposal, the Board may hold a vote on the Adjournment Proposal if, in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Meeting to a later date and time.  In that event, the Company will ask its Stockholders to vote only upon the Adjournment Proposal and not the Merger or any other proposal.

Any adjourned meeting may be convened without additional notice (if the adjournment is not for more than 30 days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Meeting of the time, date and place of the adjourned meeting.

Any adjournment of the Meeting will allow the Stockholders who have already sent in their proxies to revoke them at any time before their use at the Meeting as adjourned.  Where a vote has been taken (and the polls have been closed) with respect to any proposal at the Meeting, but where the Meeting has been adjourned solely with respect to any proposal or proposals, then a Stockholder may revoke a proxy only with respect to the proposal or proposals as to which the Meeting was adjourned.

If we adjourn the Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the Stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

The Board recommends a vote “FOR” the Adjournment Proposal.

COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock as of December 4, 2012 by (a) each Stockholder that the Company knows is the beneficial owner of more than 5% of Common Stock, (b) each director, (c) certain of the Company’s executive officers (the “Named Executive Officers”) and (d) all Named Executive Officers, other officers and directors as a group.  The Company has relied upon information provided to the Company by its directors, Named Executive Officers and other officers and copies of documents sent to the Company that have been filed with the Commission by others for purposes of determining the number of shares each person beneficially owns.

Beneficial ownership is determined in accordance with the rules and regulations of the Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them.  Shares of the Common Stock subject to options that are exercisable within 60 days of December 4, 2012 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of Named Executive Officers, other officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.  Unless otherwise indicated, the address for each Stockholder listed in the table below is c/o Heelys, Inc., 3200 Belmeade Drive, Ste. 100, Carrollton, Texas 75006.

50

	Shares
	Beneficially
Name of Beneficial Owner	Owned	Percentage

5% Holders Not Listed Below:
Capital Southwest Venture Corporation(4)(6)	9,317,310	33.79%
Manatuck Hill Partners, LLC(13)	1,947,050	7.06%
BML Capital Management, LLC(14)	1,467,838	5.32%
Weiss Management LP(15)	1,421,091	5.15%
Directors and named Executive Officers:
Jerry R. Edwards(1)	20,000	*
Patrick F. Hamner(2)	1,153,150	4.07%
Thomas C. Hansen(3)	321,000	1.15%
Gary L. Martin(4)	9,322,310	33.81%
N. Roderick McGeachy, III(5)	16,000	*
Glenn M. Neblett(6)	9,317,310	33.79%
Ralph T. Parks(7)	20,000	*
Richard F. Strup(8)	25,000	*
Craig D. Storey(9)	52,100	*
John W. O’Neil(10)	-	-
Richard C. Groesch, III(11)	23,000	*
All directors, Named Executive Officers and
other officers as a group (10 persons)(12):	10,952,560	38.10%

* Less than 1 percent.

(1)           Includes options to purchase an aggregate of 20,000 shares of Common Stock that currently are exercisable or exercisable within 60 days of December 4, 2012.

(2)           Includes options to purchase an aggregate of 790,000 shares of Common Stock that currently are exercisable or exercisable within 60 days of December 4, 2012.

(3)           Includes options to purchase an aggregate of 262,500 shares of Common Stock that currently are exercisable or exercisable within 60 days of December 4, 2012.

(4)           Includes 9,317,310 shares of Common Stock owned by Capital Southwest Venture Corporation. Mr. Martin is President, Chief Executive Officer and Chairman of the Board of Directors of Capital Southwest Corporation. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding Common Stock.  Mr. Martin may be deemed to share voting power and investment power with respect to the shares of Common Stock beneficially owned by Capital Southwest Venture Corporation. Mr. Martin disclaims beneficial ownership of such shares.  The address for Mr. Martin and Capital Southwest Venture Corporation is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

(5)           Includes options to purchase an aggregate of 15,000 shares of Common Stock that currently are exercisable or exercisable within 60 days of December 4, 2012.

(6)           Includes 9,317,310 shares of Common Stock owned by Capital Southwest Venture Corporation. Mr. Neblett is a Vice President at Capital Southwest Corporation.  Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding Common Stock. Mr. Neblett may be deemed to share voting power and investment power with respect to the shares of Common Stock beneficially owned by Capital Southwest Venture Corporation.  Mr. Neblett disclaims beneficial ownership of such shares.  The address for Mr. Neblett and Capital Southwest Venture Corporation is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

51

(7)           Includes options to purchase an aggregate of 20,000 shares of Common Stock that currently are exercisable or exercisable within 60 days of December 4, 2012.

(8)           Includes options to purchase an aggregate of 10,000 shares of Common Stock that currently are exercisable or exercisable within 60 days of December 4, 2012.  All of Mr. Strup’s shares of Common Stock are owned by the Richard F. and Cindy D. Strup Revocable Trust UAD 11/12/96.

(9)           Includes options to purchase an aggregate of 37,500 shares of Common Stock that currently are exercisable or exercisable within 60 days of December 4, 2012.

(10)         Mr. O’Neil served as our Vice President, International from July 2007 through June 30, 2012 at which time Mr. O’Neil’s position was eliminated and Mr. O’Neil’s employment was terminated.

(11)         Includes options to purchase an aggregate of 20,000 shares of Common Stock that currently are exercisable or exercisable within 60 days of December 4, 2012.

(12)         Includes options to purchase an aggregate of 1,175,000 shares of Common Stock that currently are exercisable or exercisable within 60 days of December 4, 2012.

(13)         The mailing address for Manatuck Hill Partners, LLC is 1465 Post Road East, Westport, Connecticut 06880.  The beneficial ownership of Manatuck Hill Partners, LLC has been calculated as of September 30, 2012, which is the most recent date the Company obtained such information.

(14)         The mailing address for BML Capital Management, LLC is 65 E.Cedar, Suite 2, Zionsville, Indiana 46077.  The beneficial ownership of BML Capital Management, LLC has been calculated as of September 30, 2012, which is the most recent date the Company obtained such information.

(15)         The mailing address for Weiss Asset Management LP is 222 Berkeley Street, 16th Floor, Boston, Massachusetts 02116.  The beneficial ownership of Weiss Asset Management LP has been calculated as of November 26, 2012, which is the most recent date the Company obtained such information.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth herein, the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director, executive officer or any associate or affiliate of any of the foregoing in any matter, to be acted upon at the Meeting.

The Merger would result in certain compensation being payable to the Company’s executive officers, one of whom is a member of our Board. See “Proposal No. 2 – Advisory Vote on Change of Control Compensation.”  For purposes of the compensation payable to the Company’s executive officers, the Board has determined, upon the recommendation of the compensation committee of the Board, to deem the Merger effective in 2012 for purposes of the vesting and payment calculations in respect of certain of the Company’s compensation plans and awards.  An effect of deeming the Merger to be effective in 2012, as opposed to effective in 2013, with respect to such plans and awards is that the Merger would result in increased compensation being payable to our employees under such plans and awards.  For Thomas C. Hansen, our Chief Executive Officer and a member of the Board, that increased compensation totals $531,311, and for Craig D. Storey, our Chief Financial Officer, that increased compensation totals $126,060.  In determining to deem the Merger to be effective in 2012 under such plans and awards, the Board desired to maximize the compensation payable to its employees under such plans and awards as appreciation for their continued support of the Company and assistance with a transaction process for Stockholders that was longer and more complex than anticipated.  The Board considered that such increased compensation would have been payable to the executives in 2012 had the Company not terminated the Evergreen Purchase Agreement to enter into the Merger Agreement, and that employees should not be disadvantaged by the pursuit of a more favorable transaction for Stockholders.

Two of the Company’s directors, Gary L. Martin and Glenn M. Neblett, are employed by Capital Southwest Corporation, and one of our other directors, Richard F. Strup, is a director of Capital Southwest Corporation.  Capital Southwest Corporation is an affiliate of Capital Southwest Venture Corporation, a Stockholder.  Patrick F. Hamner, also one of our directors, previously was employed by Capital Southwest Corporation and the Company.  Capital Southwest Venture Corporation currently owns approximately 33.79% of our current issued and outstanding Common Stock.  Mr. Hamner currently owns approximately 1.3% of our current issued and outstanding Common Stock (and currently exercisable options to purchase, at a price of $4.05 per share, approximately 2.9% more of our current issued and outstanding Common Stock).

52

Capital Southwest Venture Corporation and Mr. Hamner each has entered into a voting agreement with Sequential irrevocably agreeing, among other things, to vote its and his shares in favor of the adoption of the Merger Agreement and the approval of the Merger.  See “Proposal No. 1 – The Merger – Voting Agreements” above.

The Company’s directors and officers are entitled to indemnification for a period of time after the closing of the Merger, including with respect to the Merger Agreement and the other transactions to be completed in connection with the Merger.  In addition, under the Merger Agreement, “tail” insurance policies for directors’ and officers’ liability and fiduciary liability coverage must be maintained after the closing of the Merger.

RIGHTS OF APPRAISAL

Under the DGCL, each Stockholder has the right to seek an appraisal of such Stockholder’s shares of Common Stock and to receive payment in cash for the fair value of such Stockholder’s shares of Common Stock, as determined by the Delaware Court of Chancery (the “Delaware Court”) (together with interest, if any, on the amount determined by the Delaware Court to be the fair value), in lieu of the consideration the Stockholder would otherwise be entitled to pursuant to the Merger Agreement, if the Stockholder complies with the requirements of Section 262 of the DGCL.  These rights are commonly known as appraisal rights. Our Stockholders electing to exercise appraisal rights must strictly comply with the procedures specified in Section 262 of the DGCL in order to perfect their appraisal rights.

The following is a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a Stockholder in order to properly demand and validly perfect appraisal rights under Section 262 of the DGCL.  This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this Proxy Statement and is incorporated herein by reference. Failure to precisely follow any of the procedures set forth in Section 262 of the DGCL will result in a loss of your appraisal rights.

As described further below, a record holder of Common Stock must make a demand for appraisal.  Section 262 of the DGCL requires that Stockholders be notified that appraisal rights will be available not less than 20 days before the Stockholders’ meeting to vote on the Merger. A copy of Section 262 of the DGCL must be included with such notice. This Proxy Statement constitutes the Company’s notice to its Stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL. Stockholders who wish to consider exercising their appraisal rights should carefully review the text of Section 262 of the DGCL contained in Annex C, because failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of appraisal rights under the DGCL.

Stockholders who elect to demand appraisal of their shares of Common Stock must satisfy each of the following conditions:

•
A Stockholder must deliver to the Company a written demand for appraisal of his, her or its shares of Common Stock before the vote to approve the proposal to adopt the Merger Agreement and approve the Merger is taken at the Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement and the approval of the Merger. Voting against or failing to vote for the adoption of the Merger Agreement and the approval of the Merger by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL;

•
A Stockholder must not vote in favor of the adoption of the Merger Agreement and the approval of the Merger. A vote in favor of the adoption of the Merger Agreement and the approval of the Merger, by proxy or in person, will constitute a waiver of your appraisal rights and will nullify any previously filed written demands for appraisal. If you sign and return a proxy card, without abstaining or expressly directing that your shares of Common Stock be voted against the adoption of the Merger Agreement and the approval of the Merger, you will effectively waive your appraisal rights with respect to the shares of Common Stock represented by the proxy because such shares will be voted for the adoption of the Merger Agreement and the approval of the Merger; and

•
A Stockholder must continuously have record ownership of the shares of Common Stock through the effective time of the Merger.  A Stockholder who is the record holder of shares of our Common Stock on the date of the written demand for appraisal is made but who thereafter transfers those shares before the effective date of the Merger will lose any right to appraisal in respect of those shares.

53

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the cash payment for your shares of Common Stock as provided for in the Merger Agreement if you are the holder of record of such shares immediately before the effective time of the Merger, but you will have no appraisal rights with respect to your shares of Common Stock.

All demands for appraisal should be addressed to Heelys, Inc., 3200 Belmeade Drive, Ste. 100, Carrollton, Texas 75006, Attention:  Corporate Secretary, and must be delivered or received before the vote on the Merger Agreement is taken at the Meeting and must be executed by, or on behalf of, the record holder of the shares of Common Stock in respect of which appraisal is being demanded. The demand must reasonably inform us of the identity of the record holder and the intention of such Stockholder to demand appraisal of his, her or its shares of Common Stock.

To be effective, a demand for appraisal by a Stockholder must be made by, or in the name of, such registered holder.  The demand should set forth, fully and correctly, the registered Stockholder’s name as it appears on our stock records and should specify the holder’s mailing address and the number of shares registered in the holder’s name.  The demand must state that the Stockholder intends thereby to demand appraisal of the Stockholder’s shares of Common Stock in connection with the Merger.  Beneficial owners who do not also hold the shares of Common Stock of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, act promptly to have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares in a timely manner. If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a Stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Common Stock as a nominee for others, may exercise his or her rights of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right with respect to shares of Common Stock held for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of the record owner. If a Stockholder holds shares of Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares of Common Stock must be made by or on behalf of the depository nominee and must identify such nominee as the record holder.

If you hold your shares of Common Stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within ten days after the effective time of the Merger, the surviving corporation must give written notice that the Merger has become effective to each Stockholder who has complied with Section 262 of the DGCL and who did not vote in favor of the proposal to adopt the Merger Agreement and approve the Merger. Within 120 days after the effective time of the Merger, either the surviving corporation or any Stockholder who has complied with the requirements of Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares held by all Stockholders entitled to appraisal. Upon the filing of the petition by a Stockholder, service of a copy of such petition must be made upon the surviving corporation. The surviving corporation has no obligation or present intent to file such a petition. Accordingly, Stockholders who desire to have their shares appraised pursuant to Section 262 of the DGCL should initiate any proceedings necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.  The failure of a Stockholder to file such a petition within the period specified could nullify the Stockholder’s previously written demand for appraisal. Within 120 days after the effective time of the Merger, any Stockholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and the approval of the Merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request the written statement described in the previous sentence. Such written statement will be mailed to the requesting Stockholder within ten days after such written request is received by the surviving corporation or within ten days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.  A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or may request the statement described in this paragraph.

54

If a petition for appraisal is duly filed by a Stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all Stockholders who have demanded an appraisal of their shares of Common Stock and with whom agreements as to the value of their shares of Common Stock have not been reached by the surviving corporation. After notice to those Stockholders, as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing upon the petition to determine which Stockholders have complied with Section 262 of the DGCL and have become entitled to the appraisal rights provided thereby. The Delaware Court may require the Stockholders who have demanded appraisal for their shares to submit their stock certificates representing shares of Common Stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any Stockholder fails to comply with that direction, the Delaware Court may dismiss the proceedings as to that Stockholder.

After the Delaware Court determines the holders of Common Stock entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings.  Through this proceeding, the Delaware Court will determine the “fair value” of the shares of our Common Stock as of the effective time of the Merger after taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be fair value. When the value is determined, the Delaware Court will direct the payment of such value, with interest, if any, to the Stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.

In determining fair value, the Delaware Court is required to take into account all relevant factors and to make an independent determination of fair value. Accordingly, the determination could be based upon considerations other than, or in addition to, the market value of the Common Stock, including, among other things, asset values and earning capacity. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Weinberger court also noted that, under Section 262 of the DGCL, fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” Because any such judicial determination of the fair value of the Common Stock is not required to give any deference to the price paid in the Merger and could be based upon considerations other than or in addition to the price paid in the Merger and the market value of the Common Stock, Stockholders should recognize that the value so determined could be higher or lower than, or the same as, the price per share of Common Stock paid pursuant to the Merger. Holders of Common Stock should note that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to fair value under Section 262 of the DGCL. Moreover, we do not anticipate offering more than the merger consideration to any Stockholder exercising appraisal rights and we may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the Common Stock is less than the price paid in the Merger. You should be aware that the fair value of your shares of Common Stock as determined under Section 262 of the DGCL could be more than, the same as or less than the value that you are entitled to receive under the terms of the Merger Agreement.

The costs of the appraisal proceeding may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable in the circumstances. However, such costs do not include attorneys’ fees and the fees and expenses of experts. Each Stockholder who has demanded appraisal rights is responsible for his or her attorneys’ fees and the fees and expenses of his or her experts, although, upon the application of a Stockholder, the Delaware Court may order all or a portion of the expenses incurred by any Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any Stockholder who has demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares of Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the Merger.

55

A Stockholder will fail to perfect, or will effectively lose, his, her or its right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the Merger. If a Stockholder who has demanded appraisal, but not commenced an appraisal proceeding, delivers to the surviving corporation a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the Merger within 60 days after the effective time of the Merger, then the right of that Stockholder to appraisal will cease and that Stockholder will be entitled to receive the cash payment for shares of his, her or its Common Stock pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the Merger may only be made with the written approval of the surviving corporation. In addition, no appraisal proceeding may be dismissed as to any Stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just; provided, however, that the foregoing shall not affect the right of any Stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such Stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger. If the surviving corporation does not approve a Stockholder’s request to withdraw a demand for appraisal when that approval is required or, except with respect to a Stockholder that withdraws such holder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court does not approve the dismissal of an appraisal proceeding, the Stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same as or less than the value of the consideration being offered pursuant to the Merger Agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a Stockholder’s statutory appraisal rights.  In view of the complexity of Section 262 of the DGCL, our Stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

OTHER BUSINESS

The Board does not intend to present any business at the Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business scheduled to come before the Meeting.  If any other matters are brought before the Meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company and its Stockholders.  The proxies solicited by the Board will confer discretionary authority on the persons named therein as proxies to vote on any matter presented at the Meeting of which the Board did not have knowledge a reasonable time before the Company printed and mailed these proxy materials.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

The Company intends to hold a 2013 annual meeting of stockholders only if the Merger Agreement is terminated or the Merger is otherwise not consummated in a timely manner.  Requests for inclusion of Stockholder proposals in the Company’s 2013 proxy statement and form of proxy were required to be received by December 15, 2012 but no earlier than November 15, 2012.  Any such proposal must comply with our By-Laws and the requirements of Rule 14a-8 promulgated under the Exchange Act.

Section 13 of Article 2 of our By-Laws provides that Stockholders seeking to bring business before an annual meeting of Stockholders, or a special meeting in lieu of an annual meeting, or to nominate candidates for election as directors at an annual meeting of Stockholders or a special meeting to elect directors, must provide us with timely written notice of their proposal.  To nominate any candidate for election as a director at any annual meeting of Stockholders to elect any directors, a Stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 nor more than 150 days before the date in the current year that corresponds to the date that we released our proxy statement to Stockholders for the previous year’s annual meeting.  If, however, no meeting was held in the prior year, no proxy statement was released to Stockholders for the prior year’s meeting or the date of the annual meeting has been changed by more than 30 days from the date contemplated in the notice of annual meeting, notice by the Stockholder in order to be timely must be received no later than the close of business on the 90th day before the date of the annual meeting or on the tenth day following the day on which the date of the annual meeting is first publicly announced or disclosed (including by sending or transmitting notice of the meeting), whichever is earlier.  To be timely to nominate any candidate for election as a director at any special meeting of Stockholders to elect any directors, a Stockholder’s notice must be delivered to and received at our principal executive offices no later than the tenth day following the day on which the date of the special meeting and the number of directors to be elected at that meeting is first publicly announced or disclosed.

Our By-Laws also specify requirements as to the form and content of a Stockholder’s notice.  Subject to the foregoing, our By-Laws specifically acknowledge Capital Southwest Venture Corporation’s right to nominate directors in accordance with the agreement between Capital Southwest Venture Corporation and us.

56

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission.  These documents are available without charge on our website at http://investors.heelys.com,  or by writing to: Corporate Secretary, Heelys, Inc., 3200 Belmeade Drive, Ste. 100, Carrollton, Texas 75006.  These documents also are available on the website maintained by the Commission at www.sec.gov.  The reference to such website addresses does not constitute incorporation by reference of the information contained on, or linked to, such websites and none of such information is part of this Proxy Statement.

This Proxy Statement incorporates by reference the Current Report on Form 8-K that the Company previously filed with the Commission on December 10, 2012.  It contains important information about the Company and its financial condition.  This document incorporated by reference is available from the Company without charge.  If you request such incorporated document from the Company, we will mail it to you by first-class mail, or another equally prompt means, within one business day after we receive your request.

In addition, we incorporate by reference in this Proxy Statement any future filings that we may make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Meeting.  Such documents are considered to be a part of this Proxy Statement, effective as of the date such documents are filed.  In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

If you have questions about the Meeting, the Merger Proposal, the Advisory Vote on Change of Control Compensation Proposal, the Adjournment Proposal or any other matter after reading this Proxy Statement, or if you would like additional copies of this Proxy Statement or the proxy card, you should contact our Corporate Secretary by writing to 3200 Belmeade Drive, Ste. 100, Carrollton, Texas 75006.

You should rely only on the information contained in this Proxy Statement or expressly incorporated herein.  We have not authorized anyone to provide you with information that is different from or that adds to what is contained in this Proxy Statement.  Therefore, if anyone does give you information of this sort, you should not rely on it.  If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.  The information contained in this document speaks only as of the date indicated on the cover of this document, unless the information specifically indicates that another date applies.  The mailing of this Proxy Statement to the Stockholders does not create any implication to the contrary.

By order of the Board of Directors,

/s/ Barbara A. Nagy
Barbara A. Nagy
Corporate Secretary
December ___, 2012

57

Annex A

AGREEMENT AND PLAN OF MERGER

among

HEELYS, INC.,

SEQUENTIAL BRANDS GROUP, INC.

and

WHEELS MERGER SUB INC.

dated as of December 7, 2012

		Page

	Article I

	Definitions

	Article II

	the Merger; Closing; Effective Time

2.1	The Merger	7
2.2	Closing	7
2.3	Effective Time	8

	Article III

	Certificate of Incorporation and Bylaws of the Surviving Corporation

3.1	The Certificate of Incorporation	8
3.2	The Bylaws	8
3.3	Directors and Officers of the Surviving Corporation	8

	Article IV

	Effect of the Merger on Capital Stock; Exchange of Certificates

4.1	Effect on Capital Stock	8
4.2	Exchange of Certificates	9
4.3	Treatment of Stock Plan	11
4.4	Adjustments to Prevent Dilution	12
4.5	Withholding Rights	12

	Article V

	Representations and Warranties

5.1	Representations and Warranties of the Company	12
5.2	Representations and Warranties of Parent and Merger Sub	33

	Article VI

	Covenants
6.1	Interim Operations	36
6.2	Access to Information	39
6.3	Takeover Proposals	39
6.4	Proxy Statement; Stockholders Meeting	42
6.5	Efforts; Filings; Other Actions	43
6.6	Notice of Certain Events	44
6.7	Breach of Covenants	44
6.8	Stock Exchange Delisting	45
6.9	Public Announcements	45
6.10	SEC Filings	45
6.11	Expenses	45
6.12	Indemnification; Directors’ and Officers’ Insurance	45
6.13	Equity Contribution	48
6.14	Takeover Statutes	48
6.15	Litigation	48
6.16	Rights Agreemen	48
6.17	Evergreen Payment.	48
6.18	Severance Obligations	48

	Article VII

	Conditions

7.1	Conditions to Each Party’s Obligation to Effect the Merger	48
7.2	Conditions to Obligations of Parent and Merger Sub	49
7.3	Conditions to Obligations of the Company	49

	Article VIII

	Termination

8.1	Termination	50
8.2	Effect of Termination and Abandonment; Termination Fee	51

	Article IX

	Miscellaneous and General

9.1	Survival	53
9.2	Amendment; Extension; Waiver	53
9.3	Counterparts	53
9.4	GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE	53

9.5	Notices	55
9.6	Entire Agreement	56
9.7	Third-Party Beneficiaries	56
9.8	Severability	57
9.9	Interpretation; Construction	57
9.10	Assignment; Binding Effect	58

ANNEXES

Annex A	Form of Voting Agreement	A-1
Annex B	Certificate of Incorporation of Surviving Corporation	B-1
Annex C	Bylaws of Surviving Corporation	C-1

DEFINED TERMS

Terms	Section

Acceptable Confidentiality Agreement	6.3(b)
Action	I
Affiliate	I
Agreement	Preamble
Balance Sheet	I
Balance Sheet Date	I
Bankruptcy and Equity Exception	5.1(c)(i)
Beneficial Ownership	I
Benefit Plan	5.1(t)(i)
Business Day	I
Bylaws	3.2
CERCLA	I
Certificate	4.1(a)
Change of Recommendation	6.3(e)
Charter	3.1
Claim	6.12(b)
Closing	2.2
Closing Date	2.2
Code	4.5
Common Stock	Recitals
Company	Preamble
Company Board	Recitals
Company Disclosure Letter	5.1
Company Option	4.3(a)
Company Recommendation	5.1(c)(ii)
Company Requisite Vote	5.1(c)(i)
Company Restricted Stock	4.3(b)
Company’s Knowledge	I
Confidentiality Agreement	I
Contracts	I
D&O Insurance	6.12(a)
Delaware Certificate of Merger	2.3
DGCL	Recitals
Dissenting Stockholders	4.1(a)
Effective Time	2.3
Employees	I
Encumbrance	I
Environmental Attributes	I
Environmental Claim	I
Environmental Law	I
Environmental Notice	I
Environmental Permit	I
ERISA	I

Evergreen	Recitals
Evergreen Agreement	Recitals
Exchange Act	I
Exchange Fund	4.2(a)
Excluded Shares	4.1(a)
Expense Reimbursement	8.2(b)(ii)
Financial Statements	5.1(e)(i)
FINRA	I
GAAP	I
Governmental Entity	5.1(d)(i)
Governmental Order	I
Hazardous Materials	I
Heelys Acquisition Agreement	6.3(d)
Heelys Adverse Recommendation Change	6.3(d)
Heelys SEC Documents	5.1(e)(i)
Heelys Subsidiaries	5.1(a)
Indebtedness	I
Indemnified Parties	6.12(c)
Insurance Policy	5.1(p)
Intellectual Property	I
Intellectual Property Assets	I
Intellectual Property Licenses	I
Intellectual Property Registrations	I
Inventory	I
Knowledge of the Company	I
Law	I
Lease	5.1(k)(i)
Leased Real Property	5.1(k)(i)
Leases	5.1(k)(i)
Liabilities	I
Material Adverse Effect	5.1(a)
Material Contract	5.1(h)
Material Customer	5.1(o)(i)
Material Supplier	5.1(o)(ii)
Merger	Recitals
Merger Sub	Preamble
MPPAA Plan	5.1(t)(xi)
NASDAQ	I
Outside Date	8.1(b)
Parent	Preamble
Paying Agent	4.2(a)
Per Share Merger Consideration	4.1(a)
Permits	I
Permitted Encumbrances	5.1(i)
Person	4.2(d)
Proxy Statement	6.4

Qualified Benefit Plan	5.1(t)(iii)
Release	I
Representative	I
Representatives	I
Sarbanes-Oxley Act	5.1(e)(i)
SEC	I
Securities Act	I
Securities Laws	I
Shares	Recitals
Stock Plan	4.3(a)
Stockholders Meeting	6.4
Subsequent Transaction	8.2(b)(iii)
Subsidiary	I
Superior Proposal	I, Recitals
Surviving Corporation	2.1
Takeover Proposal	I
Tax Return	I
Taxes	I
Termination Date	8.1
Termination Fee	8.2(b)(ii)
Transaction Documents	I
Voting Agreements	Recitals
WARN Act	5.1(u)(iv), I

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 7, 2012, among Heelys, Inc., a Delaware corporation (the “Company”), Sequential Brands Group, Inc., a Delaware corporation (“Parent”), and Wheels Merger Sub Inc., a Delaware corporation and a wholly-owned direct or indirect Subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, the Company and certain of its Subsidiaries are parties to that certain Asset Purchase Agreement by and among the Evergreen Group Ventures, LLC (“Evergreen”) and TEG Bronco Acquisition Company, LLC, dated as of October 22, 2012 (the “Evergreen Agreement”) pursuant to which Evergreen intends to purchase certain assets of the Company;

WHEREAS, the board of directors of the Company (the “Company Board”) has determined that the transactions contemplated by this Agreement constitute a “Superior Proposal” as defined in the Evergreen Agreement;

WHEREAS, the Company Board has complied with the terms of Section 6.03 of the Evergreen Agreement and has terminated the Evergreen Agreement pursuant to Section 9.01(c)(iv) thereof in order to enter into this Agreement with Parent;

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to the terms of this Agreement, Merger Sub shall be merged with and into the Company with the Company surviving that merger (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to which each issued and outstanding share of the common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Shares”), other than (i) shares of Common Stock owned directly or indirectly by Parent, Merger Sub or the Company and (ii) the shares held by Dissenting Stockholders, shall be converted into the right to receive an amount equal to the Per Share Merger Consideration;

WHEREAS, the Company Board has, on the terms and subject to the conditions set forth herein, unanimously (a) determined that the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders, (b) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, and (c) resolved to recommend approval of the Merger by its stockholders;

WHEREAS, the respective boards of directors of Parent and Merger Sub have, on the terms and subject to the conditions set forth herein, unanimously approved this Agreement and the transactions contemplated hereby, including the Merger; and

WHEREAS, immediately following the execution and delivery of this Agreement, Parent and Merger Sub shall enter into a Voting Agreement in the form attached as Annex A hereto with each of Capital Southwest Venture Corporation and Patrick F. Hamner (collectively, the “Voting Agreements”), pursuant to which each of them has irrevocably agreed to vote the shares of Common Stock beneficially owned by them in favor of this Agreement and the Merger (constituting, in the aggregate, approximately 35.09% of the outstanding shares of Common Stock); and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated hereby and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the respective meanings specified or referred to in this Article I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” shall have the meaning provided in Rule 12b-2 under the Exchange Act.

“Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of the Balance Sheet Date.

“Balance Sheet Date” means September 30, 2012.

“Beneficial Ownership” (and its correlative terms) shall have the meaning provided in Rule 13d-3 of the Exchange Act.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated April 13, 2012 between Parent and the Company.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Employees” means those Persons employed by the Company or any Heelys Subsidiaries.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Attributes” means any emissions and renewable energy credits, energy conservation credits, benefits, offsets and allowances, emission reduction credits or words of similar import or regulatory effect (including emissions reduction credits or allowances under all applicable emission trading, compliance or budget programs, or any other federal, state or regional emission, renewable energy or energy conservation trading or budget program) that have been held, allocated to or acquired for the development, construction, ownership, lease, operation, use or maintenance of the business or assets of the Company or any Heelys Subsidiary or as of: (i) the date of this Agreement; and (ii) future years for which allocations have been established and are in effect as of the date of this Agreement.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any directive, notice of violation or infraction, or notice respecting any Environmental Claim, whether written or oral, relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Indebtedness” means, with respect to the Company or any Heelys Subsidiary, any of the following: (a) obligations created, issued or incurred for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) obligations in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of the Company or any Heelys Subsidiary; (e) capital lease obligations; and (f) Indebtedness of others guaranteed by the Company or any Heelys Subsidiary.

“Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered, unregistered or arising by Law, and all registrations and applications for registration of such trademarks, including intent-to-use applications, and all issuances, extensions and renewals of such registrations and applications; (b) internet domain names, whether or not trademarks, registered in any generic top level domain by any authorized private registrar or Governmental Entity; (c) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered, unregistered or arising by Law), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications; (d) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and (e) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, re-examinations and renewals of such patents and applications.

“Intellectual Property Assets” means all Intellectual Property that is owned by the Company or any Heelys Subsidiary.

“Intellectual Property Licenses” means all Contracts by or through which other Persons, including any Affiliates of the Company or any Heelys Subsidiary, grant the Company or any Heelys Subsidiary exclusive or non-exclusive rights or interests in or to any Intellectual Property.

“Intellectual Property Registrations” means, with respect to Intellectual Property, any issuance, registration, application or other filing by, to or with any Governmental Entity or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Inventory” means all inventory (including inventory in transit), finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories.

“Knowledge of the Company” or “Company’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of any of Thomas C. Hansen, Craig D. Storey, Richard C. Groesch, III or Barbara A. Nagy, after reasonable inquiry (which, with respect to Heelys Subsidiaries, shall include inquiry to the respective officers or general managers of such entities).

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Entity.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“NASDAQ” means National Association of Securities Dealers Automated Quotations.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” or “Representatives” means, with respect to any Person, any and all directors, officers, members, managers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means the United States federal securities laws and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which any securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, limited liability company, partnership or other entity is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Superior Proposal” means any bona fide written Takeover Proposal that the Company Board or any duly constituted and authorized committee thereof has determined, after consultation with its outside legal counsel and financial advisors, in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects (including certainty of closing) of the proposal and the Person making the proposal, and if consummated, would result in a transaction more favorable to the stockholders of the Company (solely in their capacity as such) than the transactions contemplated by this Agreement (including any revisions to the terms of this Agreement proposed by Parent in response to such proposal or otherwise); provided that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “50%.”  For the avoidance of doubt, a “Superior Proposal” may consist of multiple Takeover Proposals that, taken together, satisfy all of the conditions above in this definition.

“Takeover Proposal” means any inquiry, proposal or offer from any Person (other than Parent or any of its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) acquisition of assets of the Company or any Heelys Subsidiaries equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) acquisition of 20% or more of the outstanding Common Stock of the Company, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the outstanding Common Stock of the Company, (D) merger, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction involving the Company or any Heelys Subsidiaries or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and the Common Stock of the Company involved is 20% or more; in each case, other than the transactions contemplated by this Agreement.

“Taxes” means (i) all federal, state, local, foreign and other income, gross receipts, sales, use, capital, branch, value-added, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, employer health tax, workers compensation premium, employment insurance premiums and contributions, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether disputed not, and (ii) any amounts described in clause (i) above and owed as a result of being or having been a member of an affiliated, consolidated unitary or similar group under Section 1502-6 of the Code or similar Law.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the Voting Agreements and any other agreements, instruments or documents required to be delivered at the Closing.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

ARTICLE II

THE MERGER; CLOSING; EFFECTIVE TIME

2.1           The Merger.  On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease.  The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises and all its debts, liabilities, obligations and duties, shall continue unaffected by the Merger, except as set forth in Article III.  The Merger shall have the effects specified in the DGCL.

2.2           Closing.  Unless otherwise mutually agreed in writing between the Company and Parent, the closing for the Merger (the “Closing”) shall take place virtually (e.g., by the electronic transmission of documents and wire transfer of funds) at 10:00 am (Eastern Time) on the third Business Day following the day on which the last to be satisfied or waived (to the extent permitted under applicable Laws) of the conditions set forth in Article VII shall be satisfied or waived (the “Closing Date”) (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) in accordance with this Agreement.

2.3           Effective Time.  As soon as practicable following the Closing, the parties hereto shall cause a Certificate of Merger (the “Delaware Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the DGCL.  The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties hereto in writing in accordance with the DGCL and specified in the Delaware Certificate of Merger (the “Effective Time”).

ARTICLE III

CERTIFICATE OF INCORPORATION AND BYLAWS
OF THE SURVIVING CORPORATION

3.1           The Certificate of Incorporation.  At the Effective Time, the certificate of incorporation of the Surviving Corporation (the “Charter”) shall, by virtue of the Merger, be amended and restated in its entirety to read as set forth on Annex B, and such amended and restated Charter shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL.

3.2           The Bylaws.  The parties hereto shall take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be amended and restated in their entirety to read as set forth on Annex C and shall be the bylaws of the Surviving Corporation (the “Bylaws”), until thereafter amended as provided therein or by applicable Law.

3.3           Directors and Officers of the Surviving Corporation.  The directors and officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK;
EXCHANGE OF CERTIFICATES

4.1           Effect on Capital Stock.  At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

(a)           Merger Consideration.  Each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent, (ii) Shares owned by the Company or its Subsidiary and (iii) Shares that are owned by stockholders who properly demand appraisal of their Shares pursuant to Section 262 of the DGCL (“Dissenting Stockholders”) (the Shares described in clause (i), (ii) or (iii) above, collectively, “Excluded Shares”), shall be converted into the right to receive an amount in cash equal to $2.25 (the “Per Share Merger Consideration”).  At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) that immediately prior to the Effective Time represented any of the Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration, without interest.

(b)           Cancellation of Excluded Shares.  Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have under Section 4.2(f).

(c)           Conversion of Merger Sub Common Stock.  At the Effective Time, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.001 per share, of the Surviving Corporation, and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.  From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the preceding sentence.

4.2           Exchange of Certificates.

(a)           Paying Agent.  At the Effective Time, Surviving Corporation shall deposit, or shall cause to be deposited, with a paying agent selected by Parent with the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed) (the “Paying Agent”), for the benefit of the holders of Shares and pursuant to a paying agent agreement in customary form, cash in immediately available dollar-denominated funds in the aggregate amount necessary for the Paying Agent to make the payments contemplated by Section 4.1(a) (such cash, the “Exchange Fund”).  If Surviving Corporation determines to invest the Exchange Fund, Surviving Corporation shall cause the Paying Agent to invest the Exchange Fund in direct short-term obligations of, or obligations fully guaranteed by the full faith and credit of, the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or a combination of the foregoing, and, in each case, with maturities not exceeding three (3) months.  To the extent there are losses with respect to such investments or the Exchange Fund diminishes for any other reasons below the level required to make prompt cash payment of the aggregate funds required to be paid pursuant to Section 4.(a), Surviving Corporation shall promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is maintained at a level sufficient to make such cash payments.  Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 4.1(a) shall be promptly paid to Surviving Corporation.

(b)           Exchange Procedures.  Promptly (and in any event within three (3) Business Days) following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) in exchange for the Per Share Merger Consideration.  Upon surrender of a Certificate (or an affidavit of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.5) equal to the product of (A) the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)), multiplied by (B) the Per Share Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled.  No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or affidavits of loss, as the case may be.  In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that all applicable transfer Taxes and other similar Taxes required to be paid in connection with such transfer of ownership of Shares have been paid or are not applicable.

(c)           Transfers.  From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be (subject to compliance with the exchange procedures of Section 4.2(b)) cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article IV.

(d)           Termination of Exchange Fund.  Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be delivered to the Surviving Corporation.  Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration upon due surrender of such holder’s Certificates (or affidavits of loss in lieu thereof, and subject to compliance with the exchange procedures of Section 4.2(b)), without any interest thereon.  Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.  For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.  If any Certificate has not been surrendered by the date immediately prior to the date on which the cash amount that such Certificate represents the right to receive would otherwise escheat to or become the property of any Governmental Entity, then such cash amount shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

(e)           Lost, Stolen or Destroyed Certificates.  In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and on such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will (subject to compliance with the exchange procedures of Section 4.2(b)) issue a check in the amount equal to the product of (i) the number of Shares represented by such lost, stolen or destroyed Certificate, multiplied by (ii) the Per Share Merger Consideration.

(f)           Appraisal Rights.  No Person who properly demands appraisal of his Shares pursuant to Section 262 of the DGCL shall be entitled to receive the Per Share Merger Consideration with respect to the Shares owned by such Person unless and until such Person shall have effectively withdrawn such demand or otherwise lost such Person’s right to appraisal under the DGCL.  Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Shares owned by such Dissenting Stockholder at the time provided by Section 262 of the DGCL.  If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Excluded Shares shall thereupon be treated as if they had been converted into the right to receive the Per Share Merger Consideration, and the Surviving Corporation shall remain liable for payment of the Per Share Merger Consideration for such Shares.  The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL.  The Company shall not, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

4.3           Treatment of Stock Plan.

(a)           Options.  At the Effective Time, each outstanding option to purchase Shares (a “Company Option”) awarded under the Heelys, Inc. 2006 Stock Incentive Plan, as amended and restated as of May 20, 2010 (the “Stock Plan”), shall fully vest and be cancelled and shall only entitle the holder thereof to receive an amount in cash as soon as practicable following the Effective Time equal to (i) the product of (A) the total number of Shares subject to a Company Option immediately prior to the Effective Time, multiplied by (B) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Company Option, less (ii) applicable Taxes required to be withheld with respect to such payment.

(b)           Restricted Stock Units.  At the Effective Time, any vesting conditions or restrictions applicable to any restricted stock units (each such unit, a unit of “Company Restricted Stock”) granted pursuant to the Stock Plan shall lapse.

(c)           Corporate Actions.  At or prior to the Effective Time, the Company, the Company Board and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of Sections 4.3(a) and 4.3(b).

4.4           Adjustments to Prevent Dilution.  In the event that after the date hereof the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend, distribution or division, recapitalization, merger, issuer tender offer or issuer exchange offer or other similar transaction, the Per Share Merger Consideration shall be appropriately and proportionately adjusted.

4.5           Withholding Rights.  Each of the Paying Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable or deliverable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect thereto under the Internal Revenue Code of 1986 (the “Code”) or any other applicable state, local or foreign Law relating to Taxes.  To the extent that amounts are so deducted or withheld, such deducted or withheld amounts (a) shall be remitted to the applicable Governmental Entity as required by applicable Law, and (b) shall be treated for all purposes of this Agreement as having been paid to the Persons in respect of which such deduction or withholding was made.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1           Representations and Warranties of the Company.  Except as set forth in the correspondingly numbered section of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub that:

(a)           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  The Company has full power and authority to own, operate or lease its properties and assets now owned, operated or leased by it and to carry on its business as currently conducted.  Section 5.1(a) of the Company Disclosure Letter sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties and assets or the operation of its business as currently conducted makes such licensing or qualification necessary, except to the extent the failure to so qualify or be licensed would have a Material Adverse Effect.  Section 5.1(a) of the Company Disclosure Letter sets forth all of the direct and indirect Subsidiaries of the Company (the “Heelys Subsidiaries”), the capitalization of each Heelys Subsidiary, and each jurisdiction in which such Heelys Subsidiary is licensed or qualified to do business.  No Person, other than the Company or a wholly-owned Subsidiary of the Company, has any ownership interest in any Heelys Subsidiary.  Each Heelys Subsidiary is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except to the extent the failure to so qualify or be licensed would have a Material Adverse Effect.  The Company has made available to Parent complete and correct copies of the Company’s and each Heelys Subsidiary’s certificates of incorporation and bylaws or comparable governing documents, each as amended as of the date hereof, and each as so delivered is in full force and effect.

As used in this Agreement, the term “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company and the Heelys Subsidiaries, taken as a whole or (b) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that the following shall be excluded from the definition of “Material Adverse Effect,” and shall not be taken into account in determining whether a Material Adverse Effect shall have occurred: (i) adverse changes in the general business or economic conditions or the capital, financial, banking or currency markets; (ii) adverse changes in the conditions generally affecting the industry in which the Company operates; (iii) adverse changes arising as a result of the announcement or pendency of this Agreement or any transaction contemplated hereby, including the Merger, including any adverse change in the relationship of the Company or any Heelys Subsidiary with its employees, customers, suppliers, and contractual counterparties (except any material breach by an employee, customer, supplier or contractual counterparty of any Material Contract with the Company or any Heelys Subsidiary), and any litigation resulting from any such adverse change in relationship; (iv) (A) any action or omission required or expressly permitted by this Agreement, (B) any action taken at the written request of Parent or Merger Sub, (C) the failure of the Company to take any action resulting from Parent’s failure to grant any consent to take such action otherwise prohibited by this Agreement; (v) any changes in Laws or applicable accounting regulations or principles, or interpretations thereof; and (vi) the commencement or escalation of war, terrorism or armed hostilities, or natural disasters; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (i), (ii), (v) or (vi) may be taken into account in determining whether there has been a Material Adverse Effect to the extent such event, occurrence, fact, condition or change has a disproportionate effect on the Company or the Heelys Subsidiaries, taken as a whole, as compared to other companies operating in the industries or geographic regions in which the Companies or the Heelys Subsidiaries operate.

(b)           Capital Structure.  The authorized capital stock of the Company consists of 75,000,000 Shares, of which 27,571,052 were outstanding as of the close of business on November 15, 2012.  All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable.  As of the close of business on November 15, 2012, there were 2,972,725 Shares reserved for issuance under the Stock Plan.  Section 5.1(b) of the Company Disclosure Letter sets forth a true and complete list of Company Options and Company Restricted Stock issued and outstanding as of the close of business on November 15, 2012, including the holder, date of grant, term, number of Shares and, where applicable, exercise price.  Each Company Option has been granted with an exercise price no less than the fair market value of the underlying shares on the date of grant. Each of the outstanding shares of capital stock or other securities of each Heelys Subsidiary is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or another Heelys Subsidiary, free and clear of any Encumbrance.  Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any Heelys Subsidiary to issue or sell any shares of capital stock or other securities of the Company or any Heelys Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any Heelys Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding.  Except as set forth in Section 5.1(b) of the Company Disclosure Schedule, neither the Company nor any Heelys Subsidiary (i) is a party to any agreement with respect to the voting of any securities of the Company of any Heelys Subsidiary (other than this Agreement) or (ii) has any contractual obligation to file a registration statement under the Securities Act, in respect of any securities of the Company or any Heelys Subsidiary.  Upon any issuance of any Shares in accordance with the terms of the Stock Plan, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Encumbrance.  The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(c)           Corporate Authority; Approval and Fairness.

(i)           The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which the Company is a party, and to consummate the transactions contemplated hereby and thereby including the Merger, subject only, with respect to the consummation of the Merger, to the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Company Requisite Vote”).  This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).  When each other Transaction Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability maybe limited by the Bankruptcy and Equity Exception.

(ii)          At a meeting duly called and held prior to the execution and delivery of this Agreement, the Company Board adopted resolutions by the unanimous vote of all directors of the Company (A) determining that the transactions contemplated by this Agreement, including the Merger, constitute a “Superior Proposal” as defined in the Evergreen Agreement, (B) confirming that the Company complied with the terms of Section 6.03 of the Evergreen Agreement and (C) terminating the Evergreen Agreement pursuant to Section 9.01(c)(iv) thereof in order to enter into this Agreement, (D) approving and declaring advisable this Agreement, the Merger, the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby in accordance with the requirements of the DGCL, (E) determining that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company and to the holders of the Shares and (F) recommending that the holders of Shares vote their Shares in favor of adopting this Agreement (such recommendation, the “Company Recommendation”), and, as of the date hereof, none of the aforesaid actions by the Company Board have been amended, rescinded or modified.  Assuming the accuracy of the representations and warranties set forth in Section 5.2(j), the Company Board has taken all actions necessary so that Parent and Merger Sub will not be prohibited by Section 203 of the DGCL from entering into this Agreement or the Voting Agreements or consummating the Merger and the other transactions contemplated hereby in the manner contemplated hereby and to ensure that Section 203 of the DGCL will not impose any additional procedural, voting, approval or other restrictions on the timely consummation of the Merger and the other transactions contemplated hereby or restrict, impair or delay the ability of Parent or Merger Sub to engage in the Merger or the other transactions contemplated hereby with the Company.  No other state takeover statute applies to this Agreement, the Merger or the other transactions contemplated hereby.

(iii)           The Company Board has received the oral opinion of its financial advisor, Roth Capital Partners, LLC, to the effect that, as of the date hereof, the consideration to be received by the holders of the Shares pursuant to the Merger and the other transactions contemplated hereby is fair from a financial point of view to such holders.  A written version of such opinion will be delivered to Parent promptly following its receipt by the Company, it being agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by Parent or Merger Sub.

(d)           Governmental Filings; No Violations.

(i)           Other than (A) the filing of the Delaware Certificate of Merger, (B) compliance with the applicable requirements of the Exchange Act, including filing of the Proxy Statement in connection with the Company Requisite Vote, (C) compliance with the rules and regulations of NASDAQ or FINRA and (D) the other filings, consents and/or notices set forth on Section 5.1(d)(i) of the Company Disclosure Letter, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any domestic or foreign governmental, administrative or regulatory authority, agency, commission, body, court or tribunal of competent jurisdiction, or any self-regulated organization or other non-governmental regulatory or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law) or other legislative, executive or judicial governmental entity (each, a “Governmental Entity”), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain, individually or in the aggregate with other such failures, has not had, and would not reasonably be expected to have, a Material Adverse Effect and would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated hereby.

(ii)          Except as set forth in Section 5.1(d)(ii) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company and the other Transaction Documents to which the Company is a party, do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby will not: (A) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of the Company or the comparable governing instruments of any Heelys Subsidiary; (B) assuming compliance with the matters referred to in Section 5.1(d)(i) and receipt of the Company Requisite Vote, conflict with or result in a material violation or breach of any provision of any Law or Governmental Order applicable to the Company or any Heelys Subsidiary; (C) require the consent, notice or other action by any Person under, conflict with, result in a material violation or breach of, constitute a material default or an event that, with or without notice or lapse of time or both, would constitute a material default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Material Contract to which the Company or any Heelys Subsidiary is a party or by which the Company or any Heelys Subsidiary is bound or to which any of their respective assets are subject; or (D) result in the creation or imposition of any Encumbrances (other than Permitted Encumbrances) on the assets of the Company or any Heelys Subsidiary.

(e)           SEC Reports; Financial Statements.

(i)          The Company has filed or furnished with the SEC all forms, reports and documents required to be filed or furnished by it under the Securities Act or the Exchange Act (collectively, the “Heelys SEC Documents”).  Each of the Heelys SEC Documents, at the time of its filing or being furnished complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  None of the Heelys SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent Heelys SEC Document).  The consolidated audited and unaudited financial statements of the Company (collectively, the “Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in the Financial Statements, including the related notes), comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present the financial position of the Company and the Heelys Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments, and except for the absence of certain footnote information in the unaudited statements.

(ii)         Except as set forth in Section 5.1(e)(ii) of the Company Disclosure Letter, neither the Company nor any of the Heelys Subsidiaries has any Liabilities, except (a) those which are adequately reflected or reserved against on the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past custom and practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

(iii)        As of November 30, 2012, the Company’s cash position was no less than the amount set forth on Section 5.1(e)(iii) of the Disclosure Letter.

(f)            Information Supplied.  The Proxy Statement will, at the date it is first mailed to the Company’s stockholders and at the time of the Stockholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Proxy Statement will, at the date it is first mailed to the Company’s stockholders and at the time of the Stockholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein that are based on information derived from Parent’s public SEC filings or supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

(g)           Absence of Certain Changes.  Except as set forth in Section 5.1(g) of the Company Disclosure Letter, since the Balance Sheet Date, and other than in the ordinary course of business consistent with past custom and practice, with respect to the Company and the Heelys Subsidiaries, there has not been any:

(i)          Material Adverse Effect;

(ii)         material change in any method of accounting or accounting practice, except as required by GAAP;

(iii)        entry into any Material Contract;

(iv)        incurrence, assumption or guarantee of any Indebtedness except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past custom and practice;

(v)         transfer, assignment, sale or other disposition of any of the material assets shown or reflected in the Balance Sheet, except for the sale of Inventory in the ordinary course of business;

(vi)       cancellation of any material debts or claims, or any material amendment, termination or waiver of any material rights constituting material assets;

(vii)       transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property Assets or Intellectual Property Licenses;

(viii)      material damage, destruction or loss, or any material interruption in use, of any material assets, not covered by insurance;

(ix)        acceleration, termination, material modification to or cancellation of any Contract or Permit, other than pursuant to its terms;

(x)          material capital expenditures;

(xi)         imposition of any Encumbrance (other than Permitted Encumbrances) upon any of the material assets of the Company or any Heelys Subsidiary;

(xii)       grant of any bonuses, whether monetary or otherwise, or any general wage or salary increases in respect of any employee of the Company or any Heelys Subsidiary, other than as provided for in any written agreements or consistent with past custom and practice, or change in the terms of employment for any employee of the Company or any Heelys Subsidiary;

(xiii)     entry into or termination of any employment agreement or collective bargaining agreement covering any of the employees of the Company or any Heelys Subsidiary, whether written or oral, or modification of the terms of any such existing agreement;

(xiv)      loan to, or entry into any other transaction with, any employee of the Company or any Heelys Subsidiary;

(xv)       adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(xvi)      purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $5,000, individually (or in the case of a lease, per annum) or $5,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of Inventory or supplies in the ordinary course of business consistent with past custom and practice;

(xvii)     adoption, amendment, modification or termination of any bonus, profit sharing, incentive, severance, or other plan, Contract or commitment for the benefit of any Employees (or any such action taken with respect to any other Benefit Plan);

(xviii)    declaration, authorization, or payment of any dividend or other distribution, in cash, stock, property or otherwise, with respect to any capital stock of the Company or any Heelys Subsidiary (except for dividends paid by any Heelys Subsidiary to the Company or to another Heelys Subsidiary); or

(xix)       any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

(h)           Material Contracts.  Section 5.1(h) of the Company Disclosure Letter lists each of the following Contracts (x) by which any of the assets of the Company or any Heelys Subsidiary are bound or affected or (y) to which the Company or any Heelys Subsidiary is bound (each, a “Material Contract”):

(i)          all Contracts involving aggregate consideration in excess of $5,000 and which, in each case, cannot be cancelled by the Company or applicable Heelys Subsidiary without penalty or without more than thirty (30) days’ notice;

(ii)         all Contracts that expire on or after December 31, 2013;

(iii)        all Contracts that require the Company or any Heelys Subsidiary to purchase or sell a stated portion of the requirements or outputs of the business or that contain “take or pay” provisions;

(iv)        all Contracts that provide for the indemnification of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(v)         all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(vi)        all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;

(vii)       all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) which, in each case, cannot be cancelled (A) by the Company or applicable Heelys Subsidiary without penalty or payment in excess of $5,000 or (B) without more than thirty (30) days’ notice;

(viii)      except for Contracts relating to trade receivables, all Contracts relating to Indebtedness (including guarantees);

(ix)         all Contracts with any Governmental Entity;

(x)         all Contracts that limit or purport to limit the ability of the Company or any Heelys Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

(xi)         all joint venture, partnership or similar Contracts;

(xii)        all Contracts for the sale of any of the material assets of the Company or any Heelys Subsidiary or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any such material assets;

(xiii)       all powers of attorney with respect to the Company or any Heelys Subsidiary or any of the material assets of the Company or any Heelys Subsidiary;

(xiv)      all Contracts relating to the Intellectual Property Assets or the Intellectual Property Licenses;

(xv)       all Contracts concerning the occupancy, management or operation of any Leased Real Property (including brokerage contracts);

(xvi)      all collective bargaining agreements or Contracts with any labor organization, union or association; and

(xvii)     all other Contracts that are material to the Company, any Heelys Subsidiary or the operation of the business and not previously disclosed pursuant to this Section 5.1(h).

(xviii)    Each Material Contract is valid and binding on the Company or Heelys Subsidiary that is a party to such Material Contract in accordance with its terms and is in full force and effect, except as such enforceability may be limited by the Bankruptcy and Equity Exception.  None of the Company, any Heelys Subsidiary or, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute a breach or an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. The Company has provided to Parent (i) a true, correct and complete copy of each written Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) and (ii) an accurate written description setting forth the terms and conditions of each oral Material Contract.  There are no material disputes pending or threatened under any Material Contract.

(i)            Title to Assets.  The Company or a Heelys Subsidiary has (i) good and valid title to each of the assets reflected on the Balance Sheet as being owned, and (ii) a valid leasehold interest in each asset reflected on the Balance Sheet as being leased by the Company or any Heelys Subsidiary. All such assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”);

(i)          those items set forth in Section 5.1(i) of the Company Disclosure Letter;

(ii)         liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Balance Sheet;

(iii)        mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past custom and practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Company or any of the Heelys Subsidiaries;

(iv)        easements, rights of way, zoning ordinances and other similar encumbrances affecting Leased Real Property which are not, individually or in the aggregate, material to the Company or any of the Heelys Subsidiaries and which do not prohibit or interfere with the current operation of any Leased Real Property; or

(v)         liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past custom and practice which are not, individually or in the aggregate, material to the Company or any of the Heelys Subsidiaries.

(j)            Condition and Sufficiency of Assets. Section 5.1(j) of the Company Disclosure Letter sets forth a complete and accurate list of all tangible personal property having a value in excess of $25,000 or which, if not available to the Company or the Heelys Subsidiaries, would have a Material Adverse Effect.  Except as set forth in Section 5.1(j) of the Company Disclosure Letter, to the Company’s Knowledge, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company and the Heelys Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and to the Knowledge of the Company, none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs that would cost in excess of $25,000 individually or $100,000 in the aggregate. The assets of the Company and the Heelys Subsidiaries constitute all of the rights, property and assets necessary to conduct the business as currently conducted.

(k)           Real Property.

(i)          Section 5.1(k) of the Company Disclosure Letter sets forth each parcel of real property leased by the Company or any Heelys Subsidiary and used in or necessary for the operation of the business as currently conducted (together with all rights, title and interest of the Company and each of the Heelys Subsidiaries in and to leasehold improvements relating thereto, including, but not limited to, security deposits, reserves or prepaid rents paid in connection therewith, collectively, the “Leased Real Property”), and a true, correct and complete list of all leases, subleases, licenses, concessions and other agreements (whether written or oral), including all amendments, extensions renewals, guaranties and other agreements with respect thereto, pursuant to which the Company or any of the Heelys Subsidiaries holds any Leased Real Property (each, a “Lease” and collectively, the “Leases”). The Company has delivered or made available to Parent a true, correct and complete copy of each Lease, and in the case of any oral Lease, a written summary of the material terms of such Lease. With respect to each Lease:

(1)         such Lease is valid, binding, enforceable and in full force and effect, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(2)         possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and, to the Company’s Knowledge, there are no disputes with respect to such Lease;

(3)         there has been no breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease, and all rent due and payable under such Lease has been paid;

(4)         no security deposit or portion thereof deposited with respect such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full;

(5)         no notice of any default or event has been given or received that, with notice or lapse of time, or both, would constitute a default under such Lease and, to the Company’s Knowledge, no other party is in default thereof, and no party to any Lease has exercised any termination rights with respect thereto;

(6)         there are no subleases, and the right to use or occupy such Leased Real Property or any portion thereof has not assigned or otherwise granted to any Person; and

(7)         no pledge, mortgage or other Encumbrance has been granted on the leasehold interest.

(ii)         To the Company’s Knowledge, the Leased Real Property and all plants, buildings and improvements located thereon conform in all material respects to all applicable building codes and zoning ordinances or other governmental or regulatory Laws, and none of the Company nor any of the Heelys Subsidiaries has received any written notice of (i) material violations of building codes and/or zoning ordinances or other governmental or regulatory Laws affecting the Leased Real Property, (ii) existing, pending or threatened condemnation proceedings affecting the Leased Real Property, or (iii) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated. Neither the whole nor any material portion of any Leased Real Property has been damaged or destroyed by fire or other casualty.

(iii)         To the Company’s Knowledge, there exists no violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Leased Real Property.  All improvements located on the Leased Real Property have direct access to a public road adjoining such Leased Real Property.  To the Company’s Knowledge, no such improvements or accessways encroach on land not included in the Leased Real Property and no such improvement is dependent for its access, operation or utility on any land, building or other improvement not included in the Leased Real Property.

(iv)        The Leased Real Property constitutes all of the real property necessary to operate the business as currently operated.

(v)         Except as set forth on Section 5.1(k) of the Company Disclosure Letter, all permits, licenses and other approvals necessary to the current occupancy and use of the Leased Real Property have been obtained, are in full force and effect and have not been violated, except where the failure to obtain and maintain such permits, licenses or approvals or the violation thereof could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vi)        Neither the Company nor any Heelys Subsidiary owns any real property.

(l)           Intellectual Property.

(i)          Section 5.1(l) of the Company Disclosure Letter sets forth a complete and accurate list of all Intellectual Property Assets that are (i) subject to Intellectual Property Registrations or (ii) that are not subject to Intellectual Property Registrations but that are material to the operation of the business. All required filings and fees related to the Intellectual Property Registrations to which any of the Intellectual Property Assets are subject have been timely filed with and paid to the relevant Governmental Entities and authorized registrars, and all Intellectual Property Registrations to which any of the Intellectual Property Assets are subject are otherwise in good standing. The Company has provided or made available to Parent true, correct and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations to which any of the Intellectual Property Assets are subject.

(ii)         Except as set forth on Section 5.1(l) of the Company Disclosure Letter, the Company and the Heelys Subsidiaries collectively own all right, title and interest in and to the Intellectual Property Assets that are subject to Intellectual Property Registrations, free and clear of Encumbrances and neither the Company nor any Heelys Subsidiary has received any written notice or claim challenging its exclusive ownership of any of the Intellectual Property Assets. The Company and the Heelys Subsidiaries are in material compliance with all legal requirements applicable to the Intellectual Property Assets and the Company’s and the Heelys Subsidiaries’ ownership and use thereof.

(iii)        The Company has provided or made available to Parent true, correct and complete copies of all agreements with current and former employees and independent contractors of the Company or any of the Heelys Subsidiaries whereby such employees and independent contractors (i) assigned to the Company or any of the Heelys Subsidiaries any ownership interest and right they may have had in the Intellectual Property Assets; and (ii) acknowledged the Company’s or any of the Heelys Subsidiaries’ exclusive ownership of all Intellectual Property Assets.

(iv)        Section 5.1(l) of the Company Disclosure Letter lists all material Intellectual Property Licenses. The Company has provided or made available to Parent true, correct and complete copies of all such Intellectual Property Licenses. All such Intellectual Property Licenses are valid, binding and enforceable between each of the Company or Heelys Subsidiary that is a party thereto and the other parties thereto, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Company or applicable Heelys Subsidiary and such other parties are in material compliance with the terms and conditions of such Intellectual Property Licenses.

(v)         To the Company’s Knowledge, the Intellectual Property Assets and Intellectual Property Licenses as currently or formerly owned, licensed or used by the Company or the Heelys Subsidiaries and the conduct of the business as currently and formerly conducted by the Company and the Heelys Subsidiaries have not and do not infringe, violate or misappropriate the Intellectual Property of any Person.  Except as set forth on Section 5.1(l) of the Company Disclosure Letter, neither the Company nor any of the Heelys Subsidiaries has received any communication, and no Action has been instituted, settled or, to the Company’s Knowledge, threatened that alleges any such infringement, violation or misappropriation, and none of the Intellectual Property Assets or Intellectual Property Licenses is subject to any outstanding Governmental Order.

(vi)        Section 5.1(l) of the Company Disclosure Letter lists all licenses, sublicenses and other agreements pursuant to which the Company or any of the Heelys Subsidiaries grants rights or authority to any Person with respect to any Intellectual Property Assets or Intellectual Property Licenses. The Company has provided or made available to Parent true, correct and complete copies of all such agreements. All such agreements are valid, binding and enforceable between the Company or Heelys Subsidiary that is a party thereto and the other parties thereto, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Company or applicable Heelys Subsidiary and such other parties are in material compliance with the terms and conditions of such agreements. To the Company’s Knowledge, no Person is infringing, violating or misappropriating any of the Intellectual Property Assets, except to the extent that any such infringement, violation or misappropriation would not have a Material Adverse Effect.

(m)           Inventory.  All Inventory, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past custom and practice, except for obsolete, damaged, defective or slow moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by the Company or a Heelys Subsidiary free and clear of all Encumbrances, and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company and the Heelys Subsidiaries.

(n)           Accounts Receivable.  The accounts receivable reflected on the Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company or a Heelys Subsidiary involving the sale of goods or the rendering of services in the ordinary course of business consistent with past custom and practice; and (b) constitute only valid, undisputed claims of the Company or Heelys Subsidiaries not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past custom and practice. The reserve for bad debts shown on the Balance Sheet or, with respect to accounts receivable arising after the Balance Sheet Date, on the accounting records of the Company, have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

(o)           Customers and Suppliers.

(i)          Section 5.1(o)(i) of the Company Disclosure Letter sets forth (i) each customer who has paid aggregate consideration to the Company or the Heelys Subsidiaries for goods or services rendered in an amount greater than or equal to $50,000 for each of the two (2) most recent fiscal years (each, a “Material Customer”); and (ii) the amount of consideration paid by each Material Customer during such periods. Neither the Company nor any Heelys Subsidiary has received notice that any of the Material Customers has ceased, nor to the Company’s Knowledge do any of the Material Customers intend to cease, to use the goods or services of the Company or the Heelys Subsidiaries or to otherwise terminate or materially reduce its relationship with the Company or the Heelys Subsidiaries.

(ii)         Section 5.1(o)(ii) of the Company Disclosure Letter sets forth (i) each supplier to whom the Company or the Heelys Subsidiaries have paid consideration for goods or services rendered in an amount greater than or equal to $50,000 for each of the two (2) most recent fiscal years (each, a “Material Supplier”); and (ii) the amount of purchases from each Material Supplier during such periods. Except as set forth on Section 5.1(o)(ii) of the Company Disclosure Letter, neither the Company nor any Heelys Subsidiary has received any notice that any of the Material Suppliers has ceased, or intends to cease, nor to the Company’s Knowledge do any of the Material Suppliers intend to cease to supply goods or services to the Company or any Heelys Subsidiary or to otherwise terminate or materially reduce its relationship with the Company or any Heelys Subsidiary.

(p)           Insurance.  Section 5.1(p) of the Company Disclosure Letter sets forth (a) a true, correct and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by the Company, any Heelys Subsidiary or any of their respective Affiliates (each, an “Insurance Policy”); and (b) with respect to the Company and the Heelys Subsidiaries, a list of all pending claims and the claims history for the Company and the Heelys Subsidiaries since January 1, 2012.  Except as set forth in Section 5.1(p) of the Company Disclosure Letter, there are no claims related to the Company or any Heelys Subsidiary pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither the Company nor any Heelys Subsidiary, nor any of their respective Affiliates, has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if not yet due, accrued. All such Insurance Policies (x) are in full force and effect and enforceable in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (y) have not been subject to any lapse in coverage. Neither the Company nor any Heelys Subsidiary, nor any of their respective Affiliates, is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. True, correct and complete copies of the Insurance Policies have been made available to Parent.

(q)           Legal Proceedings; Governmental Orders.

(i)          Except as set forth in Section 5.1(q) of the Company Disclosure Letter, there are no Actions pending or, to the Company’s Knowledge, threatened against or by the Company or any Heelys Subsidiary (a) relating to or affecting the Company or any Heelys Subsidiary; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(ii)         Except as set forth in Section 5.1(q) of the Company Disclosure Letter, there are no outstanding Governmental Orders addressed to or naming as a party the Company or any Heelys Subsidiary, and there are no unsatisfied judgments, penalties or awards against, relating to or affecting the Company or any Heelys Subsidiary.

(r)           Compliance with Laws; Permits.

(i)          Except as set forth in Section 5.1(r) of the Company Disclosure Letter, the Company and each Heelys Subsidiary has been, and is currently, in compliance in all material respects, with all Laws applicable to the conduct of the business as currently conducted or the ownership and use of the assets of the Company and the Heelys Subsidiaries.

(ii)         All material Permits required for the Company and the Heelys Subsidiaries to conduct the business as currently conducted or for the ownership and use of the assets have been obtained by the Company or the applicable Heelys Subsidiary and are valid and in full force and effect. All material fees and charges with respect to such Permits as of the date hereof have been paid in full.  Section 5.1(r) of the Company Disclosure Letter lists all current Permits issued to the Company and the Heelys Subsidiaries which are related to the conduct of the business as currently conducted or the ownership and use of the assets, including the names of the Permits and their respective dates of issuance and expiration. To the Company’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 5.1(r) of the Company Disclosure Letter.

(s)           Environmental Matters.

(i)          The operations of the Company and the Heelys Subsidiaries have been, and are currently, in compliance in all material respects with all Environmental Laws. Neither the Company nor any Heelys Subsidiary has received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(ii)         The Company and the Heelys Subsidiaries do not have any Environmental Permits and none is necessary for the operation of the business as currently conducted or the ownership, lease, operation or use of the assets as currently owned, leased, operated or used.  To the Company’s Knowledge, there is not any condition, event or circumstance related to Environmental Law that prevents or impedes the conduct of the business as currently conducted, or the ownership, lease, operation or use of the assets as currently owned, leased, operated or used.  Neither the Company nor any Heelys Subsidiary has received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same.

(iii)        To the Company’s Knowledge, none of the business or the assets or any real property currently or formerly owned, leased or operated by the Company or any of the Heelys Subsidiaries is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(iv)        To the Company’s Knowledge, there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or the assets or any real property currently or formerly owned, leased or operated by the Company or any Heelys Subsidiary, and to the Company’s Knowledge, neither the Company nor any of the Heelys Subsidiaries has received an Environmental Notice that the business or any of the assets or real property currently or formerly owned, leased or operated by the Company or any Heelys Subsidiary (including soils, groundwater, surface water, buildings and other structure located thereon) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, the Company or any Heelys Subsidiary.

(v)         Section 5.1(s) of the Company Disclosure Letter contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned or operated by the Company or any Heelys Subsidiary.

(vi)        To the Company’s Knowledge, Section 5.1(s) of the Company Disclosure Letter contains a list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company or any Heelys Subsidiary or any predecessors, in connection with the business or the assets as to which the Company or any Heelys Subsidiary may retain liability, and to the Company’s Knowledge, none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and neither the Company nor any of the Heelys Subsidiaries has received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company or any Heelys Subsidiary.

(vii)       Neither the Company nor any of the Heelys Subsidiaries has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

(viii)      The Company has provided or otherwise made available to Parent and listed in Section 5.1(s) of the Company Disclosure Letter: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or the assets or any real property currently or formerly owned, leased or operated by the Company or any of the Heelys Subsidiaries which are in the possession or control of the Company or any of the Heelys Subsidiaries related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including costs of remediation, pollution control equipment and operational changes).

(ix)         Neither the Company nor any of the Heelys Subsidiaries is aware of or reasonably anticipates any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that could reasonably be likely to prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or the assets as currently carried out by the Company or any Heelys Subsidiary.

(x)          Neither the Company nor any of the Heelys Subsidiaries owns any Environmental Attributes.

(t)            Employee Benefit Matters.

(i)          Section 5.1(t) of the Company Disclosure Letter contains a true, correct and complete list of each benefit, retirement, employment, compensation, incentive, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program and other arrangement (and any amendments thereto), whether or not reduced to writing, in effect and covering one or more Employees, former employees and the beneficiaries and dependents of any such Employee or former employee of the Company or any Heelys Subsidiary, and is maintained, sponsored, contributed to, or required to be contributed to by Company or any Heelys Subsidiary, or under which the Company or any Heelys Subsidiary has or may have any liability for premiums or benefits (as listed on Section 5.1(t) of the Company Disclosure Letter, each, a “Benefit Plan”).

(ii)         With respect to each Benefit Plan, the Company has made available to Parent true, correct and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements, custodial agreements, insurance policies, administration agreements and similar agreements, and investment management or investment advisory agreements; (iv) copies of any summary plan descriptions, employee handbooks or similar employee communications relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination letter from the Internal Revenue Service; (vi) in the case of any Benefit Plan for which Forms 5500 are required to be filed, a copy of the most recently filed Forms 5500, with schedules attached; and (vii) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation relating to the Benefit Plan.

(iii)        Except as set forth in Section 5.1(t) of the Company Disclosure Letter, each Benefit Plan, or in the case of each Benefit Plan that is a multiemployer plan, to the Company’s Knowledge, complies, with all applicable Laws (including ERISA and the Code and the regulations promulgated thereunder).  Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable and current determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service, as applicable. Nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject the Company or any Heelys Subsidiary or, with respect to any period on or after the Closing Date, any of Parent or any of its Affiliates, including the Company, to a penalty under Section 502 of ERISA or to an excise Tax under the Code. All benefits, contributions and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan, the terms of all applicable Laws and the accounting principles. With respect to any Benefit Plan, no event has occurred or is reasonably expected to occur that has resulted in or would subject the Company or any Heelys Subsidiary or, with respect to any period on or after the Closing Date, Parent or any of its Affiliates, including the Company, to a Tax under Section 4971 of the Code or the assets of any of the foregoing Persons to a lien under Section 412(n) of the Code.

(iv)        Except as set forth in Schedule 5.1(t)(iv) of the Company Disclosure Letter, no Benefit Plan (i) provides for defined benefit pension benefits; (ii) is a “multiemployer plan” (as defined in Section 3(37) of ERISA); or (iii) is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), and no Employee is, or at any time will become, entitled to any payment, benefit or right, or any increased or accelerated payment, benefit or right, or any payment of any amount under any Benefit Plan that could individually or in combination with any other such payment constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code or fail to be deductible by reason of Section 162 or 404 of the Code, as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

(v)         Neither the Company, the Heelys Subsidiaries, nor any of their respective Affiliates, (i) has withdrawn from any pension plan under circumstances resulting (or expected to result) in a liability to the Pension Benefit Guaranty Corporation; (ii) has any assets subject to a lien for unpaid contributions to any Benefit Plan which would be a liability of the Company or any Heelys Subsidiary or become a liability of Parent or its Affiliates, including the Company; (iii) has failed to pay premiums to the Pension Benefit Guaranty Corporation when due with respect to any pension plan which would be a liability of the Company or any Heelys Subsidiary; or (iv) is engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA which would be a liability of the Company or any Heelys Subsidiary or become a liability of Parent or any of its Affiliates, including the Company.

(vi)        Except as set forth in Section 5.1(t)(vi) of the Company Disclosure Letter, other than as required under Section 601 et. seq. of ERISA, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death).

(vii)       Except as set forth in Section 5.1(t)(vii) of the Company Disclosure Letter, there is no pending or, to the Company’s Knowledge, threatened action relating to a Benefit Plan, and no Benefit Plan has within the three (3) years prior to the date hereof been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Entity.

(viii)     Except as set forth in Section 5.1(t)(viii) of the Company Disclosure Letter, there has been no amendment to, announcement by the Company or any Heelys Subsidiary or any of their respective Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or collective bargaining agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred therefore for the most recent fiscal year with respect to any Employee.  Neither the Company, nor any Heelys Subsidiary, nor any of their respective Affiliates, has any commitment or obligation or has made any representations to any Employee, whether or not legally binding, to adopt, amend or modify any Benefit Plan or any collective bargaining agreement.

(ix)         Each Benefit Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including proposed regulations, notices, rulings, and final regulations).

(x)          Except as set forth in Section 5.1(t)(x) of the Company Disclosure Letters, no Benefit Plan exists that could (i) result in the payment to any Employee of any money or other property; or (ii) accelerate or provide any other rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Employee, except as a result of any partial plan termination resulting from this Agreement, in each case, as a result of the execution of this Agreement or otherwise related in any way to the transactions contemplated by this Agreement.

(xi)         With respect to any multiemployer Benefit Plan, as described in Section 4001(a)(3) of ERISA (“MPPAA Plan”): (i) all contributions required to be made with respect to Employees of the Company or any Heelys Subsidiary have been timely paid; (ii) neither the Company, nor any Heelys Subsidiary has incurred, and none will incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such MPPAA Plan (whether by reason of the transactions contemplated by this Agreement or otherwise); and (iii) no such MPPAA Plan is, or is it expected to be, insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist, with respect to any such MPPAA Plan.

(u)           Employment Matters.

(i)          Section 5.1(u)(i) of the Company Disclosure Letter contains a list of all persons who are Employees, consultants, or contractors of the Company or any Heelys Subsidiary as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; (vi) a description of the fringe benefits provided to each such individual as of the date hereof; (vii) whether such Person is an Employee, consultant or contractor; and (viii) the entity that employs or engages such individual. Except as set forth in Section 5.1(u) of the Company Disclosure Letter, as of the date hereof, all commissions and bonuses payable to Employees, consultants, or contractors of the Company or any Heelys Subsidiary for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company or any Heelys Subsidiary with respect to any commissions, bonuses or increases in compensation.

(ii)         Except as set forth in Section 5.1(u)(ii) of the Company Disclosure Letter, neither the Company nor any Heelys Subsidiary is a party to, or bound by, any collective bargaining or other Contract with a labor organization representing any of its Employees, and there are no labor organizations representing, purporting to represent or, to the Company’s Knowledge, attempting to represent any Employee. Except as set forth in Section 5.1(u)(ii) of the Company Disclosure Letter, there has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting the Company or any Heelys Subsidiary or any of their respective Employees.

(iii)        The Company and the Heelys Subsidiaries have been, and are currently, in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to the Employees, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Company or any Heelys Subsidiary as consultants or contractors are properly treated as independent contractors under all applicable Laws. There are no Actions against the Company or any Heelys Subsidiary pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment of any current or former employee, consultant or independent contractor of the Company or any Heelys Subsidiary, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.

(iv)        Neither the Company nor any Heelys Subsidiary has violated the Worker Adjustment and Retraining Notification Act or any similar foreign, state or local Law (the “WARN Act”).  During the ninety (90) day period prior to the date of this Agreement, neither the Company nor any Heelys Subsidiary has terminated any employees, and during the ninety (90) day period prior to the Closing Date, neither the Company nor any Heelys Subsidiary will have terminated any employees.  Neither the Company nor any Heelys Subsidiary has any plans to undertake any action in the future that would trigger the WARN Act.

(v)           Taxes. Except as set forth on Section 5.1(v) of the Company Disclosure Letter:

(i)          The Company and each of the Heelys Subsidiaries has timely filed all Tax Returns that it was required to file. All such Tax Returns were, and continue to be, correct and complete in all material respects and were prepared in material compliance with all applicable Laws. All Taxes owed by the Company and the Heelys Subsidiaries have been paid.  Neither the Company, nor any of the Heelys Subsidiaries currently (A) is the subject of any audit in respect of Taxes or (B) is the beneficiary of any extension of time within which to file any Tax Return nor have they waived any statute of limitations in respect of Taxes. Except as set forth in Section 5.1(v) of the Company Disclosure Letter, no claim has ever been made by a Governmental Entity in a jurisdiction where the Company and the Heelys Subsidiaries do not file Tax Returns that the Company or a Heelys Subsidiary is or may be subject to taxation by that jurisdiction.  There are no liens in respect of Taxes on the assets of the Company or any Heelys Subsidiary.

(ii)         The Company and each of the Heelys Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 or similar reports required with respect thereto by a Governmental Entity have been properly completed and timely filed.

(iii)        To the Company’s Knowledge, no Governmental Entity is expected to assess any additional Taxes for any period for which Tax Returns have been filed.

(iv)        The unpaid Taxes of the Company and the Heelys Subsidiaries (A) did not, as of the Balance Sheet Date, exceed the reserve for Tax Liability (set forth on the face of the most recent Financial Statements) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and the Heelys Subsidiaries in filing their Tax Returns.

(v)         Neither the Company nor any Heelys Subsidiary has any obligation to make a payment that is not deductible under Section 280G of the Code.

(w)           Product Liability Claims. To the Company’s Knowledge, except as set forth on Section 5.1(w) of the Company Disclosure Letter, neither the Company nor any Heelys Subsidiary is subject to any known asserted claims for liability on account of products sold or services rendered on or prior to such date, which are not fully covered, including all costs of defense and investigation related to such claims, by its or its vendors’ general liability insurance policies.

(x)           Transactions with Affiliates.  Except as set forth on Section 5.1(x) of the Company Disclosure Letter, (i) there are no Contracts, understandings (in each case whether written or oral), liabilities or obligations between the Company or any Heelys Subsidiary, on the one hand, and any other Heelys Subsidiary or Affiliate of the Company or any Heelys Subsidiary or immediate family member thereof or, to the Company’s Knowledge, any former equity holder or any current or former officer or director of the Company or any Heelys Subsidiary, on the other hand, (ii) neither the Company nor any Heelys Subsidiary provides or causes to be provided any assets, services or facilities to any Person described in clause (i) of this Section 5.1(x), (iii) no Person described in clause (i) of this Section 5.1(x) provides or causes to be provided any assets, services or facilities to the Company or any Heelys Subsidiary, or derives any benefit from any assets, services or facilities of the Company or any Heelys Subsidiary (other than as explicitly contemplated by the terms of such Person’s employment by the Company or any Heelys Subsidiary).

(y)           Brokers.  Except for Roth Capital Partners, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company or any of its Affiliates.

5.2           Representations and Warranties of Parent and Merger Sub.  Parent and Merger Sub each hereby represent and warrant to the Company that:

(a)           Organization, Good Standing and Qualification.  Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)           Corporate Authority.  Each of Parent and Merger Sub has full power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its respective obligations hereunder and thereunder, and to consummate the Merger and the other transactions contemplated hereby and thereby.  The execution and delivery by each of Parent and Merger Sub of this Agreement and any other Transaction Documents to which it is a party, the performance by each of Parent and Merger Sub of its respective obligations hereunder and thereunder and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of each of Parent and Merger Sub.  This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.  When each other Transaction Document to which Parent or Merger Sub is or will be a party has been duly executed and delivered by Parent or Merger Sub (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Parent or Merger Sub enforceable against Parent or Merger Sub in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.  The board of directors of each of Parent and Merger Sub has approved this Agreement and the Merger and the other transactions contemplated hereby, and no vote of holders of capital stock of Parent is necessary to approve this Agreement or the Merger and the other transactions contemplated hereby.

(c)           No Conflicts; Consents.  The execution, delivery and performance by Parent and Merger Sub of this Agreement, the execution, delivery and performance by Parent and Merger Sub of the Transaction Documents to which Parent or Merger Sub is a party, and the consummation of the Merger and the other transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation or other organizational documents of either Parent or Merger Sub; (b) conflict with or result in a material violation or breach of any provision of any Law or Governmental Order applicable to Parent or Merger Sub; or (c) require the consent, notice or other action by any Person under any Contract to which either of Parent or Merger Sub is a party.  Other than (A) the filing of the Delaware Certificate of Merger, (B) compliance with the applicable requirements of the Exchange Act and (C) compliance with the rules and regulations of NASDAQ or FINRA, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to either of Parent or Merger Sub in connection with the execution and delivery of this Agreement, or by or with respect to either of Parent or Merger Sub in connection with the other Transaction Documents, and the consummation of the Merger and the other transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a material adverse effect on Parent (including applicable federal and state securities filings).

(d)           Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of either of Parent or Merger Sub.

(e)            Legal Proceedings. There are no Actions pending or, to Parent’s knowledge, threatened against or by Parent or any Affiliate of Parent that challenge or seek to prevent, enjoin or otherwise delay the Merger or the other transactions contemplated hereby.

(f)            Disclaimers of Representations and Warranties. Parent and Merger Sub acknowledge that the express representations and warranties of the Company contained in this Agreement and the other Transaction Documents are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF THE COMPANY IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, PARENT AND MERGER SUB ACKNOWLEDGE THAT THE COMPANY HAS NOT MADE, AND HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND PARENT AND MERGER SUB HEREBY EXPRESSLY WAIVE, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO PARENT BY OR ON BEHALF OF THE COMPANY.  EXCEPT FOR THE EXPRESS REPRESENTATIONS IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, THE COMPANY EXPRESSLY DISCLAIMS AND NEGATES, AND PARENT AND MERGER SUB HEREBY WAIVE, AS TO PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES OF THE COMPANY AND THE HEELYS SUBSIDIARIES (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE (EXCEPT AS OTHERWISE CONTEMPLATED BY THIS AGREEMENT), (v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, AND (vi) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW.  THE COMPANY AND PARENT AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION 5.2(f) ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.  NOTWITHSTANDING THE FOREGOING, THE PARENT AND MERGER SUB DO NOT WAIVE ANY RIGHTS WITH RESPECT TO FRAUD OR INTENTIONAL MISREPRESENTATION MADE BY OR ON BEHALF OF THE COMPANY.

(g)           Independent Investigation. Parent and Merger Sub represent and acknowledge that they are knowledgeable of the Company’s business and of the usual and customary practices of companies such as the Company, and that they have had (or will have prior to the Closing) access to the Company, the officers and employees of the Company, and the books, records and files of the Company, and in making the decision to enter into this Agreement and consummate the Merger and the other transactions contemplated hereby, Parent has relied solely on the basis of its own independent due diligence investigation of the Company and upon the provisions of this Agreement and the other Transaction Documents, and not on any other representations or warranties of the Company or any other Person not contained in this Agreement or one of the other Transaction Documents.  Notwithstanding the foregoing, Parent’s independent due diligence investigation does not adversely affect in any manner its ability to rely on the provisions of this Agreement or any of the other Transaction Documents or any of its rights with respect thereto.

(h)           Information Supplied.  None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(i)            Capitalization of Merger Sub.  The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding.  All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent.  Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated hereby and has not engaged in any business other than those incidental to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby.

(j)            No Interested Stockholder.  None of Parent, Merger Sub or any of their “affiliates” or “associates” is, or has been within the last three (3) years, an “interested stockholder” of the Company, in each case as those terms are defined in Section 203 of the DGCL.  Within the last three (3) years, none of Parent, Merger Sub or any of their Affiliates has beneficially owned, directly or indirectly, any Shares.

ARTICLE VI

COVENANTS

6.1           Interim Operations.

(a)           From the date hereof until the Closing Date, except as otherwise provided in this Agreement, set forth on Section 6.1 of the Company Disclosure Letter or consented to in writing by Parent, the Company shall (x) conduct its business in the ordinary course of business consistent with past custom and practice; and (y) use commercially reasonable efforts to maintain and preserve intact its current business organization and operations and to preserve its rights and goodwill and its relationship with its Employees, customers, lenders, suppliers, regulators and others having relationships with the Company or any Heelys Subsidiary.  Without limiting the foregoing, from the date hereof until the Closing Date, except as otherwise provided in this Agreement, set forth on Section 6.1 of the Company Disclosure Letter or consented to in writing by Parent, the Company shall:

(i)          preserve and maintain all Permits required for the conduct of the business as currently conducted;

(ii)         pay the debts, Taxes and other obligations of the business when due;

(iii)        continue to collect accounts receivable in a manner consistent with past custom and practice;

(iv)        maintain the properties and assets of the Company and the Heelys Subsidiaries in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(v)         continue in full force and effect without modification all Insurance Policies;

(vi)        defend and protect the properties and assets of the Company and the Heelys Subsidiaries from infringement or usurpation consistent with custom and practice over the 12 month period immediately prior to the date hereof;

(vii)       perform all of its obligations under all Material Contracts timely in a manner consistent with past custom and practice;

(viii)      maintain the books and records in accordance with past custom and practice;

(ix)        comply in all material respects with all Laws applicable to the conduct of the business or the ownership and use of the assets of the Company and each Heelys Subsidiary;

(x)          provide Parent with a 13-week rolling cash flow at the beginning of each week;

(xi)         not cause or permit any amendments to any of the organizational documents of the Company or the Heelys Subsidiaries;

(xii)        not issue any securities of the Company or any Heelys Subsidiary;

(xiii)       not sell, lease, license or otherwise dispose of or encumber any of the assets of the Company or any Heelys Subsidiary with a fair market value in excess of $5,000 individually or in the aggregate, except in the ordinary course of business consistent with past practice;

(xiv)      not enter into any operating lease which requires expenditures in any 12-month period in excess of $5,000 or is not terminable by the Company or applicable Heelys Subsidiary within such 12-month period without any penalty or cost;

(xv)       not (i) modify, amend, terminate or waive any rights under any Contract, (ii) enter into any Contract, other than renewals or replacements of any existing Contract that is expiring by its terms, (the terms and conditions of which renewal or replacement Contract, in the aggregate are at least as favorable to the Company or applicable Heelys Subsidiary that is party thereto as the existing Contract) or (iii) enter into any new Contract, which if entered into prior to the date hereof would have been a Contract and would be material to the Company or applicable Heelys Subsidiary, that contains a change in control provision in favor of the other party or parties thereto that does not exclude the transactions contemplated by this Agreement or that would otherwise require a payment in excess of $5,000 to or give rise to any material rights to such other party or parties in connection with the transactions contemplated by this Agreement;

(xvi)      not (i) fail to make any material filing, pay any fee, or take another action necessary to maintain in full force and effect any Intellectual Property Asset that is material to the conduct of their business or (ii) other than in the ordinary course of business consistent with past practice, enter into any license, assignment or transfer agreement granting or transferring to a third party ownership of, or an exclusive right to use, any such Intellectual Property Asset or any non-exclusive right to such Intellectual Property Asset inconsistent with the Company’s use of such Intellectual Property Asset prior to the date hereof;

(xvii)     not settle or compromise any pending or threatened Action, other than settlements of Actions that do not involve any material injunctive, equitable relief or impose material restrictions on the Company or any Heelys Subsidiary;

(xviii)    not make any material change in management personnel;

(xix)       not merge or consolidate the Company or any Heelys Subsidiaries with any other Person;

(xx)        not acquire, directly or indirectly, whether by purchase, merger, consolidation or acquisition of stock or assets or otherwise, any assets, securities, properties, interests, or businesses or make any investment (whether by purchase of stock or securities, contributions to capital, loans to, or property transfers);

(xxi)       not make any loans, advances, guarantees or capital contributions to or investments in any Person (other than the Company or any Heelys Subsidiary);

(xxii)      not declare, authorize, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any Heelys Subsidiary to the Company or to another Heelys Subsidiary) or enter into any Contract with respect to the voting of its capital stock other than proxies or voting agreements solicited by the Company to obtain the Company Requisite Vote;

(xxiii)     not adjust, reclassify, split, combine or subdivide, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

(xxiv)    not make any material changes with respect to accounting policies or procedures, except as required by changes in applicable GAAP;

(xxv)      not make any material Tax election, amend any Tax Return with respect to a material amount of Taxes, settle or finally resolve any controversy with respect to a material amount of Taxes or change any method of Tax accounting;

(xxvi)    except as required pursuant to existing written, binding agreements in effect prior to the date of this Agreement, or as otherwise required by applicable Law, (A) not grant or provide any severance or termination payments or benefits to any director, officer or, other than in the ordinary course of business, employees (who are not officers) of the Company or any Heelys Subsidiaries, (B) not increase the compensation, bonus or pension, welfare, severance, change-in-control or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or, other than in the ordinary course of business consistent with past practice, non-officer employee of the Company or any Heelys Subsidiaries, (C) not establish, adopt, amend or terminate any Company Benefit Plan (except as required by Law) or amend the terms of any outstanding equity-based awards, (D) not take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, to the extent not already provided in any such Company Benefit Plan, and (E) not forgive any loans to directors, officers or key employees of the Company or any Heelys Subsidiaries;

(xxvii)   not adopt, enter into or effect any plan of complete or partial liquidation, dissolution, reorganization or restructuring;

(xxviii)   not take any action that would, or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement; or

(xxix)     not take or permit any action that would cause any of the changes, events or conditions described in Section 5.1(g) to occur.

(b)           Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, agrees that, except as otherwise provided in this Agreement, it shall not knowingly take any action that would reasonably be expected to prevent or delay the consummation of the Merger or the other transactions contemplated hereby in accordance with the terms of this Agreement.

(c)           Each party hereto shall promptly advise the other parties hereto of any proceeding or material claim threatened, commenced or asserted against or with respect to any such party relating to the Merger or the other transactions contemplated hereby and promptly provide the parties hereto with copies of all material complaints, pleadings and filings related thereto.

(d)           Notwithstanding the above, the delivery of any notice pursuant to Section 6.1(b) or 6.1(c) shall not limit or otherwise affect the representations, warranties, covenants or agreements of the parties hereto, the remedies available hereunder to the party hereto receiving such notice or the conditions to such party’s obligation to consummate the Merger or the other transactions contemplated hereby.

6.2           Access to Information.  From the date hereof until the earlier of the termination of this Agreement and the Closing Date, the Company shall (a) afford Parent, Merger Sub and their respective Representatives, at their sole expense, reasonable access to and the right to inspect all of the Leased Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Company and the Heelys Subsidiaries; (b) furnish Parent, Merger Sub and their respective Representatives with such financial, operating and other data and information related to the Company and the Heelys Subsidiaries as Parent, Merger Sub or any of their respective Representatives may reasonably request; and (c) instruct the Representatives of the Company to cooperate with Parent and Merger Sub in their investigation of the Company and the Heelys Subsidiaries. Any investigation pursuant to this Section 6.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of business by the Company and the Heelys Subsidiaries.  No investigation by Parent or other information received by Parent shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company in this Agreement.

6.3           Takeover Proposals.

(a)           No Solicitation or Negotiation.  Except as permitted by Section 6.3(b), the Company and each Heelys Subsidiary shall and shall cause each of its respective Representatives to (i) immediately cease any solicitation, encouragement, discussions or negotiations (or other efforts) with any Persons that may be ongoing with respect to a Takeover Proposal and request that any such Person promptly return or destroy all confidential information concerning the Company and Heelys Subsidiaries and (ii) until the Closing Date or, if earlier, the termination of this Agreement in accordance with Section 8.2, not, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person information in connection with or for the purpose of encouraging or facilitating, a Takeover Proposal or (C) enter into any letter of intent, agreement or agreement in principle with respect to a Takeover Proposal (other than an Acceptable Confidentiality Agreement).

(b)           Notwithstanding anything to the contrary contained in Section 6.3(a) or any other provisions of this Agreement, but subject to the last sentence of this Section 6.3(b), if at any time after the date hereof but prior to the receipt of the Company Requisite Vote, the Company, the Heelys Subsidiaries or any of their respective Representatives receives a written Takeover Proposal from any Person or group of Persons, which Takeover Proposal was made or renewed on or after the date hereof and did not result from any breach of this Section 6.3, (A) the Company, the Heelys Subsidiaries and their respective Representatives may contact such Person or group of Persons to clarify the terms and conditions thereof and (B) if the Company Board (or any duly constituted and authorized committee thereof) determines in its good faith judgment, after consulting with and receiving the advice of its financial advisors and outside legal counsel, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company, the Heelys Subsidiaries and their respective Representatives may (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to, and access to the business, properties, books and records and personnel of, the Company and the Heelys Subsidiaries to the Person or group of Persons who has made such Takeover Proposal; provided that the Company shall promptly (and in any event within 48 hours) provide to Parent any material non-public information concerning the Company or the Heelys Subsidiaries that is provided to any Person given such access which was not previously provided to Parent, and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Takeover Proposal. From and after the date hereof, the Company shall promptly (and in any event within 48 hours) (i) provide to Parent an unredacted copy of any such Takeover Proposal made in writing provided to the Company or any Heelys Subsidiary and (ii) provide to Parent a written summary of the material terms of any such Takeover Proposal not made in writing.  For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any confidentiality agreement entered into before the date of this Agreement or any customary confidentiality agreement, in each case, that contains provisions that are not materially more favorable in the aggregate to the receiving party thereunder than those contained in the Confidentiality Agreement.

(c)           Updates on Takeover Proposals. The Company shall keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Takeover Proposal on a prompt basis (and in any event within 48 hours), and, upon the request of Parent, shall apprise Parent of the status of such Takeover Proposal. The Company agrees that it will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company or any Heelys Subsidiary from providing any information to Parent in accordance with this Section 6.3.

(d)           No Change in Recommendation.  Except as expressly permitted by this Section 6.3(d) or Section 6.3(e), the Company Board shall not (i) (A) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation, (B) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication (it being understood that the Company Board may refrain from taking a position with respect to a Takeover Proposal until the close of business as of the tenth (10th) Business Day after the commencement of a tender offer in connection with such Takeover Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered such an adverse modification) or (C) adopt, declare advisable, approve or recommend to the stockholders of the Company, or publicly propose to approve or recommend to the stockholders of the Company a Takeover Proposal (the actions described in this clause (i) being referred to as a “Heelys Adverse Recommendation Change”), (ii) authorize, cause or permit the Company or any Heelys Subsidiaries to enter into any letter of intent, agreement or agreement in principle with respect to any Takeover Proposal (other than an Acceptable Confidentiality Agreement) (each, a “Heelys Acquisition Agreement”) or (iii) take any action pursuant to Section 8.1(f). Notwithstanding anything to the contrary set forth in this Agreement, prior to the receipt of the Company Requisite Vote, but not after, the Company Board may make a Heelys Adverse Recommendation Change, adopt, declare advisable, or approve a Heelys Acquisition Agreement or take any action pursuant to Section 8.1(f) if the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that (x) the failure to do so would be inconsistent with the fiduciary duties of the Company Board to the Company stockholders under applicable Law and (y) such Takeover Proposal constitutes a Superior Proposal; provided, however, that (1) the Company has given Parent at least four (4) Business Days’ prior written notice of its intention to take such action (which notice shall include an unredacted copy of the Superior Proposal, an unredacted copy of the relevant proposed transaction agreements relating thereto and a written summary of the material terms of any Superior Proposal not made in writing), (2) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during the three (3) Business Day period after giving any such notice, to the extent Parent wishes to negotiate, to enable Parent to propose in writing a binding offer to effect revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (3) following the end of such notice period, the Company Board or any duly constituted and authorized committee thereof shall have considered in good faith such binding offer, and shall have determined that the Superior Proposal continues to constitute a Superior Proposal if the revisions proposed in such binding offer were to be given effect and (4) in the event of any material change to the material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (1) above and the notice period shall have recommenced, except that the notice period shall be at least one Business Day (rather than the four (4) Business Days otherwise contemplated by clause (1) above); and provided, further, that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect, unless the Company’s termination is in accordance with Section 8.1 and, to the extent required under the terms of this Agreement, the Company pays Parent any applicable Termination Fee in accordance with Section 8.2 prior to or concurrently with such termination.

(e)            Change of Recommendation. Notwithstanding anything to the contrary herein, prior to receipt of the Company Requisite Vote, but not after, the Company Board may change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation (“Change of Recommendation”) if the Company Board or any duly constituted and authorized committee thereof has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the fiduciary duties of the Company Board to the stockholders of the Company under applicable Law; provided, however, that such action shall not be in response to a Takeover Proposal or a Superior Proposal (which is addressed under Section 6.3(d)) and prior to taking such action, (x) the Company Board has given Parent at least four (4) Business Days’ prior written notice of its intention to take such action and a description of the reasons for the Change of Recommendation, (y) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during the three (3) Business Day period after giving any such notice, to the extent Parent wishes to negotiate, to enable Parent to propose in writing a binding offer to effect revisions to the terms of this Agreement in such a manner that would obviate the need for making such Change of Recommendation and (z) at the end of such notice period, the Company Board or any duly constituted and authorized committee thereof shall have considered in good faith such binding offer, and shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to effect a Change of Recommendation would be inconsistent with the fiduciary duties of the Company Board to the Company stockholders under applicable Law.

(f)            Compliance with Disclosure Obligations.  Nothing in this Section 6.3 or elsewhere in this Agreement shall prohibit the Company or the Company Board or any committee thereof from (i) taking and disclosing to the Company stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided that, subject to Section 6.3(d)(i)(C), any disclosure permitted under this Section 6.3(f) that does not contain either an express rejection of any applicable Takeover Proposal or an express reaffirmation of the Company Recommendation shall be deemed a Heelys Adverse Recommendation Change or (ii) complying with its disclosure obligations under applicable Law; provided that this clause (ii) shall not in any way limit or modify the effect, if any, that any such disclosure would have under the other provisions of Section 6.2.

6.4           Proxy Statement; Stockholders Meeting.  As promptly as practicable following the date hereof, the Company shall prepare and file with the SEC a proxy statement on Schedule 14A (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”) and the Company and Parent shall cooperate with each other in connection with the preparation of the foregoing.  The Company agrees that the Proxy Statement will comply in all material respects with the applicable Securities Laws.  The Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all written correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement.  Prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by Parent in good faith.  The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to any SEC comments received with respect to the Proxy Statement and shall cause the Proxy Statement to be mailed as promptly as practicable after it is filed with the SEC.  Promptly following the filing of the Proxy Statement, the Company shall take all action necessary in accordance with applicable Law and the Company’s certificate of incorporation and bylaws to convene a meeting of the holders of Shares for the purpose of obtaining the Company Requisite Vote (the “Stockholders Meeting”) as promptly as practicable and shall not postpone or adjourn the Stockholders Meeting unless the Company determines that it is advisable to do so in order to solicit additional proxies in order to obtain the Company Requisite Vote or to comply with applicable Law.  Unless a Change of Recommendation shall have occurred, the Company shall solicit from the holders of the Shares proxies in favor of the adoption of this Agreement, and the Proxy Statement shall include the Company Recommendation, the fairness opinion of Roth Capital Partners, LLC with respect to the Merger and the other transactions contemplated hereby, and a summary and copy of Section 262 of the DGCL.  Parent and Merger Sub agree to cause all Shares beneficially owned by Parent or Merger Sub or any of their Affiliates to be present at the Stockholders Meeting and to be voted at the Stockholders Meeting in favor of adoption of this Agreement.

6.5           Efforts; Filings; Other Actions.

(a)           Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and shall use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Law to consummate the Merger and the other transactions contemplated hereby as soon as practicable, including (i) the obtaining of all necessary actions, waivers, consents and approvals from any Governmental Entity or from any third parties and the preparation and making of all necessary registrations, notices, reports and other filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; and (ii) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated hereby; provided, however, that in no event shall the Company or its Subsidiary be required to pay, prior to the Effective Time, any fee (except for customary fees to Governmental Entities), penalty or other consideration to any Person for any consent or approval required for the consummation of the Merger or the other transactions contemplated hereby.

(b)           Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the undertakings pursuant to this Section 6.5, each of the Company and Parent agrees to take or cause to be taken the prompt use of its reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination or decree is entered or issued, or becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind that would make consummation of the Merger in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated hereby, any and all steps necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination or decree so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

6.6           Notice of Certain Events.

(a)           From the date hereof until the Effective Time, the Company shall promptly notify Parent in writing of:

(i)          any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or would reasonably be expected to result in, any representation or warranty made by the Company hereunder not being true and correct or (C) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Article VII to be satisfied;

(ii)         any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby;

(iii)        any fact, circumstance, event or action that requires the Company or any Heelys Subsidiary to give notice under this Agreement, including any event with respect to which notice is required to be given pursuant to Section 6.3;

(iv)        any notice or other communication from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby; and

(v)         any Actions commenced or, to the Company’s Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any Heelys Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.1(q) or that relates to the consummation of the Merger or the other transactions contemplated hereby.

(b)           Parent’s receipt of information pursuant to this Section 6.6 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company in this Agreement and shall not be deemed to amend or supplement the Company Disclosure Letter.

6.7           Breach of Covenants.

(a)           If the Company breaches, or threatens to commit a breach of, any of the provisions of Section 6.3, Parent and Merger Sub shall have the right and remedy to have such provision specifically enforced by any court having jurisdiction without the requirement to post bond or other security, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to Parent and Merger Sub and that money damages pursuant to Section 8.2 may not provide an adequate remedy to such Parent.

(b)           The Company acknowledges that the restrictions contained in Section 6.3  are reasonable and necessary to protect the legitimate interests of Parent and constitute a material inducement to Parent to enter into this Agreement and consummate the Merger and the other transactions contemplated hereby. The covenants contained in Section 6.3 and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

6.8           Stock Exchange Delisting.  The Surviving Corporation shall use its reasonable best efforts to cause the Shares to no longer be quoted on NASDAQ and to be deregistered under the Exchange Act as soon as practicable following the Effective Time.

6.9           Public Announcements.  The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, and subject to the provisions of Section 6.3, unless and until a Heelys Adverse Recommendation Change has occurred in accordance with Sections 6.3(d) or 6.3(e), so long as this Agreement is in effect, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement, the Merger or the other transactions contemplated hereby without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed). Nothing in this Section 6.9 shall limit a party’s ability to make any disclosure required by Law, applicable fiduciary duties or by any applicable listing agreement with a national securities exchange or interdealer quotation service as determined in the good faith judgment of the party proposing to make such release or other public announcement (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party, if practicable) or by the request of any Governmental Entity.

6.10         SEC Filings.  Up to and through the Closing Date, the Company shall file or furnish to the SEC, on a timely basis, all required registration statements, certifications, reports (including annual, quarterly and periodic reports) and proxy statements with the SEC, including any required filings and any quarterly financial data on Form 8-K in accordance with past practice.

6.11         Expenses.  Parent or the Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article IV.  Except as otherwise provided in this Agreement, all costs and expenses (including any legal or advisory fees) incurred in connection with the Merger and the other transactions contemplated hereby and negotiation and drafting of this Agreement and any other documents in respect of the Merger and the other transactions contemplated hereby, shall be paid by the party hereto incurring such expense; provided that the foregoing costs and expenses of the Company and the Heelys Subsidiaries shall not exceed the amounts set forth on Section 6.11 of the Company Disclosure Letter.

6.12         Indemnification; Directors’ and Officers’ Insurance.

(a)           Prior to the Effective Time, the Company shall use its reasonable best efforts to (and if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to) obtain and fully pay for “tail” insurance policies with a claims period of six (6) years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable as the Company’s existing policies existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that such “tail” insurance policies shall not require the payment of an aggregate premium in excess of two hundred percent (200%) of the aggregate annual premium most recently paid by the Company prior to the date hereof to maintain the D&O Insurance, it being understood that the Surviving Corporation shall nevertheless be obligated to provide such coverage as may be obtained for a premium of 200% of the aggregate premium most recently paid by the Company prior to the date hereof to maintain the D&O Insurance.

(b)           The rights of the Indemnified Parties under this Section 6.12 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or bylaws or comparable governing documents of the Company or any Heelys Subsidiary, or under any applicable Contracts or applicable Law.  All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of Indemnified Party as provided in the certificate of incorporation or bylaws or comparable governing documents of the Company and any Heelys Subsidiary and under any applicable Contracts between the Company and any Heelys Subsidiary in favor of any Indemnified Party (in each case, as in effect on the date hereof) shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party. Parent and Merger Sub hereby agree that the Charter and Bylaws shall contain provisions for indemnification, advancement of expenses and exculpation of directors no less favorable to the Indemnified Parties (and employees and agents of the Company and the Heelys Subsidiaries to the fullest extent indemnification and advancement of expenses are afforded to such persons under the Company’s or any Heelys Subsidiary’s certificate of incorporation and bylaws or comparable governing documents) than such provisions as are presently contained in the certificate of incorporation and bylaws or comparable governing documents of the Company and the Heelys Subsidiaries. Without limiting any rights of any Indemnified Party pursuant to any indemnification agreement, from and after the Effective Time, in the event of any threatened or actual claim, action, suit, proceeding or investigation (a “Claim””), whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the Indemnified Party is or was a director (including in a capacity as a member of any board committee) or officer of the Company or any Heelys Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless, as and to the fullest extent permitted by Law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law upon receipt of any undertaking required by applicable Law), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual Claim.  Surviving Corporation’s obligations under this Section 6.12(b) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

(c)           Any Indemnified Party wishing to claim indemnification shall promptly notify Parent and Surviving Corporation upon learning of any Claim, but the failure to so notify shall not relieve Surviving Corporation of any liability it may have to such Indemnified Party, except to the extent such failure materially prejudices the Surviving Corporation. In the event of any such threatened or actual Claim (whether asserted or arising at or before or after the Effective Time), (A) Parent or Surviving Corporation shall have the right to assume the defense thereof, with counsel reasonably acceptable to the Indemnified Parties (which acceptance shall not be unreasonably withheld, delayed or conditioned), and Parent and Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or Surviving Corporation and the Indemnified Parties, or between the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or Surviving Corporation shall pay all documented fees and expenses of such counsel for the Indemnified Parties within twenty (20) Business Days after statements therefor are received; provided, however, that Parent and Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties (selected by a majority of the applicable Indemnified Parties) in any jurisdiction except to the extent that any two or more Indemnified Parties have a conflict of interest in such Claim, and (B) the Company and, after the Effective Time, Surviving Corporation shall (and Parent shall cause Surviving Corporation to) promptly pay expenses in advance of the final disposition of any such threatened or actual Claim to each Indemnified Party to the fullest extent permitted by applicable Law, subject to the receipt of an undertaking by such Indemnified Party to repay such expenses if it is ultimately determined that such Indemnified Party is not entitled to be indemnified; provided, however, that neither the Company nor Surviving Corporation shall be liable for any settlement effected without its prior written consent (which prior written consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that the Company and Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification by them of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d)           The provisions of this Section 6.12 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each present and former director and officer of the Company or any Heelys Subsidiary (in each case, when acting in such capacity) determined as of the Effective Time (the “Indemnified Parties”), each of whom is an intended third-party beneficiary of this Agreement.  The obligations of Parent and Merger Sub under this Section 6.12 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party to whom this Section 6.12 applies unless (i) such termination or modification is required by applicable Law or (ii) the affected Indemnified Party shall have consented in writing to such termination or modification.

6.13         Equity Contribution.  Immediately prior to the Effective Time, Parent shall contribute cash to Merger Sub which, together with the cash held by the Company at such time, will be sufficient to pay the aggregate Per Share Merger Consideration to the holders of Shares in accordance with Article IV.

6.14         Takeover Statutes.  If any takeover statute is or may become applicable to the Merger or the other transactions contemplated hereby, the Company Board shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and shall otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

6.15          Litigation.  The Company shall provide Parent with prompt notice of, and copies of all pleadings and correspondence relating to, any Action against the Company or any of its directors or officers by any holder of Shares arising out of or relating to this Agreement, the Merger or the other transactions contemplated hereby.  The Company shall give Parent the opportunity to participate in the defense, settlement, or compromise of any such Action, and no such settlement or compromise shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

6.16         Rights Agreement.  From the date hereof until the earlier of the Effective Time and the date this Agreement is terminated in accordance with its terms, the Company shall not, and shall cause its Subsidiary not to, enter into any stockholder rights agreement, rights plan, “poison pill” or other similar agreement, unless such plan or agreement exempts from its application the Merger and the other transactions contemplated hereby.

6.17         Evergreen Payment.  Within three Business Days after the date hereof, Parent shall pay to the Company the “Termination Fee” (as defined in the Evergreen Agreement) to be paid by the Company to Evergreen pursuant to Section 9.03 of the Evergreen  Agreement.

6.18         Severance Obligations.  For a period of one year immediately following the Closing, the Surviving Corporation shall satisfy the Company’s obligations under the Company’s severance policies as in effect on the date hereof.

ARTICLE VII

CONDITIONS

7.1           Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party hereto to effect the Merger is subject to the satisfaction or waiver (to the extent permitted by applicable Law) by such party at or prior to the Effective Time of each of the following conditions:

(a)           Stockholder Approval.  This Agreement and the Merger shall have been adopted by the Company Requisite Vote.

(b)           No Governmental Order.  No Governmental Order by any court of competent jurisdiction that restrains, enjoins or otherwise prohibits the consummation of the Merger shall have been entered and shall continue to be in effect.  No Law or Governmental Order shall have been enacted, issued, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger and shall continue to be in effect.

7.2           Conditions to Obligations of Parent and Merger Sub.  The obligation of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable Law) by Parent at or prior to the Effective Time of each of the following conditions:

(a)           Representations and Warranties.  As of the date of this Agreement and as of the Closing Date (in each case, except for any representation or warranty that is expressly made as of a specified date, in which case as of such specified date), (A) any representation or warranty of the Company contained in this Agreement that is qualified as to Material Adverse Effect shall be true and correct in all respects, (B) any representation or warranty of the Company contained in Section 5.1(a), Section 5.1(b) or Section 5.1(c) shall be true and correct in all respects, or (C) any other representation or warranty of the Company contained in this Agreement that is not qualified as to Material Adverse Effect shall be true and correct in all respects except where the failure of such representations and warranties referred to in this clause (C) to be true and correct, individually or in the aggregate with other such failures, has not had, and would not reasonably be expected to have, a Material Adverse Effect; provided, however, that for purposes of determining the accuracy of representations and warranties referred to in clause (C), all qualifications as to “materiality” contained in such representations and warranties shall be disregarded.

(b)           Obligations. The Company shall have performed in all material respects those obligations under this Agreement required to be performed prior to the Closing Date.

(c)           Evergreen Agreement.  The Company shall have entered into a Termination Agreement with Evergreen in form and substance reasonably satisfactory to Parent.

(d)           Certificate. The Company shall have delivered to Parent a certificate signed by an officer of the Company and certifying as to the satisfaction of the conditions described in paragraphs (a), (b) and (c) above.

7.3           Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is subject to the satisfaction or waiver (to the extent permitted by applicable Law) by the Company at or prior to the Effective Time of each of the following conditions:

(a)           Representations and Warranties.  As of the date of this Agreement and as of the Closing Date (in each case, except for any representation or warranty that is expressly made as of a specified date, in which case as of such specified date), (A) any representation or warranty of Parent and Merger Sub contained in this Agreement that is qualified as to Material Adverse Effect shall be true and correct in all respects, (B) any representation or warranty of the Parent and Merger Sub contained in Section 5.2(a) or Section 5.2(b) shall be true and correct in all respects, or (C) any other representation or warranty of Parent and Merger Sub contained in this Agreement that is not qualified as to Material Adverse Effect shall be true and correct in all respects except where the failure of such representations and warranties referred to in this clause (C) to be true and correct, individually or in the aggregate with other such failures, has not had, and would not reasonably be expected to have, a Material Adverse Effect; provided, however, that for purposes of determining the accuracy of representations and warranties referred to in clause (C), all qualifications as to “materiality” contained in such representations and warranties shall be disregarded.

(b)           Obligations. Each of Parent and Merger Sub shall have performed in all material respects those obligations under this Agreement required to be performed prior to the Closing Date.

(c)           Certificate. Parent shall have delivered to the Company a certificate signed by an officer of Parent and certifying as to the satisfaction of the conditions described in paragraphs (a) and (b) above.

ARTICLE VIII

TERMINATION

8.1           Termination.  This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

(a)           by mutual written consent of Parent, Merger Sub and the Company;

(b)           by either Parent or the Company, if the Closing shall not have occurred on or before March 15, 2012 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party hereto that has breached its obligations under this Agreement in any manner that shall have been the primary cause of the failure of the Closing to have occurred prior to the Outside Date;

(c)           by either Parent or the Company, if any Governmental Order permanently enjoining, restraining or otherwise prohibiting the making or the consummation of the Merger exists and such Governmental Order shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party hereto that has breached its obligations under this Agreement in any manner that shall have been the primary cause of the existence of such Governmental Order;

(d)           by Parent, (i) if the Company Board shall have effected a Change of Recommendation or if, following the public announcement of a Takeover Proposal or the commencement of a tender offer or exchange offer for the Shares, the Company Board shall have failed to publicly confirm the Company Recommendation (and, in the case of a tender offer or exchange offer, failed to publicly recommend that the holders of Shares reject such tender offer or exchange offer) upon Parent’s written request within ten (10) calendar days after the Company’s receipt of any such request (or, in the case of a tender offer or exchange offer, such commencement) (or, if the Outside Date is fewer than ten (10) calendar days after the Company’s receipt of such request from Parent or, in the case of a tender offer or exchange offer, such commencement, by the close of business on the Business Day immediately preceding the Outside Date), or (ii) if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or any such representation or warranty shall have become untrue or incorrect on any date subsequent to the date hereof, in any such case in a manner that will cause any condition set forth in Article VII not to be satisfied, and such breach or failure to be true or correct either is not curable or, if curable, has not been cured prior to the earlier of (x) the Outside Date and (y) the tenth (10th) calendar day after written notice thereof has been given by Parent or Merger Sub to the Company;

(e)           by the Company, if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement or any such representation, or warranty shall have become untrue or incorrect on any date subsequent to the date hereof, which breach or failure to perform has had, or would reasonably be expected to have, a material adverse effect on Parent and is not curable or, if curable, has not been cured prior to the earlier of (A) the Outside Date and (B) the tenth (10th) calendar day after written notice thereof has been given by the Company to Parent or Merger Sub; or

(f)            by the Company, in connection with the Company Board effecting a Change of Recommendation in response to a Superior Proposal and causing the Company to concurrently enter into a Heelys Acquisition Agreement providing for a Superior Proposal; provided that if the Company and the Company Board shall have complied in all material respects with the notice, negotiation and other requirements set forth in Section 6.3(c) with respect to such Superior Proposal.

Any party hereto desiring to terminate this Agreement pursuant to Sections 8.1(b) through 8.1(f) shall give written notice of such termination to the other parties hereto, and the date and time on which written notice of such termination is delivered shall be the “Termination Date.”

8.2           Effect of Termination and Abandonment; Termination Fee.

(a)           In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect, with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, that (i) no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any willful and intentional breach of this Agreement or as a result of fraud, criminal activity or willful misconduct, and (ii) the provisions set forth in this Section 8.2 and the second sentence of Section 9.1 shall survive the termination of this Agreement.  For purposes of this Agreement, “willful and intentional breach” means a material breach or failure to perform that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause a material breach of this Agreement.

(b)           (i)          In the event that this Agreement is terminated pursuant to Section 8.1(d)(i) or 8.1(f), then the Company shall pay to Parent, within two (2) Business Days following the date of such termination, a termination fee equal to $900,000 (the “Termination Fee”).

(ii)         In the event that (A) a Takeover Proposal shall have been made known to the Company Board or shall have been publicly announced, and (B) this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b), then the Company shall pay to Parent, within two (2) Business Days following the date of such termination, all reasonable and documented out-of-pocket expenses of Parent and Merger Sub incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby, not to exceed $450,000 (the “Expense Reimbursement”), and (C) if, within one (1) year following such termination, the Company consummates a Subsequent Transaction, the Company shall pay to Parent, no later than two (2) Business Days following the date of such consummation, the Termination Fee, minus the Expense Reimbursement paid.

(iii)        As used in this Agreement, “Subsequent Transaction” means a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company, or any acquisition by any Person, which results in any Person becoming the beneficial owner of fifty percent (50%) or more of the total voting power of the equity securities of the Company or fifty percent (50%) or more of the total assets of the Company, in each case other than the Merger and the other transactions contemplated hereby.  In any situation where this Agreement has been terminated pursuant to Section 8.1(d)(i) or 8.1(f) or the Company is required to pay the Termination Fee pursuant to this Section 8.2(b), Parent’s right to receive the Expense Reimbursement and/or the Termination Fee, as the case may be, shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Representatives for any and all losses and damages suffered in connection with this Agreement, the Merger or the other transactions contemplated hereby or as a result of the failure of such transactions to be consummated.  The agreements contained in this Section 8.2(b) are an integral part of the transactions contemplated by this Agreement and without these agreements none of the Company, Parent or Merger Sub would enter into this Agreement.  Payment of the Expense Reimbursement and/or the Termination Fee, as the case may be, shall be made by wire transfer of immediately available funds if Parent shall have furnished to the Company appropriate wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check.  In no event shall the Company be required to pay the Expense Reimbursement or the Termination Fee more than once.

(c)           If the Company fails to pay when due any amount payable under Section 8.2(b), then (i) the Company shall reimburse Parent for all reasonable and documented costs and expenses (including fees and disbursements of outside legal counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.2, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent) at a rate per annum equal to the “prime rate” (as announced by JPMorgan Chase Bank, N.A. or any successor thereto) in effect on the date such amount was originally required to be paid.

ARTICLE IX

MISCELLANEOUS AND GENERAL

9.1           Survival.  Article IV, this Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.12 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger.  This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 8.2 (Effect of Termination and Abandonment; Termination Fee) and the Confidentiality Agreement shall survive the termination of this Agreement.  None of the other representations, warranties, covenants or agreements in this Agreement shall survive the consummation of the Merger or the termination of this Agreement.

9.2           Amendment; Extension; Waiver.  Subject to applicable Law, this Agreement may be amended by the parties hereto at any time prior to the Effective Time by an instrument in writing signed by each party hereto.  At any time prior to the Effective Time, each of Parent and Merger Sub, on the one hand and the Company, on the other hand, may (but shall not be under any obligation to) (a) extend the time for the performance of any of the obligations or other acts of the other, (b) to the extent permitted by applicable Law, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) to the extent permitted by applicable Law, waive compliance with any of the agreements of the other or any of the conditions for its benefit contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.  The failure of any party hereto to assert any of its rights hereunder or under applicable Law shall not constitute a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise by any party hereto of any of its rights hereunder shall preclude any other or further exercise of such rights or any other rights hereunder or under applicable Law.

9.3           Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other means of electronic transmission (such as via portable document format (.pdf)) shall be as effective as delivery of a manually executed counterpart.

9.4           GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

(a)           THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.  The parties hereto hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery shall lack subject matter jurisdiction, the Federal courts of the United States of America located in the County of New Castle, Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in such courts.  The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.5 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(b)           EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4.

(c)           The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof (and, more specifically, that irreparable damage would likewise occur if the Merger or any of the other transactions contemplated hereby were not consummated and the Company’s stockholders did not receive the aggregate consideration payable to them in accordance with the terms and subject to the conditions of this Agreement), and, accordingly, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the obligation of the parties hereto to consummate the Merger and the other transactions contemplated hereby and the obligation of Parent and Merger Sub to pay, and the Company’s stockholders’ right to receive, the aggregate consideration payable to them pursuant to the Merger and the other transactions contemplated hereby, in each case in accordance with the terms and subject to the conditions of this Agreement) in the Court of Chancery of the State of Delaware or, if said Court of Chancery shall lack subject matter jurisdiction, any Federal court of the United States of America located in the County of New Castle, Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.  In the event that any action is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law.  Each party hereto further agrees that no other party hereto or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.4(c), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

9.5           Notices.  Any notice, request, instruction or other communication hereunder by any party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by electronic mail, facsimile or overnight courier (such as Federal Express) to the other parties hereto at the following addresses:

If to Parent or Merger Sub:

Sequential Brands Group, Inc.
17383 Sunset Blvd.
Building A Suite 310
Pacific Palisades, CA 90272
Email: bsweedler@tengramcapital.com
Fax:  (203) 454-6998
Attention:  William Sweedler

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Suite 3400
Los Angeles, California 90071
Email: van.durrer@skadden.com
Fax:  (213) 621-5200
Attention:  Van C. Durrer II

and

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
Seventh Floor
Wilmington, Delaware 19801
Email: bob.pincus@skadden.com
Fax:  (302) 434-3090
Attention:  Robert B. Pincus

If to the Company:

Heelys, Inc.
3200 Belmeade Drive, Suite 100
Carrollton, TX 75006
Facsimile: (214) 224-0131
E-mail: thansen@heelys.com; cstorey@heelys.com
Attention:   Thomas C. Hansen and Craig D. Storey

with a copy (which shall not constitute notice) to:

Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, TX 75201
Facsimile: (214) 999-4245
E-mail: rsarfatis@gardere.com
Attention: Robert Sarfatis

or to such other Persons or addresses as may be designated in writing by the party hereto to receive such notice as provided above.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

9.6           Entire Agreement.  This Agreement (including the Annexes), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto with respect to the subject matter hereof.  EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

9.7           Third-Party Beneficiaries.  Except as provided in Section 6.12, each party hereto hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer on any Person other than the parties hereto any rights or remedies hereunder, including the right to rely on the representations and warranties set forth herein.  Notwithstanding the immediately preceding sentence, following the Effective Time the provisions hereof shall be enforceable by stockholders of the Company to the extent necessary to receive the Per Share Merger Consideration to which each such stockholder is entitled pursuant to Article IV.

9.8           Severability.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9.9           Interpretation; Construction.

(a)           The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  For the convenience of the parties hereto, each of the terms set forth in the table following the table of contents is defined in the Section of this Agreement set forth opposite such term.  Where a reference in this Agreement is made to an Article, Section or Annex, such reference shall be to such Article or Section of, or Annex to, this Agreement unless otherwise indicated.  The Company Disclosure Letter and the Annexes identified in this Agreement are incorporated into this Agreement by reference and made a part hereof.  The terms “include,” “includes” or “including” are not intended to be limiting and shall be deemed to be followed by the words “without limitation” or words of like import.  The use of the masculine, feminine or neuter gender, or the singular or plural form of words used herein (including defined terms) shall not limit any provision of this Agreement.  Reference herein to a particular Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable Contract.  Reference to a particular Contract (including this Agreement), document or instrument means such Contract, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof.  Any reference to a particular Law means such Law as amended, modified or supplemented (including all rules and regulations promulgated thereunder) and, unless otherwise provided, as in effect from time to time.  The terms “cash”, “dollars” and “$” mean United States Dollars.  The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Annex to, this Agreement.  The Company shall be deemed to have “made available” a document or item of information to Parent only if such document or item was actually delivered by the Company to Parent or its legal counsel or publicly filed in unredacted form with the SEC prior to the execution and delivery of this Agreement or was, prior to the execution and delivery of this Agreement, posted in the electronic data room organized by the Company in connection with the due diligence investigation conducted by Parent.

(b)           The parties hereto have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

(c)           No reference to or disclosure of any item or other matter in the Company Disclosure Letter shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement.  Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any Contract, Law or Governmental Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred.

9.10           Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Delaware Subsidiary of Parent, in which case all references herein to Merger Sub shall be deemed to be to such other Subsidiary; provided, further, that any such designation shall not impede or delay the commencement or consummation of the Merger or the other transactions contemplated hereby.  Subject to the preceding sentence, this Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.  Any purported assignment in violation of this Agreement is void.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

HEELYS, INC.

By	/s/ Thomas C. Hansen
Name: Thomas C. Hansen
Title: President and Chief Executive Officer

SEQUENTIAL BRANDS GROUP, INC.

By	/s/ Yehuda Shmidman
Name: Yehuda Shmidman
Title: Chief Executive Officer

WHEELS MERGER SUB INC.

By	/s/ William Sweedler
Name: William Sweedler
Title: Authorized Signatory

Annex B

December 6, 2012

Board of Directors
Heelys, Inc.
3200 Belmeade Drive, #100
Carrollton, TX 75006

Member of the Board of Directors:

Roth Capital Partners, LLC (“Roth”) understands that Sequential Brands Group, Inc., a Delaware corporation (the “Parent”), Wheels Merger Sub, Inc., a Delaware corporation and a wholly-owned direct or indirect subsidiary of Parent (“Merger Sub”), and Heelys, Inc., a Delaware corporation (the “Company”), intend to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), each outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) will be converted into the right to receive $2.25 per share (the “Per Share Merger Consideration”) and Merger Sub will cease to exist and the Company will continue as a wholly-owned subsidiary of Parent.  The terms and conditions of the Merger are fully set forth in the Merger Agreement.

You have asked us to render our opinion with respect to the fairness, from a financial point of view, to the holders of Company Common Stock of the Per Share Merger Consideration.

For purposes of the opinion set forth herein, we have, among other things, reviewed a draft of the Merger Agreement received by us on December 5, 2012 and drafts of certain related documents, and also:

(i)	reviewed certain publicly available business and financial information of the Company that we believe to be relevant to our inquiry;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning the Company;

(iii)	reviewed certain financial forecasts relating to the Company prepared by the management of the Company (the “Company Forecasts”);

(iv)	discussed the past and current operations, financial condition and prospects of the Company with management of the Company;

(v)	reviewed the reported prices and trading activity for Company Common Stock;

(vi)	compared the financial performance of the Company, and the prices and trading activity of Company Common Stock with that of certain publicly traded companies we deemed relevant;

(vii)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

roth capital partners, llc
888 SAN CLEMENTE DRIVE, NEWPORT BEACH, CA 92660 |  800.678.9147  |  www.roth.com   |  Member SIPC/FINRA

Heelys, Inc.
December 6, 2012

(viii)	participated in discussions and negotiations among representatives of the Company and Parent and their respective advisors;

(ix)	considered the results of efforts to solicit indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company; and

(x)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have also considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which we deemed relevant.

In conducting our review and arriving at our opinion, with your consent, we have not independently verified any of the foregoing information and we have assumed and relied upon such information being accurate and complete in all material respects, and we have further relied upon the assurances of management of the Company that they are not aware of any facts that would make any of the information reviewed by us inaccurate, incomplete or misleading in any material respect.  With respect to the Company Forecasts, we have assumed, at the direction of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We have not been engaged to assess the achievability of any projections or the assumptions on which they were based, and we express no view as to such projections or assumptions.  In addition, we have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any ongoing litigation and administrative investigations, of the Company, nor have we been furnished with any such valuation or appraisal.  In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company.

We also have assumed, with your consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and in compliance with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and all other applicable federal, state and local statutes, rules, regulations and ordinances, that  the representations and warranties of each party in the Merger Agreement are true and correct, that each party will perform on a timely basis all covenants and agreements required to be performed by it under such agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof.  We have further assumed that the Merger Agreement when signed will conform to the draft Merger Agreement provided to us on December 5, 2012 in all respects material to our analysis, and that the Merger will be consummated in all material respects as described in the draft Merger Agreement provided to us.  We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement will be obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition will be imposed or waivers made that would have an adverse effect on the Company or on the contemplated benefits of the Merger.

Heelys, Inc.
December 6, 2012

Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock of the Per Share Merger Consideration, and our opinion does not in any manner address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection with the Merger or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Per Share Merger Consideration or otherwise.  Our opinion also does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company, the underlying business decision of the Company to proceed with the Merger, or the effects of any other transaction in which the Company might engage.  The issuance of this opinion was approved by an authorized internal committee.  Our opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated on, and the information made available to us on, the date hereof.  We express no opinion as to the prices or trading ranges at which the Company Common Stock will trade at any time.  Furthermore, we are not expressing any opinion as to the impact of the Merger on the solvency or viability of Parent or Merger Sub to pay their obligations when they become due  It should be understood that, although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.  We also became entitled to receive a fee upon the rendering of our opinion and have received a fee related to the issuance of a previous opinion.  The Company has agreed to indemnify us for certain liabilities and other items arising out our engagement.

Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We and our affiliates are currently providing and may in the future provide investment banking and other financial services to the Company for which we and our affiliates have received and would expect to receive compensation.  We are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, Company Common Stock, and, accordingly, may at any time hold a long or a short position in Company Common Stock.

It is understood that this opinion is solely for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in connection with the evaluation of the Merger and may not be relied upon by any other person (including, without limitation, the holders of Company Common Stock) or used for any other purpose without our prior written consent.  This opinion should not be construed as creating any fiduciary duty on Roth’s part to any party.  This opinion is not intended to be, and does not constitute, a recommendation to the Company’s Board of Directors, any holder of Company Common Stock or any other person as to how to act or vote with respect to any matter relating to the merger.  This opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to Roth or any of its affiliates be made without our prior written consent except that this letter may be reproduced in its entirety, if required, in a proxy statement or other form filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, provided that this letter is reproduced in such filing in full and that any description of or reference to us or summary of this letter in such filing will be in a form reasonably acceptable to us and our counsel.  In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Heelys, Inc.
December 6, 2012

On the basis of and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that the Per Share Merger Consideration is fair to the holders of Company Common Stock, from a financial point of view.

Very truly yours,

/s/ Roth Capital Partners, LLC

Roth Capital Partners, LLC

Annex C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a)           Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)           Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)            Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)            Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.            Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.            Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.            Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.            Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)           In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)           Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)           Appraisal rights shall be perfected as follows:

(1)           If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)           If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)           Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)           Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)           At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)           After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)           The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)           The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)           From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)           The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF STOCKHOLDERS OF

HEELYS, INC.

[_____________, ______________ ____], 2013
10:00 a.m. Central Daylight Saving Time
Offices of Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000, Dallas, Texas 75201

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEELYS, INC. (THE “COMPANY”) FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [_____________ _____], 2013 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints Gary L. Martin and Thomas C. Hansen as proxies (the “Named Proxies”), each with the power to act alone and to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the other side of this proxy card, all shares of common stock of Heelys, Inc. (the “Company” ) held of record by the undersigned on [ _____________ ___ ], 2012, at the Special Meeting of Stockholders to be held on [_____________ ___], 2013, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as designated on the other side.  If no choice is specified, this proxy will be voted “FOR” each of the following:

1.	the proposal to adopt the Agreement and Plan of Merger attached as Annex A to the enclosed proxy statement and approve the merger thereunder (the “Merger”);

2.	a non-binding, advisory proposal to approve certain executive compensation payable as a result of the Merger, as disclosed in the enclosed proxy statement; and

3.
the grant of authority to the Board of Directors of the Company (the “Board” ) to adjourn the meeting, even if a quorum is present, if necessary or appropriate in the sole discretion of the Board, including to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Merger.

Also, by signing this proxy, you revoke all prior proxies and authorize the above Named Proxies to vote in their discretion upon such other business as may properly come before the meeting.  The Company anticipates that no other business will be conducted at the meeting. The undersigned hereby acknowledges receipt of the proxy statement and notice for the Special Meeting of Stockholders to be held [____________ ____], 2013.

See reverse for voting instructions.

Please detach here

THE BOARD OF DIRECTORS OF HEELYS, INC. (THE “COMPANY”) RECOMMENDS

A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

1.	The proposal to adopt the Agreement and Plan of Merger attached as Annex A to the enclosed proxy statement and approve the merger thereunder (the “Merger”):	☐ For	☐ Against	☐ Abstain

2.	A non-binding, advisory proposal to approve certain executive compensation payable as a result of the Merger, as disclosed in the enclosed proxy statement:	☐ For	☐ Against	☐ Abstain

3.
The grant of authority to the Board of Directors of the Company (the “Board”) to adjourn the meeting, even if a quorum is present, if necessary or appropriate in the sole discretion of the Board, including to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Merger:
		☐ For	☐ Against	☐ Abstain

4.	In their discretion, each of Gary L. Martin and Thomas C. Hansen is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) of Stockholder

Please sign exactly as your name(s) appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.